UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six-months period ended June 30, 2024 and 2023 and the three-months period from April 01 to June 30, 2024 and 2023

CONDENSED CONSOLIDATED INTERIM STATEMENT OF FINANCIAL POSITION

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

As of June 30, 2024 and December 31, 2023

(Stated in millions of Colombian pesos)

	Note	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	4	31,465,176	39,799,609
Financial assets investments	5.1	30,573,634	25,674,195
Derivative financial instruments	5.2	3,444,239	6,252,270
Financial assets investments and derivative financial instruments		34,017,873	31,926,465
Loans and advances to customers		268,108,682	253,951,647
Allowance for loans, advances and lease losses		(16,680,835)	(16,223,103)
Loans and advances to customers, net	6	251,427,847	237,728,544
Assets held for sale and inventories, net		993,902	906,753
Investment in associates and joint ventures		2,850,311	2,997,603
Investment properties	8	5,423,018	4,709,911
Premises and equipment, net	9	6,048,006	6,522,534
Right-of-use assets, lease		1,668,641	1,634,045
Goodwill and intangible assets, net	7	9,191,298	8,489,697
Deferred tax, net	10	796,955	685,612
Other assets, net		8,316,045	7,528,036
TOTAL ASSETS		352,199,072	342,928,809
LIABILITIES AND EQUITY
LIABILITIES
Deposits by customers	11	257,869,276	247,941,180
Interbank deposits and repurchase agreements and other similar secured borrowing		1,105,983	1,076,436
Derivative financial instruments	5.2	3,680,218	6,710,364
Borrowings from other financial institutions	12	12,938,759	15,648,606
Debt instruments in issue	13	16,107,674	14,663,576
Lease liabilities		1,817,740	1,773,610
Preferred shares		555,152	584,204
Current tax		695,645	164,339
Deferred tax, net	10	2,128,321	1,785,230
Employee benefit plans		895,682	882,954
Other liabilities	14	14,199,672	12,648,581
TOTAL LIABILITIES		311,994,122	303,879,080
EQUITY
Share capital		480,914	480,914
Additional paid-in-capital		4,857,454	4,857,454
Appropriated reserves	16	22,632,835	20,044,769
Retained earnings		2,675,951	2,515,278
Net income attributable to equity holders of the Parent Company		3,103,246	6,116,936
Accumulated other comprehensive income, net of tax		5,469,515	4,074,161
SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO THE OWNERS OF THE PARENT COMPANY		39,219,915	38,089,512
Non-controlling interest		985,035	960,217
TOTAL EQUITY		40,204,950	39,049,729
TOTAL LIABILITIES AND EQUITY		352,199,072	342,928,809

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF INCOME

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the six-months period ended June 30, 2024 and 2023 and the three-months period from April 01 to June 30, 2024 and 2023

(Stated in millions of Colombian pesos, except earning per share stated in units of pesos)

		Accumulated		Quarterly
	Note	2024	2023	2024	2023
Interest on loans and financial leases
Commercial		8,358,202	8,595,698	4,160,195	4,392,859
Consumer		4,340,212	5,175,769	2,188,049	2,583,004
Mortgage		2,032,457	2,112,444	1,019,405	996,325
Financial leases		1,872,129	1,899,985	917,304	971,439
Small business loans		104,983	87,351	51,279	41,868
Total interest income on loans and financial leases		16,707,983	17,871,247	8,336,232	8,985,495
Interest on debt instruments using the effective interest method	17.1	497,912	503,397	240,138	253,026
Total Interest on financial instruments using the effective interest method		17,205,895	18,374,644	8,576,370	9,238,521
Interest income on overnight and market funds		126,418	103,627	64,595	48,436
Interest and valuation on financial instruments	17.1	708,556	(20,467)	302,510	(212,274)
Total interest and valuation on financial instruments		18,040,869	18,457,804	8,943,475	9,074,683
Interest expenses	17.2	(7,695,965)	(8,166,276)	(3,756,886)	(4,141,013)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments		10,344,904	10,291,528	5,186,589	4,933,670
Credit impairment charges on loans, advances and financial leases, net	6	(2,957,924)	(4,102,779)	(1,623,061)	(2,058,130)
Credit recovery (impairment) for other financial instruments, net		24,161	(25,065)	4,278	(24,070)
Total credit impairment charges, net		(2,933,763)	(4,127,844)	(1,618,783)	(2,082,200)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments and other financial instruments		7,411,141	6,163,684	3,567,806	2,851,470
Commissions income	17.3	3,699,938	3,451,440	1,948,046	1,767,456
Commissions expenses	17.3	(1,669,168)	(1,451,846)	(918,235)	(769,458)
Total commissions, net		2,030,770	1,999,594	1,029,811	997,998
Other operating income	17.4	1,370,413	2,109,605	741,084	1,119,725
Dividends and net income on equity investments	17.5	(140,768)	228,906	(225,575)	112,270
Total operating income, net		10,671,556	10,501,789	5,113,126	5,081,463
Operating expenses
Salaries and employee benefits	18.1	(2,683,347)	(2,676,774)	(1,348,396)	(1,353,981)
Other administrative and general expenses	18.2	(2,437,740)	(2,339,859)	(1,259,988)	(1,198,981)
Taxes other than income tax	18.2	(780,826)	(694,729)	(389,932)	(346,834)
Impairment, depreciation and amortization	18.3	(564,675)	(531,273)	(289,733)	(271,177)
Total operating expenses		(6,466,588)	(6,242,635)	(3,288,049)	(3,170,973)
Profit before income tax		4,204,968	4,259,154	1,825,077	1,910,490
Income tax	10	(1,058,203)	(1,012,699)	(363,323)	(426,328)
Net income		3,146,765	3,246,455	1,461,754	1,484,162
Net income attributable to equity holders of the Parent Company		3,103,246	3,177,268	1,439,774	1,460,491
Non-controlling interest		43,519	69,187	21,980	23,671
Basic and Diluted earnings per share to common shareholders, stated in units of Colombian pesos	19	3,256	3,333	1,511	1,533

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF COMPREHENSIVE INCOME

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the six-months period ended June 30, 2024 and 2023 and the three-months period from April 01 to June 30, 2024 and 2023

(Stated in millions of Colombian pesos)

		Accumulated		Quarterly
	Note	2024 2023		2024 2023
Net income		3,146,765	3,246,455	1,461,754	1,484,162
Other comprehensive income that will not be reclassified to net income
Remeasurement income/(loss) related to defined benefit liability		15,028	(22,504)	15,028	(22,433)
Income tax	10.4	(5,386)	8,554	(5,393)	8,448
Net of tax amount		9,642	(13,950)	9,635	(13,985)
Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)
Unrealized gain		13,102	10,467	6,642	1,362
Income tax	10.4	5,394	(2,976)	5,935	(2,352)
Net of tax amount		18,496	7,491	12,577	(990)
Total other comprehensive income that will not be reclassified to net income, net of tax		28,138	(6,459)	22,212	(14,975)
Other comprehensive income that may be reclassified to net income
Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)
Loss on investments recycled to profit or loss upon disposal		(7,233)	(1,401)	(1,425)	(288)
Unrealized (loss)/ gain		(10,037)	86,233	(10,753)	24,053
Recovery of investments		2,297	2,804	3,425	3,258
Income tax	10.4	10,843	(15,675)	8,651	(6,884)
Net of tax amount		(4,130)	71,961	(102)	20,139
Foreign currency translation adjustments:
Exchange differences arising on translating the foreign operations		1,669,069	(3,196,672)	1,572,026	(2,390,144)
(Loss)/Gain on net investment hedge in foreign operations		(452,000)	1,303,197	(413,925)	965,110
Income tax	10.4	178,154	(503,882)	161,370	(373,160)
Net of tax amount(1)		1,395,223	(2,397,357)	1,319,471	(1,798,194)
Unrealized (loss)/gain on investments in associates and joint ventures using equity method		(6,247)	2,383	100	(512)
Income tax	10.4	890	(340)	(18)	48
Net of tax amount		(5,357)	2,043	82	(464)
Total other comprehensive income that may be reclassified to net income, net of tax		1,385,736	(2,323,353)	1,319,451	(1,778,519)
Other comprehensive income, attributable to the owners of the Parent Company, net of tax		1,413,874	(2,329,812)	1,341,663	(1,793,494)
Other comprehensive income, attributable to the Non-controlling interest		1,922	(3,413)	1,375	(2,164)
Total comprehensive income attributable to:		4,562,561	913,230	2,804,792	(311,496)
Equity holders of the Parent Company		4,517,120	847,456	2,781,437	(333,003)
Non-controlling interest		45,441	65,774	23,355	21,507
(1)	Compared to the same period of the previous year, there was a revaluation of the Colombian peso against the U.S. dollar by 14.70% on average.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the six-months period ended June 30, 2024 and 2023

(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

	Attributable to owners of Parent Company
				Accumulated other comprehensive income
						Debt						Attributable
	Share	Additional	Appropiated		Equity	instruments						to owners	Non-
	Capital	Paid in	Reserves	Translation	Securities	at fair value	Revaluation		Employee	Retained	Net	of Parent	Controlling	Total
		capital	(Note 16)	adjustment	through OCI	through OCI	of assets	Associates	Benefits	earnings	Income	Company	interest	equity
Balance as of January 1, 2024	480,914	4,857,454	20,044,769	3,974,379	193,906	(67,306)	2,137	11,520	(40,475)	2,515,278	6,116,936	38,089,512	960,217	39,049,729
Transfer to profit from previous years	-	-	-	-	-	-	-	-	-	6,116,936	(6,116,936)	-	-	-
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2023, at a rate of COP 3,536 per share.	-	-	-	-	-	-	-	-	-	(3,343,319)	-	(3,343,319)	-	(3,343,319)
Constitute reserves	-	-	2,588,066	-	-	-	-	-	-	(2,620,808)	-	(32,742)	-	(32,742)
Realization of retained earnings(1)	-	-	-	-	(18,520)	-	-	-	-	18,520	-	-	-	-
Others	-	-	-	-	-	-	-	-	-	(10,656)	-	(10,656)	-	(10,656)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	(20,623)	(20,623)
Net Income	-	-	-	-	-	-	-	-	-	-	3,103,246	3,103,246	43,519	3,146,765
Other comprehensive income	-	-	-	1,395,223	18,496	(4,130)	-	(5,357)	9,642	-	-	1,413,874	1,922	1,415,796
Balance as of June 30, 2024	480,914	4,857,454	22,632,835	5,369,602	193,882	(71,436)	2,137	6,163	(30,833)	2,675,951	3,103,246	39,219,915	985,035	40,204,950
(1)	Mainly corresponds to partial payments of asset-backed securities investments.

The accompanying notes form an integral part of these  Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the six-months period ended June 30, 2024 and 2023

(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

	Attributable to owners of Parent Company
				Accumulated other comprehensive income
						Debt						Attributable
	Share	Additional	Appropiated		Equity	instruments						to owners	Non-
	Capital	Paid in	Reserves	Translation	Securities	at fair value	Revaluation		Employee	Retained	Net	of Parent	Controlling	Total
		capital	(Note 16)	adjustment	through OCI	through OCI	of assets	Associates	Benefits	earnings	Income	Company	interest	equity
Balance as of January 1, 2023	480,914	4,857,454	15,930,665	7,762,214	152,028	(160,570)	2,137	11,522	(9,115)	3,278,164	6,783,490	39,088,903	908,648	39,997,551
Transfer to profit from previous years	-	-	-	-	-	-	-	-	-	6,783,490	(6,783,490)	-	-	-
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2022, at a rate of COP 3,536 per share.	-	-	-	-	-	-	-	-	-	(3,343,319)	-	(3,343,319)	-	(3,343,319constitute)
Constitute reserves	-	-	4,133,985	-	-	-	-	-	-	(4,166,704)	-	(32,719)	-	(32,719)
Realization of retained earnings(1)	-	-	-	-	3,942	-	-	-	-	(3,942)	-	-	-	-
Others	-	-	-	-	-	-	-	-	-	(17,682)	-	(17,682)	-	(17,682)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	(18,930)	(18,930)
Net Income	-	-	-	-	-	-	-	-	-	-	3,177,268	3,177,268	69,187	3,246,455
Other comprehensive income	-	-	-	(2,397,357)	7,491	71,961	-	2,043	(13,950)	-	-	(2,329,812)	(3,413)	(2,333,225)
Balance as of June 30, 2023	480,914	4,857,454	20,064,650	5,364,857	163,461	(88,609)	2,137	13,565	(23,065)	2,530,007	3,177,268	36,542,639	955,492	37,498,131
(1)	Mainly corresponds to partial payments of asset-backed securities investments.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CASH FLOW

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the six-months period ended June 30, 2024 and 2023

(Stated in millions of Colombian pesos)

	NOTE	2024	2023
Net income		3,146,765	3,246,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18.3	527,980	510,333
Other assets impairment	18.3	36,695	20,940
Impairment of investments in joint ventures(1)	17.5	313,284	-
Equity method	17.5	(133,312)	(129,052)
Credit impairment charges on loans and advances and financial leases	6	2,957,924	4,102,779
(Recovery) / Credit impairment charges on off balance sheet credit and other financial instruments		(24,161)	25,065
Gain on sales of assets	17.4	(32,995)	(91,060)
Valuation gain on investment securities		(1,072,829)	(689,061)
Valuation gain on derivative financial instruments		(49,950)	(137,089)
Income tax	10.3	1,058,203	1,012,699
Bonuses and short-term benefits		307,329	437,436
Dividends	17.5	(33,867)	(56,192)
Investment property valuation	17.4	(51,820)	(122,485)
Effect of exchange rate changes		(324,376)	(378,817)
Other non-cash items		6,381	179,676
Net interest		(9,012,018)	(9,704,972)
Change in operating assets and liabilities:
Increase in derivative financial instruments		(173,448)	(245,626)
Increase in accounts receivable		(713,495)	(644,745)
Increase in loans and advances to customers		(10,894,506)	(6,193,836)
Decrease / (Increase) in other assets		94,243	(389,805)
Increase / (Decrease) in accounts payable		1,036,694	(1,512,959)
(Decrease) / Increase in other liabilities		(1,224,377)	56,958
Increase in deposits by customers		2,647,082	4,628,222
Decrease in estimated liabilities and provisions		(10,623)	(70,520)
Net changes in investment securities recognized at fair value through profit or loss		(3,708,823)	(163,541)
Proceeds from sales of assets held for sale and inventories		686,667	392,503
Recovery of charged-off loans	6	394,114	293,417
Income tax paid		(901,953)	(1,732,359)
Dividend received		58,864	67,898
Interest received		16,680,884	17,275,790
Interest paid		(7,671,462)	(7,554,719)
Net cash (used) / Provided by operating activities		(6,080,906)	2,433,333
Cash flows provided / (used) from investment activities:
Purchases of debt instruments at amortized cost		(2,088,432)	(1,483,327)
Proceeds from maturities of debt instruments at amortized cost		1,965,976	1,783,046
Purchases of debt instruments at fair value through OCI		(406,338)	(7,716,114)
Proceeds from debt instruments at fair value through OCI		1,626,198	7,869,322
Purchases of equity instruments at fair value through OCI and interests in associates and joint ventures		(94,886)	(14,653)
Proceeds from equity instruments at fair value through OCI and interests in associates and joint ventures		26,088	3,881
Purchases of premises and equipment and investment properties		(778,481)	(1,394,752)
Proceeds from sales of premises and equipment and investment properties		204,788	82,860
Purchase of other long-term assets		(112,652)	(119,161)
Net cash provided / (used) in investing activities		342,261	(988,898)
Cash flows used from financing activities:
Decrease in repurchase agreements and other similar secured borrowing		110,501	342,104
Proceeds from borrowings from other financial institutions(2)		3,485,766	6,001,093
Repayment of borrowings from other financial institutions(2)		(7,227,459)	(5,616,374)
Payment of lease liability		(82,859)	(89,390)
Placement of debt instruments in issue(3)		1,207,635	898,931
Payment of debt instruments in issue(3)		(687,442)	(957,711)
Dividends paid		(1,699,610)	(1,598,935)
Transactions with non-controlling interests		(20,623)	(18,930)

	NOTE	2024	2023
Net cash used in financing activities(4)		(4,914,091)	(1,039,212)
Effect of exchange rate changes on cash and cash equivalents		2,318,303	(3,356,431)
(Decrease) / Increase in cash and cash equivalents		(10,652,736)	405,223
Cash and cash equivalents at beginning of year	4	39,799,609	31,645,291
Cash and cash equivalents at end of year	4	31,465,176	28,694,083

(1)	For further information see Note 17.5. Dividends and net income on equity investments.
(2)	For further information see Note 12. Borrowings from other financial institutions.
(3)	For further information see Note 13. Debt instruments in issue.
(4)	For further information about the reconciliation of the balances of liabilities from financing activities, see Note 21. Liabilities from financing activities.

As of June 30, 2024 and 2023, the Bank entered into non-cash operating and investing activities related to restructured loans and returned properties that were transferred to assets held for sale and inventories amounting to COP 771,978 and COP 532,154, respectively, mainly in Bancolombia S.A. Additionally, in June 2024, Bancolombia S.A. acquired of the P.A. Cedis Sodimac by COP 464,520, which was paid by decreasing loans to customers and increasing accounts payable. Which are not reflected in the Consolidated Statement Interim of Cash Flows.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

NOTE 1. REPORTING ENTITY

Bancolombia S.A., hereinafter the Parent Company, is a credit establishment, listed on the Colombia Stock Exchange (BVC) as well as on the New York Stock Exchange (NYSE), since 1981 and 1995, respectively. The Parent Company's main location is in Medellin (Colombia), main address Carrera 48 # 26-85, Avenida Los Industriales, and was originally constituted under the name Banco Industrial Colombiano (BIC) according to public deed number 388, date January 24, 1945, from the First Notary's Office of Medellin, authorized by the Superintendence of Finance of Colombia (“SFC”). On April 3, 1998, by means of public deed No. 633, BIC merged with Bank of Colombia S.A., and the resulting organization of that merger was named Bancolombia S.A.

The operating license was authorized definitively by the SFC according to Resolution number 3140 on September 24, 1993. The duration of the company was extended until December 8, 2144. The company may be dissolved or extended before said term.

At the Extraordinary Shareholders' Meeting held on June 26, 2024, a bylaws amendment was approved, which is in the process of being formalized in a public deed and registered with the Chamber of Commerce.

Bancolombia S.A.’s business purpose is to carry out all operations, transactions, acts and services inherent to the banking business. The Parent Company may, by itself or through its subsidiaries, own interests in other corporations, wherever authorized by law, according to all terms and requirements, limits or conditions established therein.

The Parent Company and its subsidiaries include the following operating segments: Banking Colombia, Banking Panama, Banking El Salvador, Banking Guatemala, Trust, Investment banking, Brokerage, International Banking and Others. The activities carried out by each operating segment of Group Bancolombia are described in Note 3. Operating segments.

The Parent Company, through its subsidiaries, has banking operations and an international presence in United States, Puerto Rico, Panama, Guatemala, and El Salvador.

The assets and liabilities of operations in Barbados through Mercom Bank were transferred to other companies, leaving the balances of the credit portfolio and deposit portfolio at zero. As of June, 30, 2024, the company is in the process of dissolution and liquidation.

Operations in the Cayman Islands through Sinesa Cayman, Inc. (before Bancolombia Cayman) have been canceled or transferred. On November 22, 2023, the Cayman Islands Monetary Authority approved the delivery of the banking license in accordance with Section 20(1)(a) of the Banking and Trust Companies Act (2021 Revision) (the “BTCA”). Therefore, the banking license has been canceled as of that date. As it is no longer a banking entity, on June 20, 2024, the name was changed to SINESA Cayman, Inc., the company is currently in the process of dissolution and liquidation in the Cayman Islands Companies Registry.

The operations of Transportempo S.A.S. are in the process of dissolution and gradual dismantling since May 2023.

On December 14, 2021, the Parent Company´s Board of Directors authorized the legal separation of the Nequi business, the digital platform of Group Bancolombia. The Financial Superintendence of Colombia (Superintendencia Financiera de Colombia) through Resolution 0843 of July 6, 2022, later modified by the Resolution 0955 of July 27, 2022, authorized the establishment of Nequi S.A. Compañía de Financiamiento. The legal separation resulted in the creation and commercial registration of a new corporation through which Nequi will operate as a 100% digital credit establishment. Nequi must obtain an authorization certificate or operating permit, accredited by the Financial Superintendence of Colombia in order to operate. As of June, 30, 2024, activities for this process are in progress. In September 2022, the company Nequi S.A. was created with a capitalization of COP 150,000 distributed mainly in Banca de Inversión Bancolombia S.A. Corporación Financiera with a participation percentage of 94.99% and Inversiones CFNS S.A.S. of 5.01%.

As of June 30, 2024, Group Bancolombia has 33,887 employees, 34,658 banking correspondents, 6,101 ATMs and operates through 851 offices.

NOTE 2. MATERIAL ACCOUNTING POLICIES

A.	Basis for preparation of Condensed Consolidated Interim Financial Statements

The Condensed Consolidated Interim Financial Statements for the cumulative six months ended on June 30, 2024 have been prepared in accordance with International Accounting Standard 34: Interim Financial Reporting (“IAS 34”), issued by the International Accounting Standards Board (hereinafter, IASB). They do not include all the information and disclosures required for full annual financial statements and should be read in conjunction with the Bancolombia S.A. and its subsidiaries consolidated financial statements for the year ended on December 31, 2023 which complied with International Financial Reporting Standards (hereinafter, IFRS) issued by the IASB, as well as the interpretations issued by the International Financial Reporting Interpretations Committee (hereinafter, IFRS-IC). The Condensed Consolidated Interim Financial Statements as of June 30, 2024 and 2023 have not been audited.

Preparation of the Condensed Consolidated Interim Financial Statements under going concern basis

Management has assessed the Group’s ability to continue as a going concern and confirms that the Group Bancolombia has adequate liquidity and solvency to continue operating the business for the foreseeable future, which is at least, but is not limited to, 12 months from the end of the reporting period. Based on the Group's liquidity position at the date of authorization of the Condensed Consolidated Interim

Financial Statements, Management maintains a reasonable expectation that it has adequate liquidity and solvency to continue in operation for at least the next 12 months and that the going concern basis of accounting remains appropriate.

The Condensed Consolidated Interim Financial Statements were prepared on a going concern basis and do not include any adjustments to the reported carrying amounts and classification of assets, liabilities and expenses that might otherwise be required if the going concern basis were not correct.

In the Management opinion, these Condensed Consolidated Interim Financial Statements reflect all material adjustments considered necessary in the circumstances and based on the best information available as of June 30, 2024 and the date of their promulgation and issuance, for a fair representation of financial results for the interim periods presented.

The results of operations for the cumulative six months ended on June 30, 2024 and 2023 are not necessarily indicative of the results for the full year. The Group Bancolombia believes that the disclosures are sufficient to make the information presented not misleading or biased. For this reason, the Condensed Consolidated Interim Financial Statements include selected explanatory notes to explain events and transactions that are important to the financial statements users or represent significant materiality in understanding the changes in the Group’s financial position and performance since the last annual audited financial statements.

Assets and liabilities are measured at cost or amortized cost, except for some financial assets and liabilities and investment properties that are measured at fair value. Financial assets and liabilities measured at fair value comprise those classified as assets and liabilities at fair value through profit or loss, debt instruments and equity securities measured at fair value through other comprehensive income (“OCI”) and derivative instruments. Likewise, the carrying value of assets and liabilities recognized as a fair value hedge are adjusted for changes in fair value attributable to the hedged risk. Almost, investments in associates and joint ventures are measured using the equity method.

The Condensed Consolidated Interim Financial Statements are stated in Colombian pesos (“COP”) and figures are stated in millions or billions (when indicated), except earnings per share, diluted earnings per share, dividends per share and the exchange rate, which are stated in units of Colombian pesos, while other currencies (dollars, euro, pounds, etc.) are stated in thousands.

The Parent Company’s financial statements, which have been prepared in accordance with “Normas de Contabilidad e Información Financiera” (“NCIF”) applicable to separate financial statements, are those that serve as the basis for the regulatory compliance, distribution of dividends and other appropriations by the shareholders.

The separate financial statements are those presented by the Parent Company in which the entity recognizes and measures the impairment of credit risk through allowances for loans losses, the classification and measurement of certain financial instruments (such as debt securities and equity instruments) and the recognition of provisions for foreclosed assets, in accordance with the accounting required by the “Superintendencia Financiera de Colombia” (“SFC”), which differ in certain accounting principles from IFRS that are used in the Condensed Consolidated Interim Financial Statements.

B.	Use of estimates and judgments

The preparation of Condensed Consolidated Interim Financial Statements requires that the Group's Management makes judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses.

The estimates and underlying assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

For the period ended on June 30, 2024 there were no changes in the significant estimates and judgments made by Management in applying the Group's accounting, as compared to those applied in the Consolidated Financial Statements at the year ended on December 31, 2023.

C.	Material accounting policies and recently issued accounting pronouncements

The same accounting policies and methods of calculation applied in the Consolidated Financial Statements for the year ended on December 31, 2023 continue to be applied in these Condensed Consolidated Interim Financial Statements, except for the adoption of new standards, improvements and interpretations effective from January 1, 2024, as shown below:

Amendments to IAS 1 Presentation of Financial Statements: On January 23, 2020, the IASB issued amendments to IAS 1 to clarify the requirements for classifying liabilities as current or non-current. More specifically:

- The amendments specify that the conditions which exist at the end of the reporting period of an obligation are those which will be used to determine if a right to defer settlement of a liability exists.

- Management expectations about events after the balance sheet date, for example on whether a covenant will be breached, or whether early settlement will take place, are not relevant.

- The amendments clarify the situations that are considered settlement of a liability.

Additionally, on October 30, 2022, the IASB issued an amendment to IAS 1 to improve the disclosures an entity provides when its right to defer settlement of a liability for at least twelve months is subject to compliance with covenants, and how this impacts the classification of that liability as current or non-current.

The amendments to IAS 1 are required to be applied for annual periods beginning on or after January 1, 2024, which is consistent with the application period in Colombia, in accordance with Decreto 938 of August 2021, which includes the update of January 23, 2020. The amendments must be applied retrospectively, in accordance with IAS 8. Early application is permitted.

Management concluded that this amendment has no impact on the preparation of the Condensed Consolidated Interim Financial Statements, because the Group Bancolombia presents the  Condensed Consolidated Interim Statement of Financial Position ordered by liquidity, according to the business nature.

a)	Recently accounting pronouncements issued by IASB pending to incorporate in NCIF framework accepted in Colombia

Amendments to IFRS 16 Leases - Lease liability in a sale and leaseback: In September 2022, the Board amended IFRS 16 to add subsequent measurement requirements for sale and leaseback transactions that meet the requirements of IFRS 15 to be accounted as a sale. The amendments require a seller-lessee to subsequently measure lease liabilities arising from a subsequent lease such that it does not recognize any amount of gain or loss that relates to the right-of-use that it retains.

This amendment is effective for annual periods beginning on or after January 1, 2024, and early application is permitted.

This amendment has been assessed by Management with no evidence of an impact on the Group's Condensed Consolidated Interim Financial Statements and disclosures, due the new requirements are in line with what the Group Bancolombia has applied and disclosed.

Amendments to IFRS 9 Financial instruments and IFRS 7 Financial instruments: disclosures - Classification and measurement of financial instruments: In May 2024, the Board issued amendments to the classification and measurement requirements in IFRS 9. These amendments respond to feedback from post-implementation review of the accounting standard and clarify the requirements in areas where stakeholders have raised concerns, or where new issues have emerged since IFRS 9 was issued.

These amendments include:

-	Clarifying the classification of financial assets with environmental, social and corporate governance (ESG) and similar features: ESG-linked features in loans could affect whether the loans are measured at amortised cost or fair value. To resolve any potential diversity in practice, the amendments clarify how the contractual cash flows on such loans should be assessed.
-	Settlement of liabilities through electronic payment systems: The amendments clarify the date on which a financial asset or financial liability is derecognised. The IASB also decided to develop an accounting policy option to allow a company to derecognise a financial liability before it delivers cash on the settlement date if specified criteria are met.

With these amendments, the IASB has also introduced additional disclosure requirements to enhance transparency for investors regarding investments in equity instruments designated at fair value through other comprehensive income and financial instruments with contingent features, for example features tied to ESG-linked targets.

The amendments are effective for annual reporting periods beginning on or after January 1, 2024, and early application is permitted.

Management is assessing the impact that these amendments will have on the Group's  Condensed Consolidated Interim Financial Statements and disclosures.

New standard NIIF 18 Presentation and Disclosure in Financial Statements: In April 2024, the Board issued IFRS 18 to replace IAS 1 Presentation of Financial Statements. IFRS 18 introduces three sets of new requirements to improve the way companies report their financial performance and give investors a better basis for analyzing and comparing companies:

-	Improved comparability in the statement of income: IFRS 18 introduces three defined categories for income and expenses (operating, investing and financing) to improve the structure of the statement of income, and requires all companies to provide new defined subtotals, including operating profit.
-	Enhanced transparency of management-defined performance measures: The new standard requires companies to disclose explanations of those company-specific measures that are related to the statement of income, referred to as management-defined performance measures.
-	More useful grouping of information in the financial statements: IFRS 18 sets out enhanced guidance on how to organize information and whether to provide it in the primary financial statements or in the notes. In addition, the new standard requires companies to provide more transparency about operating expenses, helping investors to find and understand the information they need.

IFRS 18 is effective for annual reporting periods beginning on or after January 1, 2027, and early application is permitted.

Management is assessing the impact that these amendments will have on the Group's Condensed Consolidated Interim Financial Statements and disclosures.

NOTE 3. OPERATING SEGMENTS

Operating segments are defined as components of an entity about which separate financial information is available and that is evaluated regularly by the chief operating decision maker (CODM) in deciding how to allocate resources and assessing performance; the CODM is comprised of the Bank’s President (CEO) and Financial Vicepresident (CFO). The segment information has been prepared following the Bank’s accounting policies and has been presented consistently with the internal reports provided to the CODM.

The chief operating decision maker (CODM) uses a variety of information and key financial data on a segment basis to assess the performance and make decisions regarding the investment and allocation of resources, such as:

●	Net interest margin (Net margin on financial instruments divided by average interest-earning assets).
●	Return on average total assets (Net income divided by average total assets).
●	Return on average stockholders’ equity.
●	Efficiency ratio (Operating expenses as a percentage of interest, fees, services and other operating income).
●	Asset quality and loan coverage ratios.

The Bank has the following segments: Banking Colombia, Banking Panama, Banking El Salvador, Banking Guatemala, Trust, Investment Banking, Brokerage, International Banking and All other segments. The factors used to identify the Bank’s reportable segments are the nature of the products and services provided by the subsidiaries and the geographical locations where the subsidiaries are domiciled, in line with the CODM’s operating decisions related to the results of each segment.

The Bank’s operating segments are comprised as follows:

•Banking Colombia

This segment provides retail and corporate banking products and services to individuals, companies and national and local governments in Colombia. The Bank’s strategy in Colombia is to grow with these clients based on value added and long-term relationships. In order to offer specialized services to individuals to guarantee quality service and promote business growth and country development.

In order to offer specialized services to individuals, small and medium-sized enterprises (SMEs) and large companies, the individual sales force classifies its target customers as: Personal, Plus and Corporate. The Bank´s corporate and government sales force targets and specializes in companies with more than COP 100,000in revenue in twelve economic sectors: agribusiness, commerce, manufacturing of supplies and materials, consumer goods, financial services, health, education, construction, government, infrastructure, real estate, and natural resources.

As of June 30, 2024, Nequi is in process to obtain an authorization certificate or operating permit, accredited by the Financial Superintendence of Colombia in order to operate. For further information, see Note 1. Reporting Entity.

This segment is responsible for managing the Bank operations with its own portfolio, liquidity and distribution of treasury products and services to its customers in Colombia.

•Banking Panama

This segment provides retail and commercial banking products and services to individuals and companies in Panama and includes all the operations of Banistmo S.A. and its subsidiaries, which are managed and monitored by the CODM on a consolidated basis. Banking Panama also includes operations of the following operational stage subsidiaries: Banistmo Investment Corporation S.A., Leasing Banistmo S.A. y Valores Banistmo S.A.; and of the following non-operational subsidiaries: Banistmo Panamá Fondo de Inversión S.A., Banistmo Capital Markets Group Inc., Anavi Investment Corporation S.A., Desarrollo de Oriente S.A., Steens Enterprises S.A. and Ordway Holdings S.A.

This segment is also responsible for the management of Banistmo’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in Panama.

•Banking El Salvador

This segment provides retail and commercial banking products and services to individuals, companies and national and local governments in El Salvador through Banco Agrícola S.A. Banking El Salvador also includes operations of the following subsidiaries: Banagrícola S.A, Inversiones Financieras Banco Agrícola S.A. IFBA, Bagrícola Costa Rica S.A., Gestora de Fondos de Inversión Banagricola, S.A, Valores Banagrícola S.A. de C.V., Accelera S.A. de C.V. (before Credibac S.A. de C.V.) and Arrendadora Financiera S.A. Arfinsa.

This segment is also responsible for the management of Banco Agrícola’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in El Salvador.

•Banking Guatemala

This segment provides retail and commercial banking and insurance products and services to individuals, companies and national and local governments in Guatemala through Banco Agromercantil de Guatemala S.A., Banking Guatemala also includes operations of the following subsidiaries: Seguros Agromercantil S.A., Financiera Agromercantil S.A., Agrovalores S.A., Arrendadora Agromercantil S.A., Asistencia y Ajustes S.A., Serproba S.A., Servicios de Formalización S.A., Conserjería, Mantenimiento y Mensajería S.A.(company in liquidation), New Alma Enterprises LTD. On June 29, 2023, Agencia de Seguros y Fianzas Agromercantil S.A.S. was wound up. The assets and liabilities of operations in Barbados through Mercom Bank were transferred to other companies, leaving the balances of the credit portfolio and deposit portfolio at zero as of January 31, 2023. As of June 30, 2024, the company is in the process of dissolution and liquidation, for further information, see Note 1. Reporting Entity.

This segment is also responsible for the management of Banco Agromercantil’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in Guatemala.

•Trust

This segment provides trust and asset management services to clients in Colombia through Fiduciaria Bancolombia S.A. Sociedad Fiduciaria.

The main products offered by this segment include money market accounts, mutual and pension funds, private equity funds, payment trust, custody services and corporate trust.

•Investment banking

This segment provides corporate and project financial advisory services, underwriting, capital markets services and private equity management through Banca de Inversión Bancolombia S.A. Corporación Financiera. Its customers include private and publicly-held corporations as well as government institutions.

•Brokerage

This segment provides brokerage, investment advisory and private banking services to individuals and institutions through Valores Bancolombia S.A. Comisionista de Bolsa. It sells and distributes equities, futures, foreign currencies, fixed income securities, mutual funds and structured products.

This segments also includes the operations of Bancolombia Capital Holdings USA LLC, Bancolombia Capital LLC and Bancolombia Capital Advisers LLC, to provide broker-dealer and investment advisor services in the United States.

•International Banking

This segment provides a complete line of international banking services to Colombian and foreign customers through Bancolombia Panamá S.A. and Bancolombia Puerto Rico International, Inc. It offers loans to private sector companies, trade financing, leases financing and financing for industrial projects, as well as a complete portfolio of cash management products, such as checking accounts, international collections and payments. Through these subsidiaries, the Bank also offers investment opportunities in U.S. dollars, savings and checking accounts, time deposits, and investment funds to its high net worth clients and private banking customers.

Operations in the Cayman Islands through Sinesa Cayman, Inc. (before Bancolombia Cayman) have been canceled or transferred. On November 22, 2023, the Cayman Islands Monetary Authority approved the delivery of the banking license in accordance with Section 20(1)(a) of the Banking and Trust Companies Act (2021 Revision) (the “BTCA”). Therefore, the banking license has been canceled as of that date. As of June 30, 2024, the company is in the process of dissolution and liquidation. For further information, see Note 1. Reporting entity.

•All other segments

This segment provides financial and operating lease activities, including leasing services to clients in Colombia. Bancolombia offers these services mainly through the following Subsidiaries: Renting Colombia S.A.S. and Transportempo S.A.S. (company in liquidation). Additionally, through the FCP Fondo Inmobiliario Colombia, P.A. FAI CALLE 77, P.A. Nomad Salitre, P.A. Mercurio, P.A. Nomad Central, P.A. Calle 84 (2), P.A. Calle 84 (3) and since May 2024 the P.A. Cedis Sodimac the Bank provides real estate service.

This segment also includes results from the operations of investment vehicles of the Bank: Valores Simesa S.A., Negocios Digitales Colombia S.A.S., Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios S.A. Sinesa and the technology services company Wompi S.A.S. In addition, it includes Wenia LTD, a corporate vehicle for the creation and implementation of operating systems and software applications and it includes Wenia S.A.S. and Wenia P.A.

In accordance with IFRS 8, the figures reported in "all other segments" combine the information on operating segments that did not meet the quantitative thresholds defined by this same standard, i.e., the absolute individual amount of their reported results is, in absolute terms, less than 10 percent of the combined results of all segments and their assets represent less than 10 percent of the combined assets of all operating segments of the Bank.

Financial performance by operating segment:

The CODM reviews the performance of the Bank using the following financial information by operating segment:

Six months ended June 30, 2024
	Banking Colombia	Banking Panamá	Banking El Salvador	Banking Guatemala	Trust	InvestmentBanking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	14,181,605	1,303,962	869,760	911,749	45	2	18,024	615,687	140,035	18,040,869
Interest income on loans and financial leases	13,357,143	1,110,143	764,182	849,663	45	-	2,998	481,788	142,021	16,707,983
Total debt investments	692,757	143,634	104,520	59,626	-	2	13,324	67,149	-	1,081,012
Derivatives, net	(10,287)	1,312	746	-	-	-	(2,059)	-	(1,986)	(12,274)
Total liquidity operations, net	141,992	48,873	312	2,460	-	-	3,761	66,750	-	264,148
Interest expenses	(6,072,945)	(630,941)	(209,191)	(371,131)	(85)	-	(86)	(330,292)	(81,294)	(7,695,965)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	8,108,660	673,021	660,569	540,618	(40)	2	17,938	285,395	58,741	10,344,904
Total credit impairment charges, net	(2,377,416)	(194,406)	(130,399)	(189,405)	(682)	40	(4)	(5,728)	(35,763)	(2,933,763)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	5,731,244	478,615	530,170	351,213	(722)	42	17,934	279,667	22,978	7,411,141

(Expenses) Income from transactions the operating segments of the Bank	(64,899)	(20,301)	(14,716)	(35,511)	(27,161)	5,593	40,753	189,247	(73,005)	-
Commissions income(1)	2,731,031	275,091	234,132	99,279	214,445	40,624	64,236	25,766	15,334	3,699,938
Commissions expenses	(1,367,225)	(122,593)	(103,018)	(38,787)	(1,822)	(83)	(4,644)	(5,426)	(25,570)	(1,669,168)
Total commissions, net	1,363,806	152,498	131,114	60,492	212,623	40,541	59,592	20,340	(10,236)	2,030,770
Other operating income	303,552	25,301	23,702	53,070	5,127	925	1,987	5,522	951,227	1,370,413
Dividends and net income on equity investments(2)	(164,746)	6,761	4,400	1,497	14,495	(127,408)	3,096	14	121,123	(140,768)
Total operating income, net	7,168,957	642,874	674,670	430,761	204,362	(80,307)	123,362	494,790	1,012,087	10,671,556
Operating expenses(3)	(4,147,282)	(395,105)	(320,235)	(288,228)	(75,544)	(23,717)	(92,197)	(42,614)	(516,991)	(5,901,913)
Impairment, depreciation and amortization	(388,655)	(53,299)	(69,965)	(24,536)	(1,387)	(46)	(1,389)	(1,068)	(24,330)	(564,675)
Total operating expenses	(4,535,937)	(448,404)	(390,200)	(312,764)	(76,931)	(23,763)	(93,586)	(43,682)	(541,321)	(6,466,588)
Profit before income tax	2,633,020	194,470	284,470	117,997	127,431	(104,070)	29,776	451,108	470,766	4,204,968
(1)	For further information about income from contracts with customers, see Note 17.3. Commissions income, net.
(2)	For further information see Note 17.5. Dividends and net income on equity investments.
(3)	Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

Three months ended June 30, 2024
	Banking Colombia	Banking Panamá	Banking El Salvador	Banking Guatemala	Trust	InvestmentBanking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	6,974,007	654,101	442,483	474,719	24	1	9,145	319,880	69,115	8,943,475
Interest income on loans and financial leases	6,625,836	554,851	388,082	443,257	24	-	1,465	251,616	71,101	8,336,232
Total debt investments	326,345	74,369	53,693	30,618	-	1	5,960	33,979	-	524,965
Derivatives, net	(17,405)	536	475	-	-	-	(208)	-	(1,986)	(18,588)
Total liquidity operations, net	39,231	24,345	233	844	-	-	1,928	34,285	-	100,866
Interest expenses	(2,938,174)	(317,537)	(104,070)	(189,332)	(51)	-	(44)	(167,883)	(39,795)	(3,756,886)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	4,035,833	336,564	338,413	285,387	(27)	1	9,101	151,997	29,320	5,186,589
Total credit impairment charges, net	(1,314,422)	(132,548)	(63,769)	(89,964)	(242)	(781)	(11)	(4,307)	(12,739)	(1,618,783)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	2,721,411	204,016	274,644	195,423	(269)	(780)	9,090	147,690	16,581	3,567,806
(Expenses) Income from transactions the operating segments of the Bank	(33,091)	(11,150)	(6,126)	(18,311)	(14,908)	2,374	21,416	97,141	(37,345)	-
Commissions income(1)	1,428,322	153,735	120,487	50,419	105,645	32,484	37,091	11,623	8,240	1,948,046
Commissions expenses	(758,361)	(66,497)	(53,738)	(20,343)	(957)	(53)	(2,348)	(2,888)	(13,050)	(918,235)
Total commissions, net	669,961	87,238	66,749	30,076	104,688	32,431	34,743	8,735	(4,810)	1,029,811
Other operating income	211,961	13,989	11,946	17,288	2,927	546	946	2,967	478,514	741,084
Dividends and net income on equity investments(2)	(161,152)	269	2,949	1,490	6,461	(137,689)	1,773	7	60,317	(225,575)
Total operating income, net	3,409,090	294,362	350,162	225,966	98,899	(103,118)	67,968	256,540	513,257	5,113,126
Operating expenses(3)	(2,139,808)	(201,793)	(160,649)	(144,610)	(37,510)	(12,340)	(44,617)	(23,133)	(233,856)	(2,998,316)
Impairment, depreciation and amortization	(199,244)	(27,023)	(36,613)	(12,600)	(732)	(19)	(713)	(478)	(12,311)	(289,733)
Total operating expenses	(2,339,052)	(228,816)	(197,262)	(157,210)	(38,242)	(12,359)	(45,330)	(23,611)	(246,167)	(3,288,049)
Profit before income tax	1,070,038	65,546	152,900	68,756	60,657	(115,477)	22,638	232,929	267,090	1,825,077
(1)	For further information about income from contracts with customers, see Note 17.3. Commissions income, net.
(2)	For further information see Note 17.5. Dividends and net income on equity investments.
(3)	Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

Six months ended June 30, 2023
	Banking Colombia	Banking Panamá	Banking El Salvador	Banking Guatemala	Trust	InvestmentBanking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	14,316,497	1,496,620	915,137	1,023,001	17	5	23,074	563,931	119,522	18,457,804
Interest income on loans and financial leases	14,219,020	1,272,935	788,967	989,325	17	-	2,393	479,557	119,033	17,871,247
Total debt investments	334,445	160,271	115,703	30,026	-	5	17,501	41,834	488	700,273
Derivatives, net	(139,441)	1,255	10,032	-	-	-	(336)	-	-	(128,490)
Total liquidity operations, net	(97,527)	62,159	435	3,650	-	-	3,516	42,540	1	14,774
Interest expenses	(6,580,518)	(613,571)	(226,430)	(369,424)	(61)	(1)	(130)	(289,592)	(86,549)	(8,166,276)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	7,735,979	883,049	688,707	653,577	(44)	4	22,944	274,339	32,973	10,291,528
Total credit impairment charges, net	(3,694,885)	(111,821)	(88,743)	(217,172)	(857)	(131)	106	9,311	(23,652)	(4,127,844)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	4,041,094	771,228	599,964	436,405	(901)	(127)	23,050	283,650	9,321	6,163,684
(Expenses) Income from transactions the operating segments of the Bank	(96,997)	(9,498)	(8,713)	(39,127)	(6,227)	7,018	34,535	204,688	(85,679)	-
Commissions income(1)	2,539,523	257,529	240,972	120,925	177,606	24,153	53,503	23,467	13,762	3,451,440
Commissions expenses	(1,171,263)	(126,448)	(89,894)	(50,434)	(1,976)	(119)	(4,473)	(5,608)	(1,631)	(1,451,846)
Total commissions, net	1,368,260	131,081	151,078	70,491	175,630	24,034	49,030	17,859	12,131	1,999,594
Other operating income (expenses)	877,182	13,202	10,349	72,601	5,792	(416)	1,641	5,712	1,123,542	2,109,605
Dividends and net income on equity investments	49,020	9,865	(1,306)	1,931	15,157	2,570	310	8	151,351	228,906
Total operating income, net	6,238,559	915,878	751,372	542,301	189,451	33,079	108,566	511,917	1,210,666	10,501,789
Operating expenses(2)	(3,812,228)	(441,413)	(331,084)	(328,708)	(82,421)	(24,561)	(92,545)	(44,490)	(553,912)	(5,711,362)
Impairment, depreciation and amortization	(343,761)	(61,645)	(55,937)	(27,211)	(926)	(109)	(1,525)	(1,342)	(38,817)	(531,273)
Total operating expenses	(4,155,989)	(503,058)	(387,021)	(355,919)	(83,347)	(24,670)	(94,070)	(45,832)	(592,729)	(6,242,635)
Profit before income tax	2,082,570	412,820	364,351	186,382	106,104	8,409	14,496	466,085	617,937	4,259,154
(1)	For further information about income from contracts with customers, see Note 17.3. Commissions income, net.
(2)	Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

Three months ended June 30, 2023

	Banking Colombia	Banking Panamá	Banking El Salvador	Banking Guatemala	Trust	InvestmentBanking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	7,032,810	735,890	456,747	485,951	8	1	11,491	289,458	62,327	9,074,683
Interest income on loans and financial leases	7,177,826	627,266	392,104	481,206	8	-	1,140	243,657	62,288	8,985,495
Total debt investments	(31,736)	80,426	55,428	2,749	-	1	6,273	21,422	56	134,619
Derivatives, net	(40,847)	1,482	8,959	-	-	-	(193)	-	-	(30,599)
Total liquidity operations, net	(72,433)	26,716	256	1,996	-	-	4,271	24,379	(17)	(14,832)
Interest expenses	(3,342,578)	(304,801)	(113,420)	(187,411)	(28)	-	(59)	(147,836)	(44,880)	(4,141,013)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	3,690,232	431,089	343,327	298,540	(20)	1	11,432	141,622	17,447	4,933,670
Total credit impairment charges, net	(1,905,696)	(50,517)	(40,323)	(79,638)	(521)	(740)	16	10,171	(14,952)	(2,082,200)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	1,784,536	380,572	303,004	218,902	(541)	(739)	11,448	151,793	2,495	2,851,470
(Expenses) Income from transactions the operating segments of the Bank	(51,732)	(4,966)	(4,801)	(19,763)	(4,683)	3,635	18,596	108,704	(44,990)	-
Commissions income(1)	1,298,657	129,888	117,964	61,467	90,778	23,486	26,592	11,486	7,138	1,767,456
Commissions expenses	(630,206)	(62,762)	(44,711)	(24,570)	(1,030)	(61)	(2,124)	(2,916)	(1,078)	(769,458)
Total commissions, net	668,451	67,126	73,253	36,897	89,748	23,425	24,468	8,570	6,060	997,998
Other operating income (expenses)	527,682	3,637	6,753	35,122	2,442	(340)	(1,386)	2,621	543,194	1,119,725
Dividends and net income on equity investments	45,775	9,884	(1,305)	1,907	4,649	(4,631)	(341)	4	56,328	112,270
Total operating income, net	2,974,712	456,253	376,904	273,065	91,615	21,350	52,785	271,692	563,087	5,081,463
Operating expenses(2)	(1,947,642)	(223,195)	(166,782)	(160,247)	(41,183)	(12,267)	(47,194)	(22,473)	(278,813)	(2,899,796)
Impairment, depreciation and amortization	(173,993)	(30,225)	(31,850)	(13,433)	(469)	(53)	(755)	(644)	(19,755)	(271,177)
Total operating expenses	(2,121,635)	(253,420)	(198,632)	(173,680)	(41,652)	(12,320)	(47,949)	(23,117)	(298,568)	(3,170,973)
Profit before income tax	853,077	202,833	178,272	99,385	49,963	9,030	4,836	248,575	264,519	1,910,490
(1)	For further information about income from contracts with customers, see Note 17.3. Commissions income, net.
(2)	Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

NOTE 4. CASH AND CASH EQUIVALENTS

For purposes of the Condensed Consolidated Interim Statement of cash flow and the Condensed Consolidated Interim Statement of Financial Position, the following assets are considered as cash and cash equivalents:

	June 30, 2024	December 31, 2023
In millions of COP
Cash and balances at central bank
Cash	8,510,449	8,830,305
Due from central banks(1)(2)	7,590,076	11,248,230
Due from other private financial entities	4,955,506	7,607,921
Checks on hold	221,841	214,004
Remittances of domestic negotiated checks in transit	96,828	74,524
Total cash and due from banks	21,374,700	27,974,984
Money market transactions
Interbank borrowings	3,717,447	3,983,699
Reverse repurchase agreements and other similar secured loans	6,373,029	7,840,926
Total money market transactions	10,090,476	11,824,625
Total cash and cash equivalents	31,465,176	39,799,609

(1)According to External Resolution No. 20 of 2020 of Banco de la República Colombia, which amends External Resolution No. 5 of 2008 issued by the Colombian Central Bank, Bancolombia S.A. must maintain, the equivalent of 8% of the deposits mentioned in Article 1, paragraph (a), and the equivalent of 3.5% of its customer’s deposits with a maturity of less than 18 months (paragraph b), as ordinary reserve, represented in deposits at the Central Bank or as cash in hand. In addition, according to Resolution Number 177 of 2002 issued by the Guatemala Monetary Board, Grupo Agromercantil Holding through its subsidiary Banco Agromercantil de Guatemala must maintain the equivalent of 14.60% of its customer’s deposits daily balances as a legal banking reserve, represented in unrestricted deposits at the Bank of Guatemala. Additionally, circular SBP-DR-0011-2024 dated January 30, 2024, communicates the decision of the Superintendency of Banks of Panama to maintain the percentage established in the General Resolution of the Board of Directors SBP-GJD-0003-2014 dated January 28, 2014, which sets at 30.00% the minimum legal liquidity rate that Panamanian banks must maintain. Finally, in accordance with temporary rule NPBT-12, which is effective from March 27, 2024, to September 24, 2024, Banco Agrícola must maintain an equivalent average daily amount of its deposits and debt instruments in issue as a liquidity reserve between 1.00% and 16.00% represented in unrestricted deposits or debt instruments in issue by El Salvador Central Bank. Once the complete term established, the bank continues with the Technical Norm (NRP-28), issued by the Central Bank, where the Bank must maintain an equivalent amount between 1.00% and 18.00%, which has been in effect since 23 June 2021.

(2)The variation corresponds mainly the effect of the usual transactionality of the operation of Bancolombia and the cancellation of interest-bearing deposits of COP 3.5 billion opened in December 2023 and cancelled in January 2024.

As of June 30, 2024 and December 31, 2023, there is restricted cash amounting to COP 1,223,368 and COP 1,082,611, respectively, included in other assets on the Condensed Consolidated Interim Statement of Financial Position, which represents margin deposits pledged as collateral for derivative contracts traded through clearing houses.

NOTE 5. FINANCIAL ASSETS INVESTMENTS AND DERIVATIVES

5.1   Financial assets investments

The Bank’s securities portfolios at fair value through profit or loss, other comprehensive income and at amortized cost are listed below, as of June 30, 2024, and December 31, 2023:

As of June 30, 2024

	Measurement methodology
Financial assets investments	Fair value through	Fair value through other	Amortized	Total carrying
	profit or loss	comprehensive income, net	cost, net	value, net
In millions of COP
Securities issued by foreign governments(1)	8,895,126	1,741,944	595,737	11,232,807
Securities issued by the Colombian Government(2)	6,925,175	2,578,915	148,480	9,652,570
Corporate bonds	249,837	664,975	2,823,075	3,737,887
Securities issued by government entities	170,731	-	3,393,380	3,564,111
Securities issued by other financial institutions(3)	779,169	364,665	578,779	1,722,613
Total debt instruments(4)	17,020,038	5,350,499	7,539,451	29,909,988
Total equity securities	193,649	439,083		632,732
Total other instruments financial(5)	30,914			30,914
Total financial assets investments				30,573,634
(1)	The increase in securities measured at fair value through profit or loss is mostly in Bancolombia S.A. and Banistmo S.A. to bonds issued by the United States and the decrease in securities measured at fair value through OCI corresponds mainly in Banistmo S.A. and Grupo Agromercantil Holding S.A. to maturity of bonds issued by the United States.
(2)	The increase in securities measured at fair value through profit or loss corresponds mainly in Bancolombia S.A. to Treasury securities (TES).
(3)	Includes mortgage-backed securities (TIPS) measured at fair value through profit or loss amounting to COP 81,766. For further information on TIPS’ fair value measurement see Note 22. Fair value of assets and liabilities.
(4)	At June 30, the Bank has recognized in the Condensed Consolidated Interim Statement of Comprehensive Income COP (4,130) related to debt instruments at fair value through OCI. See Condensed Consolidated Interim Statement of Comprehensive Income.
(5)	At June 30, the Bank has recognized in the Condensed Consolidated Interim Statement of Comprehensive Income COP (4,130) related to debt instruments at fair value through OCI. See Condensed Consolidated Interim Statement of Comprehensive Income.
(6)	Corresponds to convertible notes or agreements for the future purchase of shares, Simple Agreement for Future Equity “SAFE”, by Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios, S.A. and Banagrícola S.A.

As of December 31, 2023

	Measurement methodology
Financial assets investments	Fair value through	Fair value through other	Amortized	Total carrying
	profit or loss	comprehensive income, net	cost, net	value, net
In millions of COP
Securities issued by foreign governments	6,274,400	2,437,996	537,831	9,250,227
Securities issued by the Colombian Government	4,725,605	2,725,722	68,624	7,519,951
Corporate bonds	237,234	611,153	2,559,336	3,407,723
Securities issued by government entities	84,990	-	3,129,501	3,214,491
Securities issued by other financial institutions(1)	774,178	373,306	552,790	1,700,274
Total debt instruments(2)	12,096,407	6,148,177	6,848,082	25,092,666
Total equity securities	98,853	444,357		543,210
Total other instruments financial(3)	38,319			38,319
Total financial assets investments				25,674,195
(1)	Includes mortgage-backed securities (TIPS) measured at fair value through profit or loss amounting to COP 84,301. For further information on TIPS’ fair value measurement see Note 22. Fair value of assets and liabilities.
(2)	At December 31, the Bank has recognized in the Consolidated Statement of Comprehensive Income COP 93,264 related to debt instruments at fair value through OCI.
(3)	Corresponds to convertible notes or agreements for the future purchase of shares, Simple Agreement for Future Equity “SAFE”, by Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios, S.A. and Banagrícola S.A

The following table shows the breakdown of the changes in the gross carrying amount of the debt securities at fair value through other comprehensive income and amortized cost, in order to explain their significance to the changes in the loss allowance for the same portfolio as discussed above:

As of June 30, 2024

Debt instruments portfolio measure at fair value through OCI and amortized cost	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Gross carrying amount as at 1 January 2024	12,760,342	205,133	30,784	12,996,259
Transfer from stage 1 to stage 2(1)	(70,633)	70,633	-	-
Transfer from stage 2 to stage 1(1)	12,608	(12,608)	-	-
Sales and maturities	(5,376,963)	(171,505)	-	(5,548,468)
Purchases and renewals	5,029,023	4,148	-	5,033,171
Valuation and payments	9,669	1,704	2,662	14,035
Foreign Exchange	389,185	2,989	2,779	394,953
Gross carrying amount as at 30 June 2024	12,753,231	100,494	36,225	12,889,950

(1)Stage transfer in corporate bonds by Banistmo S.A. and Bangrícola S.A. y Filiales.

As of December 31, 2023

Debt instruments portfolio measure at fair value through OCI and amortized cost	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Gross carrying amount as at 1 January 2023	15,973,144	340,891	-	16,314,035
Transfer from stage 1 to stage 3(1)	(30,784)	-	30,784	-
Transfer from stage 2 to stage 1(1)	6,627	(6,627)	-	-
Sales and maturities	(9,792,950)	-	-	(9,792,950)
Purchases and renewals	7,701,763	-	-	7,701,763
Valuation and payments	84,609	(66,959)	-	17,650
Foreign Exchange	(1,182,067)	(62,172)	-	(1,244,239)
Gross carrying amount as at 31 December 2023	12,760,342	205,133	30,784	12,996,259

(1)Stage transfer in corporate bonds by Banistmo S.A.

The following shows provisions detail for the debt instruments portfolio using the expected credit losses model:

As of June 30, 2024

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Securities at amortized cost	7,467,187	36,039	36,225	7,539,451
Carrying amount	7,494,585	40,286	49,091	7,583,962
Loss allowance	(27,398)	(4,247)	(12,866)	(44,511)
Securities at fair value through other comprehensive income(1)	5,286,044	64,455	-	5,350,499
Total debt instruments portfolio measure at fair value through OCI and amortized cost	12,753,231	100,494	36,225	12,889,950
(1)	Loss allowance of investments at fair value through OCI corresponds to COP (8,084) classified mostly in stage 1. Transfer of 19 securities in Banistmo S.A. from stage 1 to stage 2 related to bonds for COP (152). The increase in relation to 2023 is due to the net effect of the sales and maturities, debt instruments purchased, net provisions recognized during the period and foreign exchange for COP (2,522).

As of December 31, 2023

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Securities at amortized cost	6,612,165	205,133	30,784	6,848,082
Carrying amount	6,642,104	217,046	44,735	6,903,885
Loss allowance	(29,939)	(11,913)	(13,951)	(55,803)
Securities at fair value through other comprehensive income(1)	6,148,177	-	-	6,148,177
Total debt instruments portfolio measure at fair value through OCI and amortized cost	12,760,342	205,133	30,784	12,996,259
(1)	Loss allowance of investments at fair value through OCI corresponds to COP (5,562) classified in stage 1.

The following table sets forth the changes in the allowance for debt instruments measured at amortized cost:

As of June 30, 2024

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Loss allowance of January 1, 2024	29,939	11,913	13,951	55,803
Transfer from stage 1 to stage 2(1)	(665)	665	-	-
Transfer from stage 2 to stage 1(1)	354	(354)	-	-
Sales and maturities	(2,659)	(5,895)	-	(8,554)
New debt instruments purchased(2)	5,717	343	-	6,060
Net provisions recognised during the period	(6,841)	(2,778)	(2,150)	(11,769)
Foreign Exchange	1,553	353	1,065	2,971
Loss allowance of June 30, 2024	27,398	4,247	12,866	44,511

(1)Stage transfer in corporate bonds by Banistmo S.A. and Bangrícola S.A. y Filiales.

(2)Impairment is mainly in securities issued by government entities and corporate bonds by Bancolombia S.A. and Banistmo S.A.

As of June 30, 2023

Concept	Stage 1	Stage 2	Total
In millions of COP
Loss allowance of January 1, 2023	29,881	35,020	64,901
Transfer from stage 1 to stage 2(1)	(1,134)	1,134	-
Sales and maturities	(1,149)	-	(1,149)
New debt instruments purchased(2)	9,870	-	9,870
Net provisions recognised during the period	6,293	(5,057)	1,236
Foreign Exchange	(3,506)	(4,292)	(7,798)
Loss allowance of June 30, 2023	40,255	26,805	67,060

(1)Stage transfer in corporate bonds by Banistmo S.A.

(2)Impairment is mainly in securities issued by government entities and corporate bonds by Bancolombia S.A. and Banistmo S.A.

The Bank has recognized in the Condensed Consolidated Interim Statement of Comprehensive Income related to equity securities and trust funds at fair value through OCI as of June 30, 2024, and 2023, COP 18,496 and COP 7,491, respectively. See Condensed Consolidated Interim Statement of Comprehensive Income.

Equity securities that are measured at fair value through OCI are considered strategic for the Bank and, thus, there is no intention to sell them in the foreseeable future and that is the main reason for using this presentation alternative.

The following table details the equity instruments designated at fair value through OCI analyzed by listing status:

Equity securities	Carrying amount
	June 30, 2024	December 31, 2023
In millions of COP
Securities at fair value through OCI:
Equity securities listed in Colombia	2	2
Equity securities listed in foreign countries	72,415	78,787
Equity securities unlisted:
Telered S.A.	153,701	164,981
Asociación Gremial de Instituciones Financieras Credibanco S.A.	114,551	110,786
Transacciones y Transferencias, S. A. (1)	39,287	17,346
Compañía de Procesamiento de Medios de Pago Guatemala (Bahamas), S. A.	17,774	16,333
Cámara de Riesgo Central de Contraparte de Colombia S.A.	15,763	14,998
Derecho Fiduciario Inmobiliaria Cadenalco	4,105	4,449
Others	21,485	36,675
Total equity securities at fair value through OCI	439,083	444,357

(1) The increase is due to the valuation of the company during 2024.

As of June 30, 2024 and 2023 impairment loss was recognized on equity securities for COP 0 and COP 14, respectively. Dividends received from equity investments at fair value through OCI held as of June 30, 2024 and 2023 amounted to COP 12,623 and COP 19,197, respectively. See Note 17.5. Dividends and net income on equity investments.

5.2   Derivative financial instruments

Group Bancolombia derivative activities do not give rise to significant open positions in portfolios of derivatives. Group Bancolombia enters into derivative transactions to facilitate customer business, for hedging purposes and arbitrage activities, such as forwards, options or swaps where the underlying are exchange rates, interest rates and securities.

A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets and/or indices. Financial futures and forward settlement contracts are agreements to buy or sell a quantity of a financial instrument (including another derivative financial instrument), index, currency or commodity at a predetermined rate or price during a period or at a date in the future. Futures and option contracts are standardized agreements for future delivery, traded on exchanges that typically act as a platform.

For further information related to the objectives, policies and processes for managing Group Bancolombia risk, please see Risk Management.

The following table sets forth the carrying values of Group Bancolombia derivatives by type of risk as of June 30, 2024 and December 31, 2023:

Derivatives	June 30, 2024	December 31, 2023
In millions of COP
Forwards
Assets
Foreign exchange contracts	1,907,739	4,381,906
Equity contracts	903	3,015
Subtotal assets	1,908,642	4,384,921
Liabilities
Foreign exchange contracts	1,897,735	4,526,353
Equity contracts	8,753	10,481
Subtotal liabilities	1,906,488	4,536,834
Total forwards	2,154	(151,913)
Swaps
Assets
Foreign exchange contracts	1,176,991	1,304,337
Interest rate contracts	254,506	352,424
Subtotal assets	1,431,497	1,656,761
Liabilities
Foreign exchange contracts	1,340,846	1,491,086
Interest rate contracts	336,766	449,857
Subtotal liabilities	1,677,612	1,940,943
Total swaps	(246,115)	(284,182)
Options
Assets
Foreign exchange contracts	104,100	210,588
Subtotal assets	104,100	210,588
Liabilities
Foreign exchange contracts	96,118	232,587
Subtotal liabilities	96,118	232,587
Total options	7,982	(21,999)
Derivative assets	3,444,239	6,252,270
Derivative liabilities	3,680,218	6,710,364

Hedges of a net asset in a foreign operation

The Bank has designated debt instruments in issue and financing with correspondent banks (only applies to year 2023) for USD 1,124,613 as of June 30, 2024 and USD 1,592,034 as of December 31, 2023 as hedge accounting for an equivalent amount of the net assets of its investment in Banistmo. The purpose of this operation is to protect the Bank from the foreign exchange rate risk (USD/COP) of a portion of the net assets in the subsidiary Banistmo S.A., a company domiciled in Panama, which has a different functional currency from that of the Group Bancolombia.

The following is the detail of the hedging instruments of the net foreign investment:

As of June 30, 2024

Debt securities issued designated as a hedging instrument(1)
In thousands of USD
Opening date	Expiration date	Rate	Principal balance	Designated capital as a hedged instrument
18/10/2017	18/10/2027	7.03%	466,368	360,000
18/12/2019	18/12/2029	4.68%	436,516	436,516
18/12/2019	18/12/2029	4.68%	85,710	85,710
18/12/2019	18/12/2029	4.68%	27,774	27,774
29/01/2020	29/01/2025	3.02%	214,613	214,613
Total debt securities issued			1,230,981	1,124,613

(1) The Bank discontinued the hedging relationship in March 2024 USD 200,000 as a result of the prepayment of the total financing with Correspondent Banks and in June 2024 USD 267,421 as result of the repurchase of Debt securities issued, designated as a hedging instrument.

As of December 31, 2023

Debt securities issued designated as a hedging instrument
In thousands of USD
				Designated capital as
Opening date	Expiration date	Rate	Principal balance	a hedged instrument
18/10/2017	18/10/2027	7.03%	750,000	360,000
18/12/2019	18/12/2029	4.68%	436,516	436,516
18/12/2019	18/12/2029	4.68%	85,710	85,710
18/12/2019	18/12/2029	4.68%	27,774	27,774
29/01/2020	29/01/2025	3.02%	482,034	482,034
Total debt securities issued			1,782,034	1,392,034
Financing with Correspondent Banks designated as a hedging instrument
31/03/2022	17/03/2025	6.06%	150,000	150,000
7/09/2022	5/09/2025	6.36%	50,000	50,000
Total financing with Correspondent Banks			200,000	200,000
Total			1,982,034	1,592,034

Measurement of effectiveness and ineffectiveness

A hedge is considered effective if, at the beginning of the period and subsequent periods, changes in fair value or cash flows attributable to the hedge risk during the period for which the hedge has been designated.

The Bank has documented the effectiveness tests of the hedge. The hedge is considered effective, since the critical terms and risks of the obligations that serve as a hedging instrument are identical to those of the primary hedged position. Hedged effectiveness is measured on a before income tax.

Gains or losses on the conversion of Banistmo’s financial statements are recognized in Condensed Consolidated Interim Statements of Comprehensive Income. Consequently, the exchange difference related to the conversion of debt securities issued and financing with Correspondent banks is recognized directly in OCI, as a result of the variation of the peso against the dollar, the adjustment recognized in Condensed Consolidated Interim Statements of Comprehensive Income amounted to COP (452,000), COP 1,303,197, for the six months period ended June 30, 2024 and 2023, respectively.

For further information see note 12. Borrowings from other financial institutions, note 13. Debt instruments in issue and Condensed Consolidated Interim Statement of Comprehensive Income.

NOTE 6. LOANS AND ADVANCES TO CUSTOMERS, NET

Loans and financial leasing operating portfolio

The following is the composition of the loans and financial leasing operations portfolio, net as of June 30, 2024 and December 31, 2023:

Composition	June 30, 2024	December 31, 2023
In millions of COP
Commercial	146,301,228	134,687,396
Consumer	54,991,509	54,591,769
Mortgage	38,713,478	36,250,408
Financial Leases	27,005,509	27,277,057
Small Business Loans	1,096,958	1,145,017
Total gross loans and advances to customers(1)	268,108,682	253,951,647
Total allowance for loans, advances and lease losses	(16,680,835)	(16,223,103)
Total loans and advances to customers, net	251,427,847	237,728,544

(1) The operations in Colombia and Banistmo in Panama contributed to the portfolio increase. In addition, in June 2024 the Colombian peso devaluation 8.53% against the US dollar.

Allowance for loans losses

The following table sets forth the changes in the allowance for loans and advances and lease losses as of June 30, 2024 and 2023:

As of June 30, 2024

					Small
Concept	Commercial	Consumer	Mortgage	Financial	business	Total
				Leases	loans
In millions of COP
Balance at January 1, 2024	6,290,266	7,717,038	1,023,206	1,024,575	168,018	16,223,103
Recovery of charged - off loans(1)	66,406	260,035	27,696	36,741	3,236	394,114
Credit impairment charges on loans, advances and financial leases, net(2)	362,459	2,393,897	137,446	58,128	5,994	2,957,924
Adjusted stage 3(3)	166,390	297,922	18,271	35,605	5,150	523,338
Charges-off(1)	(407,168)	(3,118,936)	(65,587)	(86,742)	(51,923)	(3,730,356)
Translation adjustment	130,146	147,028	29,076	4,800	1,662	312,712
Balance at June 30, 2024	6,608,499	7,696,984	1,170,108	1,073,107	132,137	16,680,835
(1)	The charges-off still subject to enforcement activity.
(2)	The loss allowance for the first half of 2024 decreased by 28% compared to the same period of the previous year. This reduction is primarily due to a decrease in the expenditure for the provision of credit losses on the consumer portfolio. This is a result of the lending and collection actions that the Bank initiated in 2023, which have had positive effects in 2024. Additionally, the reduction in the provision for credit losses due to macroeconomic variables, generated by the decrease in the interest rate in Colombia, is noteworthy.
(3)	Recognized as a reduction to Interest Income on loans and financial leases in Condensed Consolidated Interim Statement of Income, in accordance with IFRS 9.

As of June 30, 2023

					Small
Concept	Commercial	Consumer	Mortgage	Financial	business	Total
				Leases	loans
In millions of COP
Balance at January 1, 2023	7,270,305	6,047,135	1,024,091	1,013,074	125,035	15,479,640
Recovery of charged - off loans(1)	30,171	205,040	22,962	34,397	847	293,417
Credit impairment charges on loans, advances and financial leases, net	632,430	3,232,309	114,891	77,524	45,625	4,102,779
Adjusted stage 3(2)	227,468	220,647	15,398	32,256	5,198	500,967
Charges-off(1)	(425,070)	(2,120,189)	(65,019)	(178,133)	(36,694)	(2,825,105)
Translation adjustment	(294,603)	(242,464)	(41,523)	(5,179)	(5,058)	(588,827)
Balance at June 30, 2023	7,440,701	7,342,478	1,070,800	973,939	134,953	16,962,871
(1)	The charges-off still subject to enforcement activity.
(2)	Recognized as a reduction to Interest Income on loans and financial leases in Condensed Consolidated Interim Statement of Income, in accordance with IFRS 9.

The following table presents information about the nature and effects of changes in the contractual cash flows of the loan portfolio that did not result in derecognition and the effect of these changes on the measurement of expected credit losses.

Changes in the contractual cash flows of the loan portfolio that did not result in derecognition
In millions of COP
	June 30, 2024	December 31, 2023
Loan portfolio modified during the period
Amortized cost before modification	4,468,564	7,566,692
Net gain or loss on changes	(457,249)	(182,023)
Loan portfolio modified since initial recognition
Gross carrying value of the previously modified loan portfolio for which the allowance for losses has been changed from the asset's life to the expected credit losses for 12 months.	247,308	393,789

Impact of movements in the value of the portfolio and loss allowance by Stage

Variation June 2024 vs December 2023

Stage 1 (12-month expected credit losses)

The exposure in Stage 1 increased by COP 12,137,444 and the loss allowance decreased by COP 469,374. The increase in the portfolio in this Stage is mainly due to a better dynamic of disbursements to the corporate portfolio and the restatement of the dollar loans into Colombian Pesos due to a higher exchange rate. The decrease in the loss allowance is due to the macroeconomic impact on the PD (probability of default) models, which have a more favorable economic outlook, where a downward trend in interest rates in Colombia is observed, which positively affects the portfolios of individuals.

Stage 2 (Lifetime expected credit losses)

The exposure in Stage 2 increased by COP 801,906 and the loss allowance increased by COP 110,955. The increase in exposure is mainly due to clients who exit default (Stage 3) and remain in Stage 2 for a period of one year. Additionally, there is an observed increase in deterioration within the corporate portfolio, which aligns with expectations. The increase in the loss allowance is in accordance with the influx of these clients.

Stage 3 (Lifetime expected credit losses)

The exposure in Stage 3 increased by COP 1,217,685 and the loss allowance increased by COP 816,151. The variation in exposure and loss allowance in this stage is mainly due to SME portfolio clients reaching a delinquency height of more than 90 days, and clients who increase their risk level in the SME and business segments, and in the corporate sectors: commercial, real estate, and construction.

Variation December 2023 vs December 2022

Stage 1 (12-month expected credit losses)

Stage 1 exposure decreased by COP 14,397,167 and the loss allowance increased by COP 820,111. The decrease in the portfolio at this stage is mainly due to the restatement of the dollar loans into colombian pesos due to a lower in the market representative rate and a slow disbursement dynamic of the consumer portfolio compared to the previous period. The increase in the loss allowance is due to the impact of a less favorable economic outlook, where there is lower economic growth and a high trend of interest rates throughout the year.

Stage 2 (Lifetime expected credit losses)

The exposure in Stage 2 decreased by COP 2,613,778 and the loss allowance decreased by COP 608,427. The decrease in exposure is due to the migration of loans with delinquency over 90 days to Stage 3, and the level of new overdue portfolio being lower than the previous period. The decrease of loss allowance is in accordance with the decrease in exposure.

Stage 3 (Lifetime expected credit losses)

The exposure in Stage 3 increased by COP 1,038,853, and the loss allowance increased by COP 531,779. The variation in exposure and loss allowance in this Stage is mainly due to clients of the consumer portfolio reaching a delinquency height over 90 days and the impairment of significant clients from the construction sector.

The following explains the significant changes in the loans and the allowance for loan losses by category during the periods ended on June 30, 2024 and December 31, 2023 as a result of applying the expected credit loss model according to IFRS 9:

As of June 30, 2024

Maximum exposure to credit risk
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Commercial	131,486,672	5,756,755	9,057,801	146,301,228
Consumer	46,103,357	4,506,180	4,381,972	54,991,509
Mortgage	34,015,085	2,961,617	1,736,776	38,713,478
Financial Leases	22,142,572	3,399,256	1,463,681	27,005,509
Small Business Loans	762,647	220,759	113,552	1,096,958
Total gross loans and advances to customers	234,510,333	16,844,567	16,753,782	268,108,682
Total allowance	(3,226,529)	(2,647,357)	(10,806,949)	(16,680,835)
Total Net loans and advances to customers	231,283,804	14,197,210	5,946,833	251,427,847

As of December 31, 2023

Maximum exposure to credit risk
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Commercial	120,773,927	5,453,537	8,459,932	134,687,396
Consumer	46,060,615	4,407,067	4,124,087	54,591,769
Mortgage	32,210,648	2,628,654	1,411,106	36,250,408
Financial Leases	22,553,128	3,293,100	1,430,829	27,277,057
Small Business Loans	774,571	260,303	110,143	1,145,017
Total gross loans and advances to customers	222,372,889	16,042,661	15,536,097	253,951,647
Total allowance	(3,695,903)	(2,536,402)	(9,990,798)	(16,223,103)
Total Net loans and advances to customers	218,676,986	13,506,259	5,545,299	237,728,544

NOTE 7. GOODWILL AND INTANGIBLE ASSETS, NET

Intangibles assets and goodwill net are as follows:

	June 30, 2024	December 31, 2023
In millions of COP
Goodwill(1)	8,484,039	7,818,125
Intangible assets	707,259	671,572
Total intangible assets and goodwill, net	9,191,298	8,489,697

(1) The increase is due to the variation in the exchange rate.

The detail of intangible assets as of December 31, 2023 is included in the annual report of the 2023 Consolidated Financial Statements; in the six-months period ended June 30, 2024 there have been no relevant changes in the composition of the Bank intangible assets.

NOTE 8. INVESTMENT PROPERTIES

The table below sets forth the conciliation between the initial and ending balances of the market value of investment properties of Consolidated Interim Statement of Financial Position at the end of the period:

	June 30, 2024	December 31, 2023
In millions of COP
Balance at January 1, 2024	4,709,911	3,994,058
Acquisitions(1)	694,492	294,569
Subsequent expenditure recognised as an asset	90,392	170,920
Sales/Write-offs	(123,597)	(21,194)
Amount reclassified from premises and equipment (2)	-	39,096
Gains on valuation(3)	51,820	232,462
Balance at June 30, 2024(4)	5,423,018	4,709,911

(1) In 2024, corresponds to PA Cedis Sodimac for COP 461,815 and Constellation for COP 161,247.

(2)In 2023, the amount to relates properties from FCP Fondo Inmobiliario Colombia that were reclassified from premises and equipment to investment property, because they are held for obtaining profits and capital appreciation.

(3)In 2023 the difference with the line Investment property valuation included in Other operating income included in the annual report of the 2023 Consolidated Financial Statements corresponds to the gain recorded for the acquisition in advantageous conditions.

(4)Between June 30, 2024 and December 31, 2023, there were no transfers in and out of Level 3 fair value hierarchy related to investment properties. See Note 22. Fair value of assets and liabilities.

The following amounts related to the leasing of investment properties were recognized in income and expense as of June 30, 2024 and 2023:

	June 30, 2024	June 30, 2023
In millions of COP

Income from rentals	145,419	62,475
Operating expenses due to:
Investment properties that generated income through rentals	22,476	11,651
Investment properties that did not generate income through rentals	5,883	3,353

Currently, there are no restrictions on the use or income derived from the buildings or lands that the Bank has as investment property.

The fair value of the Bank’s investment properties for the period ending on June 30, 2024 and December 31, 2023, has been recorded according to the assessment made by independent external consulting companies that have the appropriate capacity and experience in performing those assessments. The appraisers are either approved by the Property Market Auctions of Colombia or foreign appraisers, who are required to provide a second signature by a Colombia appraiser accredited by the Property Market Auctions.

Fair value appraisals are carried out in accordance with IFRS 13. The reports made by the external consulting company contain the description of the valuation methodologies used, and key assumptions such as: discount rates, calculation of applied expenses and income approach, among others. The fair value of the investment properties is based on the comparative market approach, which reflects the prices of recent transactions with similar characteristics. In determining the fair value of these assets, the highest and best use of these assets is their current use and there are no changes in the valuation technique during the reported period. For further information about measurement techniques and inputs used by consulting companies, see Note 19. Fair Value of assets and liabilities.

As of June 30, 2024 and December 31, 2023, the Bank does not have investment properties held under financial leases.

NOTE 9. PREMISES AND EQUIPMENT, NET

As of June 30, 2024, and December 31, 2023, the premises and equipment, net consisted of the following:

As of June 30, 2024

Premises and equipment total	Balance at January 1, 2024	Roll - forward					Balance at June 30, 2024
		Additions	Expenses depreciation and impairment(1)	Disposals	Assets classified as held for sale and other assets	Effect of changes in foreign exchange rate
In millions of COP
Premises and equipment for own use
Cost	4,044,231	122,792	-	(35,268)	(16,793)	121,036	4,235,998
Accumulated depreciation	(1,518,977)	-	(97,678)	32,375	318	(58,834)	(1,642,796)
Accumulated impairment	-	-	(422)	422	-	-	-
Premises and equipment in operating leases(2)
Cost	5,017,897	279,056	-	(64,410)	(739,787)	-	4,492,756
Accumulated depreciation	(1,020,617)	-	(228,241)	19,058	191,848	-	(1,037,952)

Total premises and equipment - cost	9,062,128	401,848	-	(99,678)	(756,580)	121,036	8,728,754
Total premises and equipment - accumulated depreciation	(2,539,594)	-	(325,919)	51,433	192,166	(58,834)	(2,680,748)
Total premises and equipment - accumulated impairment	-	-	(422)	422	-	-	-
Total premises and equipment - net	6,522,534	401,848	(326,341)	(47,823)	(564,414)	62,202	6,048,006

(1) See Note 18.3. Impairment, depreciation and amortization.

(2) The decrease is mainly due to cancellations and transfers to inventories of vehicles leased.

As of December 31, 2023

Premises and equipment total	Balance at January 1, 2023	Roll - forward					Balance at December 31, 2023
		Additions	Expenses depreciation and impairment(1)	Disposals	Assets classified as held for sale and other assets	Effect of changes in foreign exchange rate
In millions of COP
Premises and equipment for own use
Cost	4,294,739	299,734	-	(161,985)	(42,407)	(345,850)	4,044,231
Accumulated depreciation	(1,584,666)	-	(203,046)	115,660	(16,030)	169,105	(1,518,977)
Accumulated impairment	-	-	(2,457)	2,457	-	-	-
Premises and equipment in operating leases
Cost	4,871,465	1,223,252	-	(83,743)	(993,077)	-	5,017,897
Accumulated depreciation	(854,472)	-	(433,330)	22,036	245,149	-	(1,020,617)
Accumulated impairment	-	-	(2,023)	2,023	-	-	-

Total premises and equipment - cost	9,166,204	1,522,986	-	(245,728)	(1,035,484)	(345,850)	9,062,128
Total premises and equipment - accumulated depreciation	(2,439,138)	-	(636,376)	137,696	229,119	169,105	(2,539,594)
Total premises and equipment - accumulated impairment	-	-	(4,480)	4,480	-	-	-
Total premises and equipment - net	6,727,066	1,522,986	(640,856)	(103,552)	(806,365)	(176,745)	6,522,534

(1) See Note 18.3. Impairment, depreciation and amortization.

As of June 30, 2024, and December 31, 2023, there were contractual commitments for the purchase of premises and equipment of COP 23,736 and COP 4,025, respectively. As of June 2024, these commitments are mainly for projects in branches, ATMs, administrative headquarters and improvements in the Datacenter Niquia (data processing center).

As of June 30, 2024, and December 31, 2023, there was no premises and equipment related with subsidiaries classified as held for sale, pledged as collateral, or with ownership restrictions. Additionally, the assessment made by Group Bancolombia indicates there is no evidence of impairment of its premises and equipment.

As of June 30, 2024, and December 31, 2023, the amount of fully depreciated premises and equipment that is still in use is COP 714,284 and COP 673,376, respectively, mainly comprised of computer equipment, furniture and fixtures, office equipment and buildings. As of June 30, 2024, and December 31, 2023, the temporarily idle premises and equipment amounted to COP 88,231 and COP 79,644, respectively.

NOTE 10. INCOME TAX

The income tax is recognized in each of the countries where the Group Bancolombia has operations, in accordance with the tax regulations in force in each of the jurisdictions.

10.1 Components recognized in the Condensed Consolidated Interim Statement of income:

	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of COP
Current tax (1)
Fiscal term	(822,349)	(648,358)	(163,926)	(207,179)
Prior fiscal terms (2)	161,943	1,452	92,104	1,111
Total current tax	(660,406)	(646,906)	(71,822)	(206,068)
Deferred tax
Fiscal term	(409,268)	(362,376)	(312,040)	(229,305)
Adjustments for consolidation purposes	11,471	(3,417)	20,539	9,045
Total deferred tax	(397,797)	(365,793)	(291,501)	(220,260)
Total income tax (3)	(1,058,203)	(1,012,699)	(363,323)	(426,328)
(1)	The nominal income tax rate used in Colombia for the year 2024 and 2023 is of 35%. Additionally, the Colombian financial institutions of the Group liquidated some additional points in the income tax of 5%.
(2)	Mainly due to the effects of EC Sentence 26739 of January 25, 2024 in Bancolombia S.A. and Renting Colombia S.A.S.; as well as for EMRF invoices and industry and commerce tax paid prior to the filing of the income tax return
(3)	See table 10.2 Reconciliation of the effective tax rate.

10.2	Reconciliation of the effective tax rate

The reconciliation between total income tax expenses calculated at the current nominal tax rate and the tax expense recognized in the Condensed Consolidated Interim Statement of Income for the six-month period ended June 30, 2024 and 2023, and the three-month period from April 1 to June 30, 2024 and 2023, is detailed below:

Reconciliation of the tax rate	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of COP
Accounting profit	4,204,968	4,259,154	1,825,077	1,910,490
Applicable tax with nominal rate (1)	(1,681,987)	(1,703,662)	(730,031)	(764,196)
Non-deductible expenses to determine taxable profit (loss)	(182,760)	(277,060)	(133,919)	(148,340)
Accounting and non-tax expense (income) to determine taxable profit (loss)	327,012	474,218	144,699	152,284
Differences in accounting bases (2)	250,860	(188,385)	185,421	30,544
Net tax and non-accountable income for the determination of taxable profit	(487,139)	(64,111)	(429,194)	(31,465)
Ordinary activities income exempt from taxation	832,115	473,169	637,908	262,184
Ordinary activities income not constituting income or occasional tax gain	64,335	66,479	3,971	6,083
Tax deductions	133,369	103,354	101,695	52,254
Goodwill Depreciation	2,531	231	2,416	115
Tax depreciation surplus	108,896	111,170	54,406	57,853
Untaxed recoveries	(42,168)	(37,210)	(24,670)	(16,525)
Tax rate effect in other countries	(225,026)	(85,911)	(147,935)	952
Prior fiscal terms	161,943	1,452	92,104	1,111

Reconciliation of the tax rate	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of COP
Other effects of the tax rate by reconciliation between accounting profit and tax expense (income)	(320,184)	104,934	(120,194)	(37,815)
Tax credits settlement	-	8,633	-	8,633
Total income tax	(1,058,203)	(1,012,699)	(363,323)	(426,328)
(1)	The nominal income tax rate used in Colombia for the year 2024 and 2023 is of 35%. Additionally, the Colombian financial institutions of the Group liquidated some additional points in the income tax of 5%.
(2)	Difference between the technical accounting frameworks in force in Colombia and the full International Financial Reporting Standards (IFRS).

10.3 Components recognized in the Condensed Consolidated Interim Statement of Comprehensive Income (OCI)

Accumulated Results

See Condensed Consolidated Interim Statement of Comprehensive Income

June 30, 2024
In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement income related to defined benefit liability	15,028	(5,386)	9,642
Unrealized gain Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	13,102	5,394	18,496
Unrealized loss Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	(14,973)	10,843	(4,130)
Loss on net investment hedge in foreign operations	(452,000)	178,154	(273,846)
Exchange differences arising on translating the foreign operations	1,669,069	-	1,669,069
Unrealized loss on investments in associates and joint ventures using equity method	(6,247)	890	(5,357)
Net	1,223,979	189,895	1,413,874

June 30, 2023
In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement expenses related to defined benefit liability	(22,504)	8,554	(13,950)
Unrealized gain Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	10,467	(2,976)	7,491
Unrealized gain Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	87,636	(15,675)	71,961
Gain on net investment hedge in foreign operations	1,303,197	(503,882)	799,315
Exchange differences arising on translating the foreign operations	(3,196,672)	-	(3,196,672)
Unrealized gain on investments in associates and joint ventures using equity method	2,383	(340)	2,043
Net	(1,815,493)	(514,319)	(2,329,812)

Quarterly results

See Condensed Consolidated Interim Statement of Comprehensive Income

June 30, 2024
In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement income related to defined benefit liability	15,028	(5,393)	9,635
Unrealized gain Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	6,642	5,935	12,577
Unrealized loss Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	(8,753)	8,651	(102)
Loss on net investment hedge in foreign operations	(413,925)	161,370	(252,555)

June 30, 2024
In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Exchange differences arising on translating the foreign operations	1,572,026	-	1,572,026
Unrealized gain on investments in associates and joint ventures using equity method	100	(18	82
Net	1,171,118	170,545	1,341,663

June 30, 2023
In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement expenses related to defined benefit liability	(22,433)	8,448	(13,985)
Unrealized expenses Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	1,362	(2,352)	(990)
Unrealized gain Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	27,023	(6,884)	20,139
Gain on net investment hedge in foreign operations	965,110	(373,160)	591,950
Exchange differences arising on translating the foreign operations	(2,390,144)	-	(2,390,144)
Unrealized expenses on investments in associates and joint ventures using equity method	(512)	48	(464)
Net	(1,419,594)	(373,900)	(1,793,494)

10.4	Deferred tax

In accordance with its financial projections, the companies from the Group Bancolombia's expects in the future to generate enough liquid income to offset the items recorded as deductible deferred tax. These estimates start from the financial projections that were prepared considering information from the Group Bancolombia's economic research records, the expected economic environment for the next five years. The main indicators on which the models are based are GDP growth, loans growth and interest rates. In addition to these elements, the long-term Group's strategy is taken into account.

The deferred tax asset and liability for each of the concepts that generated taxable or deductible temporary differences for the period ending June 30, 2024 are detailed below:

	December 31, 2023	Effect on Income Statement	Effect on OCI	Effect on Equity (1)	Tax Made (2)	Foreign Exchange	Adjustments for consolidation purposes	June 30, 2024
In millions of COP
Asset Deferred Tax:
Property and equipment	5,982	(1,810)	-	-	-	(3,703)	371	840
Employee Benefits	259,406	9,123	(5,386)	-	-	2,449	-	265,592
Deterioration assessment	416,452	33,629	-	-	-	31,389	113,938	595,408
Investments evaluation	5,061	737	13	-	-	10	7,906	13,727
Derivatives Valuation	235,067	(83,106)	-	-	-	-	1,189	153,150
Tax credits settlement	34,940	28,015	-	-	-	2,587	-	65,542
Financial Obligations	-	53,889	-	-	-	-	-	53,889
Insurance Operations	13,319	487	-	-	-	1,136	-	14,942
Net investment coverage in operations abroad	528,438	(100,786)	178,154	-	(67,605)	-	-	538,201
Other deductions	241,635	(78,518)	-	-	-	6,178	-	169,295
implementation adjustment	376,216	(50)	-	-	-	15,876	-	392,042
Total Asset Deferred Tax (3)	2,116,516	(138,390)	172,781	-	(67,605)	55,922	123,404	2,262,628
Liability Deferred Tax:
Property and equipment	(144,988)	26,553	-	-	-	(1,735)	2,592	(117,578)
Deterioration assessment	(113,391)	(371,946)	-	-	-	(2,741)	(137,492)	(625,570)
Participatory titles evaluation	(369,809)	(47,509)	16,224	-	-	2,316	13,803	(384,975)
Derivatives evaluation	(10,045)	8,333	-	-	-	(655)	823	(1,544)
Lease restatement	(215,411)	(53,693)	-	-	-	-	-	(269,104)
Investments in associates Adjustment for equity method	(79,584)	(1,192)	890	(161)	-	38,167	8,341	(33,539)

	December 31, 2023	Effect on Income Statement	Effect on OCI	Effect on Equity (1)	Tax Made (2)	Foreign Exchange	Adjustments for consolidation purposes	June 30, 2024
In millions of COP
Financial Obligations	(179,947)	179,453	-	-	-	(58)	-	(552)
Goodwill	(1,573,966)	350	-	-	-	(575)	-	(1,574,191)
Insurance Operations	(13,949)	(181)	-	-	-	(1,190)	-	(15,320)
Properties received in payment	(148,462)	39,103	-	-	-	(1,129)	-	(110,488)
Other deductions	(366,557)	(50,149)	-	-	-	(44,402)	-	(461,108)
implementation adjustment	(25)	-	-	-	-	-	-	(25)
Total Liability Deferred Tax (3)	(3,216,134)	(270,878)	17,114	(161)	-	(12,002)	(111,933)	(3,593,994)
Net Deferred Tax	(1,099,618)	(409,268)	189,895	(161)	(67,605)	43,920	11,471	(1,331,366)
(1)Recognition of the valuation of the investment in Protection by Fiduciaria Bancolombia S.A. and Banca de Inversion Bancolombia S.A.
(2)Current tax arising from the exchange difference on payment of debt and liquidation of bonds that were associated as hedging instruments.
(3)The values revealed in the Condensed Consolidated Interim Statement of Financial Position correspond to the sum of the net deferred tax per company

10.5 Amount of temporary differences in subsidiaries, branches, associates over which deferred tax was not recognized is:

In accordance with IAS 12, no deferred tax credit was recorded, because management can control the future moment in which such differences are reversed and this is not expected to occur in the foreseeable future.

	June 30, 2024	December 31, 2023
In millions of Colombian pesos
Temporary differences
Local Subsidiaries	(1,076,678)	(1,378,775)
Foreign Subsidiaries	(19,554,400)	(17,696,145)

10.6 Tax credits

For the period 2024, a deferred tax asset was recognized since the Group companies will have future taxable profits in which they can charge this temporary difference.

The following is the detail of the fiscal losses and presumptive income excesses over net income in the Group's entities, which have not been used, as of June 30, 2024.

Company	Base	Deferred tax recognized asset
	In millions of Colombian pesos
Renting Colombia	53,170	17,546
Nequi S.A., Compañía de Financiamiento	122,988	43,046
Wompi S.A.S	14,142	4,950
Total	190,300	65,542

10.7	Dividends

10.7.1	Dividend Payment

If the parent company or any of its subsidiaries were to distribute dividends, they would be subject to the tax regulations of each of the countries in which they are decreed and distributed. In the case of Colombian companies, dividends will be subject to the application of Articles 48 and 49 of the Tax Statute and consequently will be subject to withholding at source at the established rates, in accordance with the tax characteristics of each shareholder.

10.7.2	Dividends received from Subsidiary Companies

Considering the historical tax status of the dividends received by the Bank from its affiliates and national subsidiaries, it is expected that in the future dividends will be received on the basis of non-income tax.  They will not be subject to withholding tax, considering that the Bank, its affiliates, and national subsidiaries belong to the same business group.

10.8	Tax contingent liabilities and assets

In the determination of the effective current and deferred taxes subject to review by the tax authority, the relevant regulations have been applied in accordance with the interpretations made by the Group Bancolombia.

In Colombia due to the complexity of the tax system, ongoing amendments to the tax regulations, accounting changes with implications on tax bases and in general the legal instability of the country, the tax authority may at any time have different criteria than that of the Group Bancolombia. Consequently, a dispute or inspection by the tax authority on a tax treatment may affect the Group Bancolombia accounting of assets or liabilities for deferred or current taxes, in accordance with the requirements of IAS 12. However, based on the criteria established in the interpretation of IFRIC 23, the Group Bancolombia did not recognize uncertain tax positions in its financial statements.

NOTE 11. DEPOSITS BY CUSTOMERS

The detail of the deposits as of June 30, 2024 and December 31, 2023 is as follows:

Deposits	June 30, 2024	December 31, 2023
In millions of COP
Saving accounts(1)(2)	111,241,322	108,971,334
Time deposits(3)	106,871,203	98,686,516
Checking accounts	35,245,828	34,993,066
Other deposits(1)	4,510,923	5,290,264
Total deposits by customers	257,869,276	247,941,180

(1) Includes Nequi deposits by COP 3,187,057 and COP 2,924,906, respectively.

(2)The increase is mainly explained by the 8.53% devaluation of the peso against the dollar as of December 2023, which has an upward impact on the balances of foreign subsidiaries.

(3)The increase is mainly in Bancolombia S.A. in time deposits with maturities between 6 and 12 months.

NOTE 12. BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

As of June 30, 2024 and December 31, 2023, the composition of the borrowings from other financial institutions measured at amortized cost is the following:

Borrowings from other financial institutions	June 30, 2024	December 31, 2023
In millions of COP
Obligations granted by foreign banks(1)	7,370,339	9,139,834
Obligations granted by domestic banks(1)	5,568,420	6,508,772
Total borrowings from other financial institutions	12,938,759	15,648,606

(1)The variation is due to cancellation of obligations for advance payments and maturities.

Obligations granted by foreign banks

As of June 30, 2024

Financial entity	Rate Minimum	Rate Maximum	June 30, 2024
In millions of COP
Financing with Correspondent Banks and Multilateral Entities(1)	1.25%	10.00%	6,748,436
Banco Interamericano de Desarrollo (BID)	9.45%	10.60%	579,583
Banco Latinoamericano de Comercio Exterior (Bladex)	7.08%	7.08%	42,320
Total			7,370,339

(1) During the year 2024, the Bank discontinued USD 200 millon from the hedging relationship due to the prepayment of the total financing with Correspondent Banks designated as a hedging instrument. See Note 5.2. Derivative financial instruments – Hedging of net assets in a foreign operation.

As of December 31, 2023

Financial entity	Rate Minimum	Rate Maximum	December 31, 2023
In millions of COP
Financing with Correspondent Banks and Multilateral Entities(1)	1.21%	10.06%	8,566,580
Banco Interamericano de Desarrollo (BID)	9.50%	10.64%	532,899
Banco Latinoamericano de Comercio Exterior (Bladex)	6.91%	6.91%	40,355
Total			9,139,834

(1)At Bancolombia S.A. USD 200 million were designated as coverage of net investment abroad. See Note 5.2 Derivative financial instruments- Hedges of a net asset in a foreign operation.

The maturities of the financial obligations with foreign entities as of June 30, 2024 and December 31, 2023, are the following:

Foreign	June 30, 2024	December 31, 2023
In millions of COP
Amount expected to be settled:
No more than twelve months after the reporting period	3,251,757	3,813,504
More than twelve months after the reporting period(1)	4,118,582	5,326,330
Total	7,370,339	9,139,834

(1) The variation is due to cancellation of obligations for advance payments and maturities.

Obligations granted by domestic banks

As of June 30, 2024

	Rate	Rate
Financial entity	Minimum	Maximum	June 30, 2024
In millions of COP
Financiera de desarrollo territorial (Findeter)	5.76%	19.22%	2,430,423
Fondo para el financiamiento del sector agropecuario (Finagro)	6.56%	15.02%	1,400,291
Banco de comercio exterior de Colombia (Bancoldex)(1)	2.17%	19.82%	675,143
Other private financial entities	10.32%	20.01%	1,062,563
Total			5,568,420

(1) The variation is due to cancellation of obligations for advance payments and maturities.

As of December 31, 2023

	Rate	Rate
Financial entity	Minimum	Maximum	December 31, 2023
In millions of COP
Financiera de desarrollo territorial (Findeter)	8.15%	20.85%	2,530,570
Fondo para el financiamiento del sector agropecuario (Finagro)	8.37%	15.88%	1,509,594
Banco de comercio exterior de Colombia (Bancoldex)	2.17%	21.46%	1,404,873
Other private financial entities	12.88%	16.67%	1,063,735
Total			6,508,772

The maturities of financial obligations with domestic banks as of June 30, 2024 and December 31, 2023, are as follows:

Domestic	June 30, 2024	December 31, 2023
In millions of COP
Amount expected to be settled:
No more than twelve months after the reporting period(1)	190,212	767,470
More than twelve months after the reporting period	5,378,208	5,741,302
Total	5,568,420	6,508,772

(1) The variation is due to cancellation of obligations for advance payments and maturities.

As of June 30, 2024 and December 31, 2023, there were some financial covenants, mainly regarding capital adequacy ratios, past due loans and allowances, linked to some of the aforementioned outstanding credit facilities. None of these covenants had been breached nor were the related obligations past due.

NOTE 13. DEBT INSTRUMENTS IN ISSUE

Duly authorized by the authority in each country bonds have been issued as follows:

As of June 30, 2024

Issuer	Currency		Face value(1)	Balance COP	Rate Range
Bancolombia S.A.	Local	COP	3,627,966	3,647,807	9.81%-14.38%
Bancolombia S.A.(2)(3)(4)	Foreign	USD	2,061,981	8,440,422	3.02%-8.82%
Banistmo S.A.(5)	Foreign	USD	691,644	2,909,578	3.00%-6.35%
Banco Agrícola S.A.(6)	Foreign	USD	169,950	705,043	5.60%-7.66%
Bancolombia Puerto Rico Internacional Inc.	Foreign	USD	54,146	235,942	4.80%-5.50%
Bancolombia Panamá S.A.	Foreign	USD	38,486	166,837	4.80%-6.10%
Grupo Agromercantil Holding S.A.	Foreign	USD	493	2,045	0.25%-7.25%
Total debt instruments in issue				16,107,674

(1) Face value is in US dollar for foreign currency bonds.

(2) See Note 13.1. Issue of Bancolombia S.A. subordinary bonds.

(3) See Note 13.2. Repurchase Bonds maturing in 2025 and 2027 Bancolombia S.A..

(4) As of June 2024, USD 1,124,613 were designated as net investment coverage abroad. See Note 5.2. Derivative financial instruments- Hedges of a net asset in a foreign operation.

(5) See Note 13.3. Issue of Banistmo S.A. ordinary bonds.

(6) See Note 13.4. Issue of Banco Agrícola S.A. ordinary bonds.

As of December 31, 2023

Issuer	Currency		Face value(1)	Balance COP	Rate Range
Bancolombia S.A.	Local	COP	4,029,882	4,097,727	12.87%-21.06%
Bancolombia S.A.(2)	Foreign	USD	1,832,534	6,861,098	3.02%-7.03%
Banistmo S.A.(3)	Foreign	USD	679,395	2,626,235	3.00%-6.25%
Banco Agrícola S.A.(4)	Foreign	USD	162,700	623,568	5.58%-7.57%
Bancolombia Puerto Rico Internacional Inc.	Foreign	USD	69,648	276,451	5.05%-5.50%
Bancolombia Panamá S.A.	Foreign	USD	44,924	176,376	4.70%-6.10%
Grupo Agromercantil Holding S.A.	Foreign	USD	555	2,121	0.25%-7.25%
Total debt instruments in issue				14,663,576

(1) Face value is in US dollar for foreign currency bonds.

(2) As of December 31, 2023, USD 1,392,034 were designated as net investment coverage abroad. See Note 5.2. Derivative financial instruments- Hedges of a net asset in a foreign operation.

(3) See Note 13.3. Issue of Banistmo S.A. ordinary bonds.

(4) See Note 13.4. Issue of Banco Agrícola S.A. ordinary bonds.

13.1. Issue of Bancolombia S.A. subordinated bonds.

On June 24, 2024, the Bank issued Subordinated Bonds for USD 800,000,000, maturing in 2034, which have an early redemption option that can be exercised after five years from the date of issuance and a coupon of 8.625%. Payable semi-annually on December 24 and June 24 of each year, beginning on December 24, 2024.

13.2. Repurchase Bonds maturing in 2025 and 2027 Bancolombia S.A.

On June 24, 2024, the Bank carried out a debt management operation offering the market a repurchase of the bonds maturing in 2025 and 2027 for USD 267,421 and USD 283,632, respectively.

13.3 Issue of Banistmo S.A. ordinary bonds.

Banistmo S.A., a subsidiary of the Bank issued in 2024 bonds under the Revolving Bond Program, totaling USD 10,100 with a term of 1 year each and rates of 6.35%. In the year 2023 issued bonds under the Revolving Bond Program, totaling USD 58,062 with a term of 1 year each and rates between 6% and 6.25%.

13.4. Issue of Banco Agrícola S.A. ordinary bonds.

Banco Agrícola a subsidiary of the Bank issued ordinary bonds in 2024 for USD 7,250 with rates from 7.00% to 7.05% and terms from 1 year to 1.5 years. In the year 2023 issued ordinary bonds for USD 77,700 with rates from 6.68% to 7.25% and terms from 1.5 years to 8 years.

For information related to the disclosures of fair value of the debt securities in issue, see Note 22 Fair value of assets and liabilities.

As of June 30, 2024 and 2023, there were no financial covenants linked to the aforementioned securities in issue, except for some financial covenants related to the Banistmo S.A. social gender private placement bond. None of these covenants had been breached nor were the related obligations past due.

NOTE 14. OTHER LIABILITIES

Other liabilities consist of the following:

Other liabilities	June 30, 2024	December 31, 2023
In millions of COP
Payables	4,281,945	4,746,323
Dividends(1)	2,573,539	870,846
Collection services(2)	1,918,015	820,393
Suppliers	1,668,539	1,653,424
Advances	1,467,735	1,199,509
Security contributions	533,570	524,741
Salaries and other labor obligations	389,610	396,734
Provisions	385,610	401,111
Bonuses and short-term benefits(3)	345,601	734,916
Deposits delivered as security(4)	230,577	795,628
Advances in leasing operations and loans	161,402	186,547
Deferred interests	133,235	217,507
Liabilities from contracts with customers	69,317	60,128
Other	40,977	40,774
Total	14,199,672	12,648,581

(1)Dividends payable corresponding to the distribution of profits for the year 2023, declared in March 2024. See Condensed Consolidated Interim Statement of Changes in Equity, distribution of dividends.

(2)The increase is related to collection periods.

(3) The variation is mainly due to the payment of bonuses for employees in accordance with the variable compensation model of the Bank.

(4) Guarantees related to derivative transactions. See Note 5.2 Derivative financial instruments.

NOTE 15. PROVISIONS AND CONTINGENT LIABILITIES

Contingencies due to judicial or administrative proceedings/litigations in which Bancolombia and the entities with which financial statements are consolidated as of June 30, 2024, are listed as follow, and that represents a contingency superior to USD 7,110. Dollar amounts are stated in thousands.

Some of the proceedings in which the claims are inferior and that were revelated in prior periods will be kept to provide information about its evolution.

BANCOLOMBIA S.A.

Neos Group S.A.S. (in reorganization) and Inversiones Davanic S.A.S.

On November 3, 2022, Bancolombia was informed of a lawsuit in which the plaintiff contends that a loan agreement is in place between the parties, rather than a lease. The plaintiff also requested that the purchase and sale agreement be rescinded on the basis that the price of the property was lower than its fair price.

The plaintiff seeks COP 65,000. The likelihood of recovering this amount is considered to be remote because the parties always intended to celebrate a lease and not a different type of contract. On December 7, 2022, Bancolombia issued an answer to the lawsuit. As of June 30, 2024, the scheduling of the initial hearing date is pending. Bancolombia has not recorded a provision for this matter.

Public Interest Class Action - Carlos Julio Aguilar and other

In this proceeding, a constitutional public interest action was filed, in which the plaintiffs allege that due to the restructuring of Departamento del Valle´s financial obligations and its Performance Plan, the collective rights of the public administration and the public funds of the Departamento del Valle were breached. According to the Bank's defense arguments, the agreement was made in accordance with the law.

As of June 30, 2024, the procedure is pending a first instance judgment. The contingency is deemed to be possible. Bancolombia has not recorded a provision for this matter.

Contraloría Departamental de Cundinamarca v. GEHS, Bancolombia and other natural persons

The development of the Water Treatment Plant PTAR Chía I Delicias Sur from Municipio de Chía, Colombia, was outlined in a lease agreement signed on September 28, 2015. The price agreed was COP 19,000. The object of the agreement was the financing of the Project, as well as the optimization, design, and construction of the Water Treatment Plant PTAR Chía I Delicias Sur.

As of December 31, 2018, Bancolombia had anticipated certain payments to the Supplier of the Project. The Municipio de Chía´s Mayor Office, has claimed that irregularities have been found during the execution of the Project. Due to these allegations, the Contraloría de Cundinamarca began a proceeding of Fiscal Responsibility against GEHS Global Environment and Health Solutions de Colombia (Supplier), Guillermo Varela Romero, Rafael Antonio Ballesteros Gómez, Luís Alejandro Prieto González (Municipio de Chía´s former Mayor and employees of the municipal administration), and Bancolombia S.A., based on the alleged loss.

Bancolombia has alleged in its defense, among other arguments, that the Bank fully complied with its contractual obligations and that it is not responsible for the loss of the Municipality's resources.

The Contraloría de Cundinamarca at first instance and the apellate court held responsible five individuals, including Bancolombia, for a total amount of COP 7,650.

As of June 30, 2024, the proceeding at the Contraloría de Cundinamarca has ended due to the total payment of the awarded amount. Despite the judgment, Bancolombia at the Administrative Jurisdiction filed a lawsuit seeking the reversal of the judgment and the reimbursement of the awarded amount paid.

Remediation Plan for Santa Elena´s property

In 1987, Bancolombia (formerly Bank of Colombia) received a property located in Municipio de Cartagena, Colombia from the National Federation of Algodoneros. After the settlement was signed, soil contamination from pesticides and herbicides was found on the property. Bancolombia initiated a civil responsibility judicial procedure against the Federation alleging environmental contamination. On November 13, 2015, the final judgment was issued, and it was decided that the National Federation of Algodoneros was liable for environmental damages and that Bancolombia was not.

Despite not being liable for environmental damages, Bancolombia is subject to decontamination requirements with respect to the property. Bancolombia has carried out over the years various activities aimed at containing the environmental impact, as well as the social management of the communities neighboring the lot. These activities include, among others, the confinement of contaminating material, installation of monitoring wells, and execution of plans to reduce contamination levels.

Currently, these plans have the approval of the Autoridad Nacional de Licencias Ambientales de Colombia (ANLA) and their execution is divided into 3 stages: Stage 1, Stage 2 and Stage 3. Bancolombia appealed the administrative act issued by the ANLA based on technical issues for the execution of Stage 3, and it is pending resolution.

As of June 30, 2024, Bancolombia has completed the complementary activities of Stage I. It continues with the demolition activities of the warehouses of Stage II and with the execution social management plan with the communities in the influence area of the remediation plan, emergency plan, hazardous waste management plan and biotic environment protection plan. On June 17, 2024, Stage III was approved and its execution is scheduled to begin in 2025.

The execution of the plan is expected to be completed within 36 months starting July 2023. The timeframe may be adjusted based on supervening requirements and approved stages from the environmental authority. As of June 30, 2024, Bancolombia has established a provision of COP 73,521 for the accomplishment of the remaining activities.

Fredy Alberto Lara Borja

On December 13, 2023, Bancolombia was notified of a lawsuit filed by a former employee of the liquidated company Aluminio Reynolds Santo Domingo S.A, seeking the absolute nullity of the purchase agreement between Leasing Bancolombia and Bancolombia S.A. for two properties signed in 2011. Leasing Bancolombia acquired those properties through a purchase agreement with the company Armarcas E.U, which had received them as a payment from Sociedad Aluminio Reynolds Santo Domingo S.A. The plaintiff requested that the properties be returned to Aluminios Reynolds Santo Domingo´s assets so they can be used as payment of the company´s labor liabilities. The value of the claim is COP 103,943.

Bancolombia filed an appeal against the court´s order admitting the lawsuit arguing, among other reasons, non-compliance of legal requirements and lack of jurisdiction. As of June 30, 2024 the lawsuit has been declined by the Judge. The contingency is deemed to be remote. Bancolombia has not recorded a provision for this matter.

Constructora Primar S.A.S

On June 7, 2022 Bancolombia was notified of a lawsuit filed by the companies Incopav S.A.S., Constructora Primar S.A.S., Inversiones M & Galindo y Cía. S en C, Inversiones M & Baquero y Cía. S en C. The plaintiffs request payment of the damages caused by Bancolombia decision not to fully finance the Altos de San Jorge project.

The claim is for COP 107,344. The contingency is classified as remote because the plaintiffs are not part of the mutual agreement entered into for the financing of the Altos de San Jorge project. As of June 30, 2024, the first instance judgment hearing is pending.

FIDUCIARIA BANCOLOMBIA

Quinta Sur S.A.S

In March 2022, Fiduciaria Bancolombia was notified of a lawsuit filed by Quinta Sur S.A.S. (in liquidation). According to the lawsuit, Quinta Sur seeks to be indemnified for damages as a result of the failure to transfer the resources to the plaintiff for the beginning of a housing construction project, under the terms agreed in the trust agreement.Fiduciaria Bancolombia alleges that it has complied with the law and the contract, arguing that the property on which the housing project was to be constructed did not fulfill the contractual requirements. The plaintiff seeks COP 128,000.

On August 24, 2023, a favorable judgment was issued for Fiduciaria Bancolombia. As of June 30, 2024, the proceeding is pending the resolution of the appeal filed by the plaintiff. The contingency is deemed to be possible. Fiduciaria Bancolombia has not recorded provision for this matter.

BANISTMO

Constructora Tymsa S.A

In October 2021, Banistmo and Banistmo Investment were notified of a lawsuit in which the plaintiff alleged fraudulent acts involving the sale of the plaintiff´s property. Constructora Tymsa alleges that the signatures and fingerprints in the public instrument of purchase, sale and in the mortgage in favor of Banistmo are false.

The plaintiff seeks USD 10,000, in addition to interests, costs and expenses. Banistmo and Banistmo Investment allege they are not liable for any intentional or negligent conduct in relation to the alleged fraudulent sale of the property. As of June 30, 2024, the lawsuit is pending the admission of evidence presented by the parties. The Bank's advisors have qualified this contingency as eventual.

Five Star Production Inc., Global Men Health Foundation, Ingrid Perscky and Others

In April 2022, Banistmo was notified of a lawsuit filed by Five Star Production Inc., Global Men Health Foundation, Ingrid Perscky and others for USD 5,000.

The lawsuit was filed based on a dispute between Ingrid Perscky and Jose Barbero (who used to be husband and wife) for the distribution of their assets. In 2017, Ms. Perscky, who had an authorized signature, ordered the cancelation of a fixed term deposit from Five Star and instructed that those funds be transferred to 3 accounts that belonged to persons related to her (for example, her children). Mr. Barbero contacted Banistmo and tried to reverse the instructions, however as it was not possible, Mr. Barbero filed criminal complaints against Ms. Perscky.

Banistmo has complied with banking law and has handled the information´s confidentiality according to the law and the contract. The plaintiffs seeked compensation for material and moral damages, alleging that Banistmo breached confidentiality and banking secret in detriment of the plaintiffs.

As of June 30, 2024, the process ended as a result of a settlement agreement between the parties.

Deniss Rafael Pérez Perozo, Carlos Pérez Leal and others

Promotora Terramar (client of Banistmo, formerly HSBC Panamá) was paid USD 299, through Visa gift cards issued by a foreign bank. This payment was received as a partial payment of 2 apartments located in Panamá City.

The Credit Card Securities and Fraud Prevention department of the HSBC bank detected an irregular activity by Promotora Terramar on June 3, 2008, when a monitoring alert was activated due to the high number of cards with the same BIN and bank. Therefore, pursuant to the Business Establishments Affiliate Agreement, HSBC held funds from Promotora Terramar´s accounts for COP 287. Nevertheless, after further investigations the money was refunded.

On October 2013, the plaintiffs filed a claim for compensation of the material and moral damages caused, which according to their valuation, amounts to USD 5,252,000. Banistmo alleges it has complied with the contractual terms outlined in the Affiliate Agreement and the statute of limitations deadline has lapsed, among other defenses.

As of June 30, 2024, the proceeding is pending the plaintiffs to arrange for defendants to be served. The contingency is deemed to be remote. Banistmo has not recorded a provision for this matter.

DD&C, Carlos Pérez Leal and Others

In October 2022, Banistmo received a communication announcing the filing of a legal action in the Tribunal of First Instance of Kaloum in the Republic of Guinea. This action was initiated by Inversiones DD&C, Carlos Perez Leal and other natural persons against the Central Bank of the Republic of Guinea (“BCRG”) and five international banks, including Banistmo.  The action seeks compensatory damages derived from alleged fraud involving six international transfers for a total USD 1,900 that Inversiones DD&C, who was a client of Banistmo at the time, ordered to be made to a bank account at the BCRG.

The parties who initiated the action are seeking USD 28,100 in “dommages matériels” (which are damages for alleged economic loss), as well as additional amounts in “dommages moraux” (which are damages for alleged non-economic loss, including alleged psychological suffering and moral anguish).

On May 22, 2023, a favorable first instance judgment was issued for Banistmo. The plaintiff filed an appeal against the decision. As of June 30, 2024, the result of the appeal hearing is pending, which will take place on July 15 and 16, 2024.

The contingency is deemed to be remote. Banistmo has not recorded a provision for this matter.

Interfast Panamá & Pacific Point 96624

In February 2024, Banistmo and Banistmo Investment were served of a lawsuit filed against them, 2020 Debt Investors Corp and José Talgham Cohen. The plaintiffs seek compensation for damages originated from the assignment of credit agreement made by Banistmo as the assignor in benefit of the assignee 2020 Debt Investors Corp., of a credit operation managed by Inverfast Panamá for a value of USD 2,000. The loan was secured with a trust in guarantee and administration of real state set up on Banistmo Investment.

The plaintiffs alleges that the credit assignment agreement presented irregularities and deviations from Banistmo and breach of fiduciary duties from Banistmo Investment. The value of the claim is USD 15,000.

As of June 30, 2024, the proceeding is pending resolution of the lawsuit’s objections presented by the defendants. The contingency is deemed to be remote. Banistmo has not recorded a provision for this matter.

BANCO AGRÍCOLA

Dirección General de Impuestos Internos El Salvador

The authority on taxes of El Salvador (DGII), in accordance with the resolution of October 2018, determined that Banco Agrícola failed to pay and declare income taxes related to fiscal year 2014 for a total of USD 11,116 and related penalties.

In 2021, the appeal presented by Banco Agrícola was decided. The Tribunal de Apelaciones de los Impuestos Internos y Aduanas (TAII) modified the Resolution issued by DGII, adjusted the rental tax to USD 6,341 and revoked the sanction.

Banco Agrícola filed a lawsuit before the Contentious Administrative Tribunal seeking to overrule DGII´s and TAII´s previous decisions in relation to the tax’s payment. As of June 30, 2024, the proceeding is pending the initial hearing that is schedule to be held on July 9, 2024, in order to present the evidence and to make the corresponding final allegations.

The contingency is deemed to be remote. Banco Agrícola has not recorded a provision for this matter.

ARRENDADORA FINANCIERA S.A.

Cordal

Cordal filed a lawsuit against Arrendadora Financiera, seeking compensation for USD 6,454. According to the lawsuit, Cordal was the owner of a current account in Arrendadora Financiera (formerly Banco Capital S.A.) and it alleged that it´s funds were irregularly transferred to third parties. Arrendadora Financiera alleges Cordal´s account was liquidated before the acquisition of Banco Capital S.A. and, therefore, no funds were transferred.

As of June 30, 2024, the proceeding is at the evidentiary stage. The contingency is deemed to be remote. Arrendadora Financiera has not recorded a provision for this matter. A former employee of the plaintiff was convicted of aggravated theft in connection with the facts of this lawsuit.

BANCO AGROMERCANTIL

Bapa Holdings Corp.

On September 20, 2022, a lawsuit against Banco Agromercantil was filed by Bapa Holdings Corp. The plaintiff alleges it invested USD 7,000, through a participation agreement with North Shore Development Company (NDSC) for the development of a housing project that was going to be built in a property, which was security for a loan given by Banco Agromercantil to NDSC, located in Roatan Island, Honduras. Bapa claims BAM caused damages due to its failure to provide information about NDSC´s financial situation and going through with the sale of the credit.

On October 24, 2022, BAM responded to the claim and filed exceptions alleging that it has no commercial relationship with Bapa, and the statute of limitations deadline expired. As of June, 2024, the court is pending a ruling on the exceptions to the lawsuit presented by BAM.

The contingency is deemed to be remote. Banco Agromercantil has not recorded a provision for this matter.

Superintendencia de Administración Tributaria (SAT)

The Superintendencia de Administración Tributaria (SAT) de Guatemala ordered a tax adjustment in the fiscal year 2014 of Banco Agromercantil´s rental tax declaration, duly paid by BAM, for a value of USD 13,583 (including tax and sanction). BAMinitiated legal proceedings against the decision adopted by the SAT, pleading the inadmissibility of the adjustment by applying the legal rule in an analogous way, the admissibility of the expenses deductions of the revenue tax for being necessary to generate lien revenue and the non-withhold of the revenue tax in the interests paid to exempt people, arguing that they were appropriate according to the law. The proceeding is pending the final decision from the Court. The contingency is deemed to be remote. Banco Agromercantil has not recorded a provision for this matter.

NOTE 16. APPROPRIATED RESERVES

As of June 30, 2024 and December 31, 2023, the appropriated retained earnings consist of the following:

Concept	June 30, 2024	December 31, 2023
In millions of COP
Appropriation of net income(1)(2)	12,751,479	12,794,057
Others(3)	9,881,356	7,250,712
Total appropiated reserves	22,632,835	20,044,769
(1)	The legal reserve fulfills two objectives: to increase and maintain the company's capital and to absorb economic losses. Based on the aforementioned, this amount shall not be distributed in dividends to the stockholders.
(2)	As of June 30, 2024 and December 31, 2023 includes reclassification of unclaimed dividends under Article 85 of the Bancolombia S.A Bylaws for COP 258 and COP 557, respectively.
(3)	Reserves for equity strengthening, future growth and donations to social benefit projects available to the Board of Directors, which was approved at the General Shareholders Meeting.

NOTE 17. OPERATING INCOME

17.1.       Interest and valuation on financial instruments

The following table sets forth the detail of interest and valuation on financial asset instruments for the six-months period ended June 30, 2024 and 2023 and the three-months period from April 01 to June 30, 2024 and 2023:

	Accumulated		Quarterly
Interest and valuation on financial instruments	2024	2023	2024	2023
In millions of COP
Interest on debt instruments using the effective interest method	497,912	503,397	240,138	253,026
Interest and valuation on financial instruments
Debt investments(1)	583,100	196,876	284,827	(118,407)
Repos(2)	159,184	(60,505)	50,792	(25,415)
Derivatives	(12,274)	(128,490)	(18,588)	(30,599)
Spot transactions	(21,454)	(28,348)	(14,521)	(37,853)
Total valuation on financial instruments	708,556	(20,467)	302,510	(212,274)
Total Interest and valuation on financial instruments	1,206,468	482,930	542,648	40,752

(1) The increase is mainly presented in Bancolombia S.A., due to a higher volume and higher valuation in the portfolio of securities issued by foreign governments (United States Treasury Bonds), which are directly related to the variations in the exchange rate.

(2) The increase is mainly in Bancolombia S.A and is due to the entry into temporary transfer of securities.

17.2.       Interest expenses

The following table sets forth the detail of interest on financial liability instruments for the six-months period ended June 30, 2024 and 2023 and the three-months period from April 01 to June 30, 2024 and 2023:

	Accumulated		Quarterly
Interest expenses	2024	2023	2024	2023
In millions of COP
Deposits(1)	6,235,521	6,461,026	3,047,647	3,270,957
Borrowing costs(1)	734,351	813,515	332,778	424,032
Debt instruments in issue(2)	595,519	762,372	310,348	377,204
Lease liabilities	68,723	55,858	35,509	30,539
Preferred shares	28,650	28,650	13,813	13,813
Overnight funds	10,012	19,593	5,459	11,761
Other interest (expense)	23,189	25,262	11,332	12,707

Total interest expenses	7,695,965	8,166,276	3,756,886	4,141,013

(1) The intervention rate issued by the Banco de la República de Colombia for the period of 2024 started at 13.00% and closed at 11.75% and for 2023 it started at 12.00% and closed at 13.25%. This has an impact on the rates of deposits and financial obligations.

(2) In 2024, the decrease occurs mainly due to maturities of debt securities in legal currency.

Net interest income is defined as interest on loan portfolio and financial leasing operations, interest on debt instruments measured by the effective interest method and interest expense amounts to COP 9,509,930 y COP 10,208,368 for the accumulated period of six months ended on June 30, 2024 and 2023, respectively and to COP 4,819,484 and COP 5,097,508 for the three-months period between April 1 and on June 30, 2024 and 2023, respectively.

17.3.       Commissions income, net

The Bank has elected to present the income from contracts with customers as an element in a line named “Commissions income, net” in the Condensed Intermediate Statement of Consolidated Results separated from the other income sources.

The information contained in this section about the fees and commission’s income presents information on the nature, amount, timing and uncertainty of the income from ordinary activities which arise from a contract with a customer under the regulatory framework of IFRS 15 Revenue from Ordinary Activities from Contracts with Customers.

In the following table, the description of the main activities through which the Bank generates revenue from contracts with customers is presented:

Commissions income, net	Description
Banking services

Banking Services are related to commissions from the use of digital physical channels or once the customer makes a transaction. The performance obligation is fulfilled once the payment is delivered to its beneficiary and the proof of receipt of the payment is sent, in that moment, the collection of the commission charged to the customer is generated, which is a fixed amount. The commitment is satisfied during the entire validity of the contract with the customer. The Bank acts as principal.

Credit and debit card fees

In debit card product contracts, it is identified that the price assigned to the services promised by the Bank to the customers is fixed. Given that no financing component exists, it is established on the basis of the national and international interbank rate. Additionally, the product charges to the customers commissions for handling fees, at a determined time and with a fixed rate.

For Credit Cards, the commissions are the handling fees and depend on the card franchise. The commitment is satisfied in so far that the customer has capacity available on the card.

Other revenue received by the (issuer) credit card product, is advance commission; this revenue is the charge generated each time the customer makes a national or international advance, at owned or non-owned ATMs, or through a physical branch. The exchange bank fee is a revenue for the Issuing Bank of the credit card for the services provided to the business for the transaction effected at the point of sale. The commission is accrued and collected immediately at the establishment and has a fixed amount.

In the credit cards product there is a customer loyalty program, in which points are awarded for each transaction made by the customer in a retail establishment. The program is administrated by a third party who assumes the inventory and claims risks, for which it acts as agent. The Bank, recognized it as a lower value of the revenue from the exchange bank fee.

The rights and obligations of each party in respect of the goods and services for transfer are clearly identified, the payment terms are explicit, and it is probable, that is, it takes into consideration the capacity of the customer and the intention of having to pay the consideration at termination to those entitled to change the transferred goods or services. The revenue is recognized at a point in time: the Bank satisfies the performance obligation when the “control” of the goods or services was transferred to the customers.

Deposits

Deposits are related to the services generated from the offices network of the Bank once a customer makes a transaction. The Bank generally commits to maintain active channels for the products that the customer has with the Bank, with the purpose of making payments and transfers, sending statements and making transactions in general. The commissions are deducted from the deposit account, and they are incurred at a point in time. The Bank acts as principal.

Electronic services and ATMs

Revenue received from electronic services and ATMs arises through the provision of services so that the customers may make required transactions, and which are enabled by the Bank. These include online and real-time payments by the customers of the Bank holding a checking or savings accounts, with a debit or credit card for the products and services that the customer offers. Each transaction has a single price, for a single service. The provision of collection services or other different services provided by the Bank, through electronic equipment, generates consideration chargeable to the customer established contractually by the Bank as a fee. The Bank acts as principal and the revenue is recognized at a point in time.

Brokerage

Brokerage is a group of services for the negotiation and administration of operations for purchasing fixed revenue securities, equities and operations with derivatives in its own name, but on the account of others. The performance obligations are fulfilled at a point in time when the commission agent in making its best effort can execute the business entrusted by the customer in the best conditions. The performance obligations are considered satisfied once the service stipulated in the contract is fulfilled, as consideration fixed, or variable payments are agreed, depending on the service. The Bank acts generally as principal and in some special cases as agent.

Remittance

Revenue for remittance is received as consideration for the commitment established by the Bank to pay remittances sent by the remitting companies to the beneficiaries of the same. The commitment is satisfied at a point in time to the extent that the remittance is paid to the beneficiary.

The price is fixed, but may vary in accordance to the transferred amount, due to the operation being dependent on the volume of operations generated and the transaction type. There is no component of financing, nor the right to receive consideration dependent on the occurrence or not of a future event.

Acceptances, Guarantees and Standby Letters of Credit

Banking Service from acceptances, guarantees and standby letters of credit which are not part of the portfolio of the Bank. There exist different performance obligations; the satisfaction of performance obligations occurs when the service is given to the customer. The consideration in these types of contracts may include fixed amounts, variable amounts, or both, and the Bank acts as principal. The revenue is recognized at a point in time.

Trust

Revenue related to Trust are received from the administration of the customer resources in the business of investment trusts, property trusts, management trusts, guarantee trusts, for the resources of the general social security system, Collective portfolios and Private Equity Funds (PEF). The commitments are established in contracts independently and in an explicit manner, and the services provided by the Bank are not inter-related between the contracts. The performance obligation corresponds to performing the best management in terms of the services to be provided in relation to trust characteristics, thus fixed and variable prices are established depending on the complexity of the business, similarly, revenues are recognized throughout or at a determined time. In all the established businesses it acts as principal.

Placement of Securities

Valores Bancolombia makes available its commercial strength for the deposit, reinvestment of resources through financial instruments to the issuing company. It receives a payment for deposits made. The commitment of the contract is satisfied to the extent that the resources requested by the issuer are obtained through the distribution desks of Valores Bancolombia. The collection is made monthly. It is established that Valores Bancolombia may undertake collection of these commissions at the end of the month through a collection account charged to the issuer, acting as principal.

Bancassurance

The Bank receives a commission for collecting insurance premiums at a given time and for allowing the use of its network to sell insurance from different insurance companies over time. The Bank in these bancassurance contracts acts as agent (intermediary between the customer and the insurance company), since it is the insurance company which assumes the risks, and which handles the complaints and claims of the customers inherent in each insurance. Therefore, the insurance company acts as principal before the customer. The prices agreed in bancassurance are defined as a percentage on the value of the policy premiums. The payment shall be tied to the premiums collected, sold or taken for the case of employees’ insurance. The aforementioned then means that the price is variable, since, the revenue will depend on the quantity of policies or calculations made by the insurance companies.

Collections

The Bank acting as principal, commits to collect outstanding invoices receivable by the collecting customers through the different channels offered by the bank, send the information of the collections made and credit the money to the savings or checking account defined by the collecting customer. The commitment is satisfied at a point in time to the extent that the money is collected by the different channels, the information of the said collections is delivered appropriately, and the resources are credited in real-time to the account agreed with the customer. For the service, the Bank receives a fixed payment, which is received for each transaction once the contract is in effect.

Services

These are the maintenance services performed on the fleet owned by the customers, these services are performed on demand, and the value of the service cost is invoiced plus an intermediation margin. The collection is made by the amount of expense invoiced by the provider plus an intermediation percentage, which ranges between 5% and 10% depending on the customer.

The contract is written, is based on a framework contract which is held between the customers which contains the general terms of negotiation and the payment terms are generally 30 days after generating the invoice. The revenue is recognized when the service is provided. There is no financing nor sanctions for early cancellations.

To view the details of the balance, refer to line ‘Logistics services’ in Note 17.4 Other operational Income.

Gains on sale of assets

These are the revenue from the sale of assets, where the sale value is higher than the book value recorded in the accounts, the difference representing the gains. The recognition of the revenue is at a point in time once the sale is realized. The Bank acts as principal in this type of transaction and the transaction price is determined by the market value of the asset being sold.

To view the details of the balance, refer to line ‘Gain on sale of assets’ in Note 17.4 Other operational Income.

Investment Banking

Investment Banking offers to customer’s financial advisory services in the structuring of businesses in accordance with the needs of each one of them. The advisory services consist in realizing a financial structuring of a credit or bond in which the Investment Bank offers the elements so that the company decides the best option for structuring the instrument. In the financial advisory contract, a best efforts clause is included.

The promises given to the customers are established in the contracts independently and explicitly. The services provided by the Investment Bank are not interrelated between the contracts, correspond to the independent advice agreed and do not include additional services in the commission agreed with the customer. The advisory services offered in each one of the contracts are identifiable separately from the other performance commitments that the Investment Bank may have with the customers. The Investment Bank does not have a standard contract for the provision of advisory services, given than each contract is tailored to the customer’s needs.

The transaction price is defined at the start of the contract and is assigned to each service provided independently. The price contains a fixed and a variable portion which is provided in the contracts. The variation depends on the placement amount for the case of a financial structuring contract and coordination of the issuance and conditions of the same. In these operations Banca de Inversion Bancolombia provides advice to the customers and the price shall depend at times on the success and amount of the operation. In the contracts subject to evaluation there are no incremental costs associated with the satisfaction of the commitments of the Bank with the customers provided for.

In the contracts signed with the customers, a penalty clause is established in case of a customer withdrawing from continuing with the provision of the services established in the commercial offer. The penalty shall be recognized in the financial statements once the Investment Bank is notified on the withdrawal under the concept of charges for early termination of the contract.

The Bank presents the information on revenue from contracts with customers in accordance with its operating segments defined earlier in Note 3. Operating Segments for each of the principal services offered.

The following table shows the balances categorized by nature and by segment of revenue from ordinary activities from contracts with customers, for further information about composition of Bank’ segments see Note 3. Operating segments:

As of June 30, 2024

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
In millions of COP
Revenue from contracts with customers
Commissions income
Credit and debit card fees and commercial establishments	1,295,450	127,711	114,430	43,138	-	-	-	934	-	1,581,663
Banking services	318,098	76,668	77,960	28,973	-	-	-	21,842	14,821	538,362
Payment and collections	499,814	5,608	-	-	-	-	-	-	-	505,422
Bancassurance	462,424	31,936	25	-	-	-	-	-	-	494,385
Fiduciary Activities and Securities	-	9,715	2,984	436	214,445	-	44,410	24	-	272,014
Acceptances, Guarantees and Standby Letters of Credit	37,071	14,113	2,681	1,200	-	-	-	310	-	55,375
Investment banking	-	1,083	928	-	-	40,624	4,434	-	-	47,069
Brokerage	-	8,079	-	-	-	-	12,608	(1)	-	20,686
Others	118,174	178	35,124	25,532	-	-	2,784	2,657	513	184,962
Total revenue of contracts with customers	2,731,031	275,091	234,132	99,279	214,445	40,624	64,236	25,766	15,334	3,699,938

For the three-months period from April 1, 2024 to June 30, 2024

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
In millions of COP
Revenue from contracts with customers
Commissions income
Credit and debit card fees and commercial establishments	646,625	67,135	59,101	23,284	-	-	-	496	-	796,641
Banking services	168,241	50,815	39,541	13,399	-	-	-	9,619	7,913	289,528
Payment and collections	262,722	2,883	-	-	-	-	-	-	-	265,605
Bancassurance	269,921	16,140	12	-	-	-	-	-	-	286,073
Fiduciary Activities and Securities	-	4,811	1,504	204	105,645	-	23,571	12	-	135,747

Acceptances, Guarantees and Standby Letters of Credit	19,131	6,925	1,388	388	-	-	-	153	-	27,985
Investment banking	-	692	461	-	-	32,484	2,338	-	-	35,975
Brokerage	-	4,212	-	-	-	-	9,524	(1)	-	13,735
Others	61,682	122	18,480	13,144	-	-	1,658	1,344	327	96,757
Total revenue of contracts with customers	1,428,322	153,735	120,487	50,419	105,645	32,484	37,091	11,623	8,240	1,948,046

As of June 30, 2023

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
In millions of COP
Revenue from contracts with customers
Commissions income
Credit and debit card fees and commercial establishments	1,196,749	132,542	114,118	53,297	-	-	-	1,068	-	1,497,774
Banking services	289,666	50,547	80,806	35,655	-	-	-	18,777	10,158	485,609
Payment and collections	461,664	5,742	-	-	-	-	-	-	-	467,406
Bancassurance	430,950	36,653	43	-	2	-	6	-	-	467,654
Fiduciary Activities and Securities	-	10,121	3,290	436	177,604	-	37,880	28	-	229,359
Acceptances, Guarantees and Standby Letters of Credit	35,624	12,271	2,827	2,082	-	-	-	425	-	53,229
Investment banking	-	749	656	-	-	24,153	5,296	-	-	30,854
Brokerage	-	8,733	-	-	-	-	6,274	-	-	15,007
Others	124,870	171	39,232	29,455	-	-	4,047	3,169	3,604	204,548
Total revenue of contracts with customers	2,539,523	257,529	240,972	120,925	177,606	24,153	53,503	23,467	13,762	3,451,440

For the three-months period from April 1, 2023 to June 30, 2023

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
In millions of COP
Revenue from contracts with customers
Commissions income
Credit and debit card fees and commercial establishments	601,953	66,894	55,322	28,635	-	-	-	504	-	753,308
Banking services	139,650	25,135	39,905	18,329	-	-	-	9,355	5,344	237,718
Payment and collections	237,166	3,184	-	-	-	-	-	-	-	240,350
Bancassurance	236,333	18,145	19	-	2	-	6	-	-	254,505
Fiduciary Activities and Securities	-	5,536	1,513	225	90,776	-	18,744	13	-	116,807
Acceptances, Guarantees and Standby Letters of Credit	17,061	5,419	1,418	904	-	-	-	218	-	25,020
Investment banking	-	482	235	-	-	23,486	2,598	-	-	26,801
Brokerage	-	5,025	-	-	-	-	3,139	-	-	8,164
Others	66,494	68	19,552	13,374	-	-	2,105	1,396	1,794	104,783
Total revenue of contracts with customers	1,298,657	129,888	117,964	61,467	90,778	23,486	26,592	11,486	7,138	1,767,456

For the determination of the transaction price, the Bank assigns to each one of the services the amount which represents the value expected to be received as consideration for each independent commitment, which is based on the relative price of independent sale. The price that the Bank determines for each performance obligation is done by defining the cost of each service, related tax and associated risks to the operation and inherent to the transaction plus the margin expected to be received in each one of the services, taking as references the market prices and conditions, as well as the segmentation of the customer.

In the transactions evaluated in the contracts, changes in the price of the transaction are not identified.

Contract assets with customers

The Bank receives payments from customers based on the provision of the service, in accordance to that established in the contracts. When the Bank incurs costs for providing the service prior to the invoicing, and if these are directly related with a contract, they improve the resources of the entity and are expected to recuperate, these costs correspond to a contract asset. Currently, the Group does not have assets related to contracts with customers.

As a practical expedient, the Bank recognizes the incremental costs of obtaining a contract as an expense when the amortization period of the asset is one year or less.

Contract liabilities with customers

The contract liabilities constitute the obligation of the Bank to transfer the services to a customer, for which the Group has received a payment on the part of the final customer or if the amount is due before the execution of the contract. They also include deferred income related to services that shall be delivered or provided in the future, which will be invoiced to the customer in advance, but which are still not due.

Commissions Expenses

The following table sets forth the detail of commissions expenses for the six-months and three- months period ended June 30, 2024 and 2023:

	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of COP
Banking services	788,110	713,405	415,188	364,469
Sales, collections and other services	434,259	405,513	227,763	213,249
Correspondent banking	295,006	209,523	187,544	124,126
Payments and collections	20,108	20,268	11,181	12,651
Others	131,685	103,137	76,559	54,963
Total commissions expenses	1,669,168	1,451,846	918,235	769,458

17.4.       Other operating income

The following table sets forth the detail of other operating income net for the six-months period ended June 30, 2024 and 2023 and the three-months period from April 01 to June 30, 2024 and 2023:

	Accumulated		Quarterly
Other operating income	2024	2023	2024	2023
In millions of COP
Leases and related services	902,031	849,020	441,935	431,320
Net foreign exchange and Derivatives Foreign exchange contracts(1)	163,051	736,434	143,537	452,635
Investment property valuation(2)	51,820	122,485	44,001	36,998
Insurance(3)	37,987	54,636	11,125	27,819
Gains on sale of assets(4)	32,995	91,060	15,090	43,497
Other reversals	26,168	13,881	7,304	4,209
Logistics services(5)	23,160	88,405	11,245	44,878
Penalties for failure to contracts	4,986	7,931	2,304	4,641
Others	128,215	145,753	64,543	73,728
Total other operating income	1,370,413	2,109,605	741,084	1,119,725

(1) Corresponds to the management of assets and liabilities in foreign currencies and the volatility of the U.S. dollar.

(2) In 2024, the decrease occurs due to the indexation of properties to the UVR and due to updating the appraisals of investment properties.

(3) Corresponds to income from insurance operations of Seguros Agromercantil S.A., subsidiary domiciled in Guatemala.

(4) Corresponds mainly to lower gains on assets held for sale, mostly vehicles and assets returned from leasing contracts.

(5) The decrease is mainly due to the total closure of operations of the subsidiary Transportempo.

17.5.       Dividends and net income on equity investments

The following table sets forth the detail of dividends received, and share of profits of equity method investees for the six-months period ended June 30, 2024 and 2023 and the three-months period from April 01 to June 30, 2024 and 2023:

	Acumulated		Quarterly
Dividends and net income on equity investments	2024	2023	2024	2023
In millions of COP
Equity method(1)	133,312	129,052	56,023	36,769
Dividends(2)	33,867	56,192	23,867	32,312
Equity investments and other financial instruments(3)	(8,183)	(11,212)	(5,701)	(11,685)
Impairment of investments in joint ventures(4)	(313,284)	-	(313,284)	-
Others(5)	13,520	54,874	13,520	54,874
Total dividends and net income on equity investments	(140,768)	228,906	(225,575)	112,270

(1) As of June 30, 2024 and 2023, corresponds to income from equity method of investments in associates for COP 188.466 and COP 170,983 (includes valuation of investments in associates at fair value), respectively, and joint ventures for COP (55,154) and COP (41,931), respectively.

(2) As of June 30, 2024 and 2023, includes dividends received from equity investments at fair value through profit or loss for COP 1,224 and COP 729 and investments derecognised for COP 0 and COP 14, respectively; dividends from equity investments at fair value through OCI for COP 12,623 and COP 19,197, respectively, and returns received of the associate at fair value P.A. Viva Malls for COP 20,020 and COP 36,252, respectively.

(3) For 2024, the variation is mainly explained by the valuation of Civico's investment registered in Sinesa and the investment portfolio of Valores Bancolombia.

(4)As of June 30, 2024, impairment of investments in joint ventures recognized in the Investment Banking segment for COP 156,205, in Bancolombia for COP 156,051 were recognized in Banking Colombia and in Negocios Digitales for COP 31 recognized in other segments.

(5) For 2024, there is a gain from the purchase in advantageous conditions of P.A. Cedis Sodimac for COP 13,520 and for 2023 for the purchase of P.A. Nomad Cabrera for COP 31,117 and P.A. Nomad Central for COP 23,757.

NOTE 18. OPERATING EXPENSES

18.1.       Salaries and employee benefit

The detail for salaries and employee benefits for the six and three-months period ended June 30, 2024 and 2023 are as follows:

	Accumulated		Quarterly
Salaries and employee benefit	2024	2023	2024	2023
In millions of COP
Salaries(1)	1,211,954	1,150,516	602,370	572,287
Social security contributions	314,303	284,170	154,432	141,066
Bonuses(2)	307,329	443,545	153,956	209,541
Private premium(3)	287,230	339,033	123,555	192,033
Indemnization payment	158,201	87,714	112,267	54,286
Other benefits(4)	404,330	371,796	201,816	184,768
Total Salaries and employee benefit	2,683,347	2,676,774	1,348,396	1,353,981
(1)	This is mainly explained by salary increases indexed to inflation.
(2)	Corresponds mainly to bonuses for employees in accordance with the variable compensation model of the Bank.
(3)	This is mainly explained by the adjustment to the provision in accordance with actuarial calculations.
(4)	Includes vacations, severance and interest on severance, pension and employee benefits, mainly policy benefits, training and recreation.

18.2.       Other administrative and general expenses

The details for administrative and general expenses for the six and three-months period ended June 30, 2024 and 2023 are as follows:

	Accumulated		Quarterly
Other administrative and general expenses	2024	2023	2024	2023
In millions of COP
Maintenance and repairs	446,345	425,180	228,343	216,432
Fees(1)	404,381	431,832	215,901	224,721
Insurance	360,597	365,601	177,577	181,403
Data processing	242,742	219,026	128,276	111,377
Frauds and claim (2)	174,965	134,495	82,938	73,398
Transport	123,955	115,854	65,966	58,586
Advertising	67,676	67,560	41,442	39,964
Cleaning and security services	65,094	65,910	32,894	34,243
Public services	64,153	60,171	34,096	30,907
Contributions and affiliations	60,321	63,954	30,318	32,010
Useful and stationery(3)	55,022	22,769	34,090	10,068
Communications	37,062	38,632	18,106	19,063
Properties improvements and installation	25,035	25,337	14,968	14,879
Disputes, fines and sanctions(4)	22,855	13,400	6,216	4,408
Real estate management	18,732	16,877	9,575	8,512
Travel expenses	13,185	15,073	7,311	8,266
Publications and subscriptions	11,948	11,509	6,157	6,203
Others	243,672	246,679	125,814	124,541
Total other administrative and general expenses	2,437,740	2,339,859	1,259,988	1,198,981
Taxes other than income tax(5)	780,826	694,729	389,932	346,834

(1)	The decrease is mainly explained by lower digital transformation fees.
(2)	The increase is generated mainly in virtual transactions and card frauds.
(3)	The increase is mainly generated by the issuance of debit and credit cards.
(4)	The increase is mainly due to commercial litigation.
(5)	The increase mainly generates in industry and commerce taxes and value added tax (IVA).

18.3.       Impairment, depreciation and amortization

The detail for Impairment, depreciation and amortization for the six and three-months period ended June 30, 2024 and 2023 are as follows:

	Accumulated		Quarterly
Impairment, depreciation and amortization	2024	2023	2024	2023
In millions of COP
Depreciation of premises and equipment(1)	325,919	294,316	160,999	152,930
Depreciation of right-of-use assets	99,374	120,710	49,677	58,755
Amortization of intangible assets	102,687	95,307	53,881	49,627
Impairment of other assets, net(2)	36,695	20,940	25,176	9,865
Total impairment, depreciation and amortization	564,675	531,273	289,733	271,177

(1)See Note 9. Premises and equipment, net.

(2)Includes impairment of property and equipment for COP 422 in 2024 and COP 1,480 in 2023.

NOTE 19. EARNING PER SHARE (‘EPS’)

Basic EPS is calculated by reducing the income from continuing operations by the amount of dividends declared in the current period for each class of stock and by the contractual amount of dividends that must be paid for the current period. The remaining income is allocated according to the participation of each class of stock as if all the earnings for the period had been distributed. EPS is determined by dividing the total earnings allocated to each security by the weighted average number of common shares outstanding.

Diluted EPS is calculated by adjusting the average number of common and preferred shares outstanding to simulate the conversion of all dilutive potential common shares. The Bank had no dilutive potential common shares as of June 30, 2024 and 2023.

The following table summarizes information related to the computation of basic EPS for the six and three-month periods ended June 30, 2024 and 2023 (in millions of pesos, except per share data):

	Accumulated		Quarterly
	2024	2023	2024	2023
Income from continuing operations before attribution of non-controlling interests	3,146,765	3,246,455	1,461,754	1,484,162
Less: Non-controlling interests from continuing operations	43,519	69,187	21,980	23,671
Net income from controlling interest	3,103,246	3,177,268	1,439,774	1,460,491
Less: Preferred dividends declared	770,703	770,703	385,864	385,864
Less: Allocation of undistributed earnings to preferred stockholders	672,846	707,641	283,606	293,344
Net income allocated to common shareholders for basic and diluted EPS	1,659,697	1,698,924	770,304	781,283
Weighted average number of common shares outstanding used in basic EPS calculation (In millions)	510	510	510	510
Basic and diluted earnings per share to common shareholders	3,256	3,333	1,511	1,533
Basic and diluted earnings per share from continuing operations	3,256	3,333	1,511	1,533

NOTE 20. RELATED PARTY TRANSACTIONS

The parent company is Bancolombia S.A. and transactions between companies included in the consolidation process and the Parent company meet the definition of related party transactions and were eliminated from the Condensed Consolidated Interim Financial Statements.

The Bank offers banking and financial services to its related parties in order to meet their transactional needs for investment and liquidity in the ordinary course of business. These transactions are carried out in terms similar to those of transactions with third parties. In the case of treasury operations, Bancolombia operates between its own position and its related parties through transactional channels or systems established for this purpose and under the conditions established by current regulations.

The details of transactions with related parties as of December 31, 2023, are included in the annual report of the consolidated financial statements of 2023, in the six-month period ended June 30, 2024, there were no transactions with related parties that materially affected the financial position or results of the Bancolombia Group.

NOTE 21. LIABILITIES FROM FINANCING ACTIVITIES

The following table presents the reconciliation of the balances of liabilities from financing activities as of June 30, 2024 and 2023:

	Balance as of January 1, 2024	Cash flows	Non-cash changes			Balance as of June 30, 2024
			Foreign currency translation adjustment	Interests accrued	Other movements
	In millions of COP
Liabilities from financing activities
Repurchase agreements and other similar secured borrowing	470,295	110,501	14,187	-	-	594,983
Borrowings from other financial institutions (1)	15,648,606	(4,548,843)	1,103,927	734,351	718	12,938,759
Debt securities in issue (1)	14,663,576	(44,786)	893,365	595,519	-	16,107,674
Preferred shares (2)	584,204	(57,702)	-	28,650	-	555,152
Total liabilities from financing activities	31,366,681	(4,540,830)	2,011,479	1,358,520	718	30,196,568
(1)	The cash flows disclosed in this table related with Borrowings from other financial institutions and Debt securities in issue include the interests paid during the year amounting to COP 807,150 and COP 564,979, respectively, which are classified as cash flows from operating activities in the Condensed Consolidated Interim Statement of Cash Flow.
(2)	The cash flow amounting to COP 57,702 corresponds to the fixed minimum dividend paid to the preferred shares' holders and is included in the line "dividends paid" of the Condensed Consolidated Interim Statement of Cash Flow, which includes the dividends paid during the year to both preferred and common shares holders.

For further information see Note 12 Borrowings from other financial institutions and Note 13 Debt instruments in issue, respectively.

	Balance as of January 1, 2023	Cash flows	Non-cash changes			Balance as of June 30, 2023
			Foreign currency translation adjustment	Interests accrued	Other movements
	In millions of COP
Liabilities from financing activities
Repurchase agreements and other similar secured borrowing	189,052	342,104	(1,047)	-	-	530,109
Borrowings from other financial institutions (1)	19,692,638	(442,039)	(2,618,815)	813,515	786	17,446,085
Debt securities in issue (1)	19,575,988	(778,191)	(1,916,603)	762,372	-	17,643,566
Preferred shares (2)	584,204	(57,702)	-	28,650	-	555,152
Total liabilities from financing activities	40,041,882	(935,828)	(4,536,465)	1,604,537	786	36,174,912
(1)	The cash flows disclosed in this table related with Borrowings from other financial institutions and Debt securities in issue include the interests paid during the year amounting to COP 826,758 and COP 719,411, respectively, which are classified as cash flows from operating activities in the Condensed Consolidated Interim Statement of Cash Flow.
(2)	The cash flow amounting to COP 57,702 corresponds to the fixed minimum dividend paid to the preferred shares' holders and is included in the line "dividends paid" of the Condensed Consolidated Interim Statement of Cash Flow, which includes the dividends paid during the year to both preferred and common shares holders.

NOTE 22. FAIR VALUE OF ASSETS AND LIABILITIES

The following table presents the carrying amount and the fair value of the assets and liabilities as of June 30, 2024 and December 31, 2023:

Assets and liabilities	June 30, 2024		December 31, 2023
	Carrying amount	Fair value	Carrying amount	Fair value
In millions of COP
Assets
Debt instruments at fair value through profit or loss	17,020,038	17,020,038	12,096,407	12,096,407

Assets and liabilities	June 30, 2024		December 31, 2023
	Carrying amount	Fair value	Carrying amount	Fair value
In millions of COP
Debt instruments at fair value through OCI	5,350,499	5,350,499	6,148,177	6,148,177
Debt instruments at amortized cost	7,539,451	7,521,613	6,848,082	6,840,867
Derivative financial instruments	3,444,239	3,444,239	6,252,270	6,252,270
Equity securities at fair value	632,732	632,732	543,210	543,210
Other financial instruments(1)	30,914	30,914	38,319	38,319
Loans and advances to customers at amortized cost, net(2)	251,427,847	255,681,512	237,728,544	239,105,396
Investment property	5,423,018	5,423,018	4,709,911	4,709,911
Investments in associates(3)	1,812,781	1,812,781	1,670,782	1,670,782
Total	292,681,519	296,917,346	276,035,702	277,405,339
Liabilities
Deposits by customers	257,869,276	258,372,722	247,941,180	249,340,519
Interbank deposits	511,000	511,000	606,141	606,141
Repurchase agreements and other similar secured borrowing	594,983	594,983	470,295	470,295
Derivative financial instruments	3,680,218	3,680,218	6,710,364	6,710,364
Borrowings from other financial institutions	12,938,759	12,938,759	15,648,606	15,648,606
Preferred shares	555,152	398,750	584,204	394,550
Debt instruments in issue	16,107,674	16,005,787	14,663,576	14,468,650
Total	292,257,062	292,502,219	286,624,366	287,639,125
(1)	For further information see Note 5.1. Financial assets investments.
(2)	As of December 31, 2023, the fair value of the loans was undervalued by COP 333,672 due to the omission of a change in an input related to observable market rates. Upon detecting the inaccuracy, the Management proceeded to recalculate, finding that the difference with the previously disclosed value does not result in material impacts.
(3)	Corresponds to investments in associates P.A. Viva Malls and Distrito Vera.

Fair value hierarchy

IFRS 13 establishes a fair value hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable, that reflects the significance of inputs adopted in the measurement process. In accordance with IFRS the financial instruments are classified as follows:

Level 1: Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets or liabilities. An active market is a market in which transactions for the asset or liability being measured take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. Level 2 generally includes: (i) quoted prices for similar assets or liabilities in active markets; (ii) quoted prices for identical or similar assets or liabilities in markets that are not active, that is, markets in which there are few transactions for the asset or liability.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain retained residual interests in securitizations, asset-backed securities (ABS) and highly structured or long-term derivative contracts where independent pricing information was not able to be obtained for a significant portion of the underlying assets.

Valuation process for fair value measurements

The valuation to fair value prices is performed using prices, methodologies and inputs provided by the official pricing services provider (Precia - Proveedor de Precios para Valoración S.A.) to the Bank.

All methodologies and procedures developed by the pricing services provider are supervised by the Financial Superintendence of Colombia, which has not objected to them.

On a daily basis, the back-office Service Valuation Officer (SVO) verifies the valuation of investments, and the Credit and Financial Risk Manager area reports the results of the portfolio’s valuation.

Fair value measurement

Assets and liabilities

a. Debt instruments

The Bank assigns prices to those debt investments, using the prices provided by the official pricing services provider (Precia) and assigns the appropriate level according to the procedure described above. For securities not traded or over-the-counter such as certain bonds issued by other financial institutions, the Bank generally determines fair value utilizing internal valuation and standard techniques. These techniques include determination of expected future cash flows which are discounted using curves of the applicable currencies and the Colombian consumer price index (interest rate in this case), modified by the credit risk and liquidity risk. The interest rate is generally computed using observable market data and reference yield curves derived from quoted interest in appropriate time bandings, which match the timings of the cash flows and maturities of the instruments.

b. Equity securities and other financial instruments

The Bank performs the market price valuation of its investments in variable income using the prices provided by the official pricing services provider (Precia) and classifies those investments according to the procedure described above (Hierarchy of fair value section). Likewise, the fair value of unlisted equity securities and other financial instruments is based on an assessment of each individual investment using methodologies that include publicly-traded comparables derived by multiplying a key performance metric (e.g., earnings before interest, taxes, depreciation and amortization) of the portfolio company by the relevant valuation multiple observed for comparable companies, acquisition comparables, and if necessary considered, are subject to appropriate discounts for lack of liquidity or marketability. Interests in investment funds, trusts and collective portfolios are valued using the investment unit value determined by the fund management company. For investment funds where the underlying assets are investment properties, the investment unit value depends on the investment properties value, determined as described below in “i. Investment property”.

c. Derivative financial instruments

The Bank holds positions in standardized derivatives, such as futures over local stocks, and over the market representative rate. These instruments are evaluated according to the information provided by Precia, which perfectly matches the information provided by the Central Counterparty Clearing House – CCP.

Additionally, the Bank holds positions in Over The Counter (OTC) derivatives, which in the absence of prices, are valued using the inputs and methodologies provided by the pricing services provider, which have the no objection of the SFC.

The key inputs depend upon the type of derivative and the nature of the underlying instrument and include interest rate yield curves, foreign exchange rates, the spot price of the underlying volatility, credit curves and correlation of such inputs.

d. Credit valuation adjustment

The Bank measures the effects of the credit risk of its counterparties and its own creditworthiness in determining fair value of the swap, option and forward derivatives.

Counterparty credit-risk adjustments are applied to derivatives when the Bank’s position is a derivative asset and the Bank’s credit risk is incorporated when the position is a derivative liability. The Bank attempts to mitigate credit risk to third parties which are international banks by entering into master netting agreements. The agreements allow to offset or bring net amounts that are liabilities, derivates from transactions carried out by the different agreements. Master netting agreements take different forms and may allow payments to be made under a variety of other master agreements or other negotiation agreements between the same parties; some may have a monthly basis and others only apply at the time the agreements are terminated.

When assessing the impact of credit exposure, only the net counterparty exposure is considered at risk, due to the offsetting of certain same-counterparty positions and the application of cash and other collateral.

The Bank generally calculates the asset’s credit risk adjustment for derivatives transacted with international financial institutions by incorporating indicative credit related pricing that is generally observable in the market (Credit Default Swaps, “CDS”). The credit-risk adjustment for derivatives transacted with non-public counterparties is calculated by incorporating unobservable credit data derived from internal credit qualifications to the financial institutions and corporate companies located in each geography. The Bank also considers its own creditworthiness when determining the fair value of an instrument, including OTC derivative instruments if the Bank believes market participants would take that into account when transacting the respective instrument. The approach to measuring the impact of the Bank’s credit risk on an instrument transacted with international financial institutions is done using the asset swap curve calculated for subordinated bonds issued by the Bank in foreign currency. For derivatives transacted with local financial institutions, the Bank calculates the credit risk adjustment by incorporating credit risk data provided by rating agencies and released in the financial markets.

e. Impaired loans measured at fair value

The Bank measured certain impaired loans based on the fair value of the associated collateral less costs to sell. The fair values were determined as follows using external and internal valuation techniques or third party experts, depending on the type of underlying asset.

For vehicles under leasing arrangements, the Bank uses an internal valuation model based on price curves for each type of vehicle. Such curves show the expected price of the vehicle at different points in time based on the initial price and projection of economic variables such as inflation, devaluation and customs. The prices modelled in the curves are compared every six months with market information for the same or similar vehicles and in the case of significant deviation; the curve is adjusted to reflect the market conditions.

Other vehicles are measured using matrix pricing from a third party. This matrix is used by most of the market participants and is updated monthly. The matrix is developed from values provided by several price providers for identical or similar vehicles and considers brand, characteristics of the vehicles, and manufacturing date among other variables to determine the prices.

For real estate assets, a third-party qualified appraiser is used. The methodologies vary depending on the date of the last appraisal available for the property (the appraisal is estimated based on either of three approaches: cost, sales comparison and income approach, and is required every three years). When the property has been valued in the last 12 months and the market conditions have not shown significant changes, the most recent valuation is considered the fair value of the property.

For all other cases (for example, appraisals older than 12 months) the value of the property is updated by adjusting the value in the last appraisal for weighted factors such as location, type and characteristics of the property, size, structural conditions and the expected sales prices, among others. The factors are determined based on current market information gathered from several external real estate specialists.For all other cases (for example, appraisals older than 12 months) the value of the property is updated by adjusting the value in the last appraisal for weighted factors such as location, type and characteristics of the property, size, structural conditions and the expected sales prices, among others. The factors are determined based on current market information gathered from several external real estate specialists.

f. Assets held for sale measured at fair value less cost of sale

The Bank measures certain impaired foreclosed assets and premises and equipment held for sale based on fair value less costs to sell. The fair values were determined using external and internal valuation techniques, depending on the type of underlying asset. Those assets are comprised mainly of real estate properties for which the appraisal is conducted by experts considering factors such as the location, type and characteristics of the property, size, physical conditions and expected selling costs, among others. Likewise, in some cases the fair value is estimated considering comparable prices or promises of sale and offering prices from auctions process.

g. Mortgage-backed securities (“TIPS”) and Asset-Backed securities

The Bank invests in asset-backed securities for which underlying assets are mortgages and earnings under contracts issued by financial institutions and corporations, respectively. The Bank does not have a significant exposure to sub-prime securities. The asset-backed securities are denominated in local market TIPS and are classified as fair value through profit or loss. These asset-backed securities have different maturities and are generally classified by credit ratings.

TIPS are part of the Bank portfolio and its fair value is measured with published price by the official pricing services provider. These securities are leveled by margin and are assigned level 2 or 3 based on the Precia information.

Residual TIPS have their fair value measured using the discounted flow method, taking into account the amortization tables of the Titularizadora Colombiana, the betas in COP and UVR of Precia (used to construct the curves) and the margins; when they are residual TIPS of subordinated issues, a liquidity premium is applied. These securities are assigned level 3.

h. Investments in associates measured at fair value

The Bank recognizes its investments in P.A Viva Malls and P.A Distrito Vera as an associate at fair value. The estimated amount is provided by the fund manager as the variation of the units according to the units owned by the FCP Fondo Inmobiliario Colombia. The associate’s assets are comprised of investment properties which are measured using the following techniques: comparable prices, discounted cash flows, replacement cost and direct capitalization. For further information about techniques methodologies and inputs used by the external party see “Quantitative Information about Level 3 Fair Value Measurements”.

i. Investment property

The Bank’s investment property is valued by external experts, who use valuation techniques based on comparable prices, direct capitalization, discounted cash flows and replacement costs.

Assets and liabilities measured at fair value on a recurring basis

The following table presents for each of the fair-value hierarchy levels the Bank’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2024 and December 31, 2023:

Financial Assets
Type of instrument	June 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Investment securities
Debt instruments at fair value through profit or loss
Securities issued by the Colombian Government	5,969,903	955,272	-	6,925,175	4,363,135	362,470	-	4,725,605
Securities issued or secured by government entities	18,291	152,440	-	170,731	-	84,990	-	84,990
Securities issued by other financial institutions	170,884	534,039	74,246	779,169	41,003	654,446	78,729	774,178
Securities issued by foreign governments	5,878,849	3,016,277	-	8,895,126	3,621,960	2,652,440	-	6,274,400
Corporate bonds	118,349	111,801	19,687	249,837	125,010	97,940	14,284	237,234

Financial Assets
Type of instrument	June 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Total debt instruments at fair value through profit or loss	12,156,276	4,769,829	93,933	17,020,038	8,151,108	3,852,286	93,013	12,096,407
Debt instruments at fair value through OCI
Securities issued by the Colombian Government	57,981	2,520,934	-	2,578,915	61,427	-	2,664,295	2,725,722
Securities issued by other financial institutions	198,997	115,647	50,021	364,665	224,049	149,257	-	373,306
Securities issued by foreign governments	1,595,089	146,855	-	1,741,944	1,675,193	762,803	-	2,437,996
Corporate bonds	64,455	559,716	40,804	664,975	63,475	547,678	-	611,153
Total debt instruments at fair value through OCI	1,916,522	3,343,152	90,825	5,350,499	2,024,144	1,459,738	2,664,295	6,148,177
Total debt instruments	14,072,798	8,112,981	184,758	22,370,537	10,175,252	5,312,024	2,757,308	18,244,584
Equity securities
Equity securities	37,638	206,450	388,644	632,732	89,128	69,400	384,682	543,210
Total equity securities	37,638	206,450	388,644	632,732	89,128	69,400	384,682	543,210
Other financial assets
Other financial assets	-	-	30,914	30,914	-	-	38,319	38,319
Total other financial assets	-	-	30,914	30,914	-	-	38,319	38,319
Derivative financial instruments
Forwards
Foreign exchange contracts	-	838,005	1,069,734	1,907,739	-	3,308,258	1,073,648	4,381,906
Equity contracts	-	903	-	903	-	152	2,863	3,015
Total forwards	-	838,908	1,069,734	1,908,642	-	3,308,410	1,076,511	4,384,921
Swaps
Foreign exchange contracts	-	1,068,857	108,134	1,176,991	-	1,066,915	237,422	1,304,337
Interest rate contracts	92,124	150,272	12,110	254,506	130,792	206,011	15,621	352,424
Total swaps	92,124	1,219,129	120,244	1,431,497	130,792	1,272,926	253,043	1,656,761
Options
Foreign exchange contracts	460	49,423	54,217	104,100	6	136,979	73,603	210,588
Total options	460	49,423	54,217	104,100	6	136,979	73,603	210,588
Total derivative financial instruments	92,584	2,107,460	1,244,195	3,444,239	130,798	4,718,315	1,403,157	6,252,270
Investment properties
Lands	-	-	499,366	499,366	-	-	325,394	325,394
Buildings	-	-	4,923,652	4,923,652	-	-	4,384,517	4,384,517
Total investment properties	-	-	5,423,018	5,423,018	-	-	4,709,911	4,709,911
Investment in associates at fair value
Investment in associates at fair value	-	-	1,812,781	1,812,781	-	-	1,670,782	1,670,782
Total investment in associates at fair value	-	-	1,812,781	1,812,781	-	-	1,670,782	1,670,782
Total	14,203,020	10,426,891	9,084,310	33,714,221	10,395,178	10,099,739	10,964,159	31,459,076

Financial liabilities
Type of instrument	June 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Derivative financial instruments
Forwards
Foreign exchange contracts	-	1,694,552	203,183	1,897,735	-	4,458,528	67,825	4,526,353
Equity contracts	-	8,753	-	8,753	-	8,629	1,852	10,481
Total forwards	-	1,703,305	203,183	1,906,488	-	4,467,157	69,677	4,536,834
Swaps
Foreign exchange contracts	-	1,318,729	22,117	1,340,846	-	1,388,113	102,973	1,491,086
Interest rate contracts	93,495	233,043	10,228	336,766	126,728	312,051	11,078	449,857
Total swaps	93,495	1,551,772	32,345	1,677,612	126,728	1,700,164	114,051	1,940,943
Options
Foreign exchange contracts	427	95,691	-	96,118	19	232,568	-	232,587
Total options	427	95,691	-	96,118	19	232,568	-	232,587
Total derivative financial instruments	93,922	3,350,768	235,528	3,680,218	126,747	6,399,889	183,728	6,710,364
Total	93,922	3,350,768	235,528	3,680,218	126,747	6,399,889	183,728	6,710,364

Fair value of assets and liabilities that are not measured at fair value in the Statement of Financial Position

The following table presents for each of the fair-value hierarchy levels the Bank’s assets and liabilities that are not measured at fair value in the Statement of Financial Position, but for which the fair value is disclosed at June 30, 2024 and December 31, 2023:

Assets
Type of instrument	June 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 1		Level 1	Level 2	Level 1
In millions of COP
Debt instruments
Securities issued by the Colombian Government	145,051	-	-	145,051	67,514	-	-	67,514
Securities issued or secured by government entities	-	46,169	3,347,253	3,393,422	-	49,980	3,075,936	3,125,916
Securities issued by other financial institutions	246,036	56,221	263,164	565,421	209,178	280,662	55,112	544,952
Securities issued by foreign governments	275,670	308,171	-	583,841	150,695	377,560	-	528,255
Corporate bonds	1,003,178	12,962	1,817,738	2,833,878	774,624	12,620	1,786,986	2,574,230
Total – Debt instruments	1,669,935	423,523	5,428,155	7,521,613	1,202,011	720,822	4,918,034	6,840,867
Loans and advances to customers, net	-	-	255,681,512	255,681,512	-	-	239,105,396	239,105,396
Total	1,669,935	423,523	261,109,667	263,203,125	1,202,011	720,822	244,023,430	245,946,263

Liabilities
Type of instrument	June 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Deposits by customers	-	61,889,394	196,483,328	258,372,722	-	60,236,355	189,104,164	249,340,519
Interbank deposits	-	-	511,000	511,000	-	-	606,141	606,141
Repurchase agreements and other similar secured borrowing	-	-	594,983	594,983	-	-	470,295	470,295
Borrowings from other financial institutions	-	-	12,938,759	12,938,759	-	-	15,648,606	15,648,606
Debt instruments in issue	9,955,532	3,993,492	2,056,763	16,005,787	8,021,700	4,025,322	2,421,628	14,468,650
Preferred shares	-	-	398,750	398,750	-	-	394,550	394,550
Total	9,955,532	65,882,886	212,983,583	288,822,001	8,021,700	64,261,677	208,645,384	280,928,761

IFRS requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. Certain categories of assets and liabilities, however, are not eligible for fair value accounting. The financial instruments below are not measured at fair value on a recurring and nonrecurring basis:

Short-term financial instruments

Short-term financial instruments are valued at their carrying amounts included in the consolidated statement of financial position, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach was used for cash and cash equivalents, accrued interest receivable, customers’ acceptances, accounts receivable, accounts payable, accrued interest payable and bank acceptances outstanding.

Deposits from customers

The fair value of time deposits was estimated based on the discounted value of cash flows using the appropriate discount rate for the applicable maturity. Fair value of deposits with no contractual maturities represents the amount payable on demand as of the statement of financial position date.

Interbank deposits and repurchase agreements and other similar secured borrowings

Short-term interbank borrowings and repurchase agreements have been valued at their carrying amounts because of their relatively short-term nature. Long-term and domestic development bank borrowings have also been valued at their carrying amount because they bear interest at variable rates.

Borrowings from other financial institutions

The fair value of borrowings from other financial institutions were determined using discounted cash flow models. The cash flows projection of capital and interest was made according to the contractual terms, considering capital amortization and interest bearing. Subsequently, the cash flows were discounted using reference curves formed by the weighted average of the Bank’s deposit rates.

Debt instruments in issue

The fair value of debt instruments in issue, comprised of bonds issued by Bancolombia S.A. and its subsidiaries, was estimated substantially based on quoted market prices. The fair value of certain bonds which do not have a public trading market, were determined based on the discounted value of cash flows using the rates currently offered for bonds of similar remaining maturities and the Bank’s creditworthiness.

Preferred shares

In the valuation of the liability component of preferred shares related to the minimum dividend of 1% of the subscription price, the Bank uses the Gordon Model to price the obligation, taking into account its own credit risk, which is measured using the market spread based on observable inputs such as quoted prices of sovereign debt. The Gordon Model is commonly used to determine the intrinsic value of a stock based on a future series of dividends that are estimated by the Bank and growth at a constant rate considering the Bank’s own perspectives of the payout ratio.

Loans and advances to customers

Estimating the fair value of loans and advances to customers is considered an area of considerable uncertainty as there is no observable market. The loan portfolio is stratified into tranches and loans segments suchs as commercial, consumer, small business loans, mortgage and leasing. The fair value of loans and advances to customers and financial institutions is determined using a discounted cash flow methodology, considering each credit’s principal and interest projected cash flows to the prepayment date. The projected cash flows are discounted using reference curves according to the type of loan and its maturity date.

Items measured at fair value on a non-recurring basis

The Bank measures assets held for sale based on fair value less costs to sell. This category includes certain foreclosed assets and investments in associates held for sale. The fair values were determined using external and internal valuation techniques or third party experts, depending on the type of underlying asset. The following breakdown sets forth the fair value hierarchy of those assets classified by type:

Type of instrument	June 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Machinery and equipment	-	-	12,329	12,329	-	-	11,702	11,702
Real estate for residential purposes	-	-	155,937	155,937	-	-	117,476	117,476
Real estate different from residential properties	-	-	37,529	37,529	-	-	30,273	30,273
Total	-	-	205,795	205,795	-	-	159,451	159,451

Changes in level 3 fair-value category

The table below presents reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs at June 30, 2024 and 2023:

As of June 30, 2024

Type of instrument	Balance, January 1, 2024	Included in earnings	OCI	Purchases	Settlement	Reclassifications(1)	Prepaids	Transfers in to level 3	Transfers out of level 3	Balance, June 30, 2024
In millions of COP
ASSETS
Debt instruments at fair value though profit or loss
Securities issued or secured by other financial entities	78,729	(4)	-	4,519	(10,926)	-	(1,643)	9,138	(5,567)	74,246
Corporate bonds	14,284	647	-	371	-	-	-	4,385	-	19,687
Total	93,013	643	-	4,890	(10,926)	-	(1,643)	13,523	(5,567)	93,933
Debt instruments at fair value through OCI
Securities issued by the Colombian Government	2,664,295	-	-	-	(2,664,295)	-	-	-	-	-
Securities issued or secured by other financial entities	-	-	5	50,016	-	-	-	-	-	50,021
Corporate bonds	-	-	1,287	39,517	-	-	-	-	-	40,804
Total	2,664,295	-	1,292	89,533	(2,664,295)	-	-	-	-	90,825
Derivative financial instruments
Foreign exchange contracts	1,384,673	(62,945)	-	1,043,329	(1,054,191)	(8,263)	-	76,960	(147,478)	1,232,085

Type of instrument	Balance, January 1, 2024	Included in earnings	OCI	Purchases	Settlement	Reclassifications(1)	Prepaids	Transfers in to level 3	Transfers out of level 3	Balance, June 30, 2024
In millions of COP
Interest rate contracts	15,621	(4,302)	-	5,565	(2,629)	(66)	-	3,376	(5,455)	12,110
Equity contracts	2,863	-	-	-	(2,863)	-	-	-	-	-
Total	1,403,157	(67,247)	-	1,048,894	(1,059,683)	(8,329)	-	80,336	(152,933)	1,244,195
Equity securities
Equity securities	384,682	1,360	19,576	4,163	(21,135)	-	-	-	(2)	388,644
Total	384,682	1,360	19,576	4,163	(21,135)	-	-	-	(2)	388,644
Other financial instruments
Other financial instruments	38,319	(7,405)		-						30,914
Total	38,319	(7,405)	-	-	-	-	-	-	-	30,914
Investment in associates
PA Viva Malls	1,661,679	133,512	-	-	-	-	-	-	-	1,795,191
PA Distrito Vera	9,103	2,831	-	5,656	-	-	-	-	-	17,590
Total	1,670,782	136,343	-	5,656	-	-	-	-	-	1,812,781
Total Assets	6,254,248	63,694	20,868	1,153,136	(3,756,039)	(8,329)	(1,643)	93,859	(158,502)	3,661,292
LIABILITIES
Derivative financial instruments
Foreign exchange contracts	170,798	18,019	-	71,754	(60,961)	(8,263)	-	132,722	(98,769)	225,300
Interest rate contracts	11,078	(119)	-	20	(1,900)	(66)	-	9,975	(8,760)	10,228
Equity contracts	1,852	-	-	-	(1,852)	-	-	-	-	-
Total	183,728	17,900	-	71,774	(64,713)	(8,329)	-	142,697	(107,529)	235,528
Total liabilities	183,728	17,900	-	71,774	(64,713)	(8,329)	-	142,697	(107,529)	235,528
(1)	From derivative assets to derivative liabilities classified in level 3 and vice versa.

As of June 30, 2023

Type of instrument	Balance, January 1, 2023	Included in earnings	OCI	Purchases	Settlement	Reclassifications(1)	Prepaids	Transfers in to level 3	Transfers out of level 3	Balance, June 30, 2023
In millions of COP
ASSETS
Debt instruments at fair value though profit or loss
Securities issued or secured by other financial entities	81,389	7,355	-	1,003	(7,736)	-	(5,330)	4,279	-	80,960
Total	81,389	7,355	-	1,003	(7,736)	-	(5,330)	4,279	-	80,960
Debt instruments at fair value through OCI
Securities issued by the Colombian Government	-	-	31,482	2,490,647	-	-	-	-	-	2,522,129
Total	-	-	31,482	2,490,647	-	-	-	-	-	2,522,129
Derivative financial instruments
Foreign exchange contracts	1,163,336	32,705	-	1,513,367	(493,734)	(293,934)	-	193,635	(264,267)	1,851,108
Interest rate contracts	29,170	(6,644)	-	2,003	(2,909)	(177)	-	920	(7,018)	15,345
Equity contracts	105	-	-	-	(105)	-	-	-	-	-
Total	1,192,611	26,061	-	1,515,370	(496,748)	(294,111)	-	194,555	(271,285)	1,866,453
Equity securities
Equity securities	462,253	(285)	(2,901)	3,700	(1,021)	-	-	-	-	461,746
Total	462,253	(285)	(2,901)	3,700	(1,021)	-	-	-	-	461,746
Other financial instruments
Other financial instruments	42,171	(20,727)	-	5,057	-	-	-	-	-	26,501
Total	42,171	(20,727)	-	5,057	-	-	-	-	-	26,501
Investment in associates
PA Viva Malls	1,530,459	126,307	-	917	-	-	-	-	-	1,657,683
PA Distrito Vera	1,697	(12)	-	-	-	-	-	-	-	1,685
Total	1,532,156	126,295	-	917	-	-	-	-	-	1,659,368
Total Assets	3,310,580	138,699	28,581	4,016,694	(505,505)	(294,111)	(5,330)	198,834	(271,285)	6,617,157
LIABILITIES
Derivative financial instruments
Foreign exchange contracts	348,027	141,187	-	181,497	(131,393)	(293,934)	-	36,685	(56,598)	225,471
Interest rate contracts	51,662	(4,597)	-	13,304	(14,011)	(177)	-	19,284	(26,617)	38,848
Total	399,689	136,590	-	194,801	(145,404)	(294,111)	-	55,969	(83,215)	264,319

Type of instrument	Balance, January 1, 2023	Included in earnings	OCI	Purchases	Settlement	Reclassifications(1)	Prepaids	Transfers in to level 3	Transfers out of level 3	Balance, June 30, 2023
In millions of COP
Total liabilities	399,689	136,590	-	194,801	(145,404)	(294,111)	-	55,969	(83,215)	264,319
(1)	From derivative assets to derivative liabilities classified in level 3 and vice versa.

Level 3 fair value rollforward

The following were the significant level 3 transfers at June 30, 2024 and 2023:

As of June 30, 2024 and 2023, net transfers in the Bank for COP 45,404 and COP 188,070, respectively, from level 3 to level 2 of derivatives foreign exchange contracts and interest rate contracts, it was presented due to the transfer of the credit risk of the counterparty to the own credit risk. As of June 30, 2024, net transfers for COP (62,361), from level 2 to level 3 of the derivative foreign exchange contracts and interest rate contracts, it was presented due to the transfer of the credit risk from the Bank to the credit risk of the counterparty.

As of June 30, 2024 and 2023, unrealized gains and losses on debt instruments were COP 643 and COP 7,355; equity securities COP 1,360 and COP (285), respectively.

Transfers between level 1 and level 2 of the fair value hierarchy

The table below presents the transfers for all assets and liabilities measured at fair value on a recurring basis between level 1 and level 2 as of June 30, 2024 and December 31, 2023:

Type of instrument	June 30, 2024		December 31, 2023
	Transfers level 1 to level 2	Transfers level 2 to level 1	Transfers level 1 to level 2	Transfers level 2 to level 1
In millions of COP
Debt instruments at fair value though profit or loss
Securities issued or secured by foreign government	-	929	1,712	-
Securities issued or secured by government entities	-	17,067	13,619	-
Securities issued by the Colombian Government	3,721	-	-	-
Corporate bonds	-	-	-	8,397
Securities issued or secured by other financial entities	-	1,848	1,848	-
Total	3,721	19,844	17,179	8,397
Debt instruments at fair value through OCI
Securities issued or secured by foreign government	-	327,888	572,800	-
Securities issued or secured by other financial entities	-	60,636	64,944	-
Corporate bonds	-	-	-	95,572
Total	-	388,524	637,744	95,572
Equity securities
Equity securities	61,459	13,202	13,740	7
Total	61,459	13,202	13,740	7

As of June 30, 2024, the Bank transferred securities from level 1 to level 2, because such securities had lower liquidity and lower trading in an active market.

All transfers are assumed to occur at the end of the reporting period.

Quantitative information about level 3 fair value measurements

The fair value of financial instruments is, in certain circumstances, measured using valuation techniques that incorporate assumptions that are not evidenced by prices from observable market transactions in the same instrument and are not based on observable market data. Changing one or more of the inputs to the valuation models to reasonably possible alternative assumptions would change the fair values and therefore a valuation adjustment would be recognized in profit or loss. Favorable and unfavorable changes are determined on the basis of changes in the value of the instrument as a result of varying the levels of the unobservable input as described in the table below.

The following table sets forth information about significant unobservable inputs related to the Bank’s material categories of level 3 financial assets and liabilities and the sensitivity of these fair values to reasonably possible alternative assumptions.

As of June 30, 2024

Financial instrument	Fair value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
In millions of COP
Debt instruments
Securities issued by other financial institutions
TIPS	63,854	Discounted cash flow	Yield	0.00% to 9.67%	3.33%	61,838	65,966
			Prepayment Speed	n/a n/a	n/a n/a	65,536 60,696	n/a n/a
Time deposits	8,345	Discounted cash flow	Prepayment Speed Interest rate	0.91% to 6.20%	2.71%	8,113	8,416
Total securities issued by other financial institutions	72,199
Other bonds
Other bonds	52,068	Discounted cash flow	Yield	0.17% to 1.06%	1.02%	51,168	54,061
Corporate bonds
Corporate bonds	60,491	Discounted cash flow	Yield	-0.02% to 5.25%	2.04%	59,766	63,102
Total debt instruments	184,758
Equity securities
Equity securities	388,644	Price-based	Price	n/a	n/a	n/a	n/a
Other financial instruments
Other financial instruments	30,914	Internal valuation methodology	Internal valuation methodology	n/a	n/a	n/a	n/a
Derivative financial instruments
Forward	866,551	Discounted cash flow	Credit spread / Yield	0.00% to 40.05%	6.24%	864,776	868,215
Swaps	87,899	Discounted cash flow	Credit spread	0.00% to 50.15%	6.13%	85,478	91,026
Options	54,217	Discounted cash flow	Credit spread	0.14% to 34.19%	0.61%	53,808	54,392
Total derivative financial instruments	1,008,667
Investment in associates
P.A. Viva Malls	1,795,191	Price-based	Price	n/a	n/a	n/a	n/a
P.A. Distrito Vera	17,590	Price-based	Price	n/a	n/a	n/a	n/a
Total investment in associates	1,812,781

As of December 31, 2023

Financial instrument	Fair value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
In millions of COP
Debt instruments
Securities issued by other financial institutions
TIPS	74,087	Discounted cash flow	Yield	2.06% to 10.73%	5.48%	70,982	75,852
			Prepayment Speed Prepayment Speed	n/a n/a	n/a n/a	78,953 73,271	n/a n/a
Time deposits	4,642	Discounted cash flow	Yield / Interest rate	2.15% to 5.70%	3.78%	4,277	4,701
Total securities issued by other financial institutions	78,729
Securities issued by the Colombian Government
Bonds by government entities	2,664,295	Discounted cash flow	Yield	0.00% to 1.18%	1.17%	2,658,010	2,679,372
Corporate bonds
Corporate bonds	14,284	Discounted cash flow	Yield	3.49% to 3.49%	3.49%	13,700	14,912
Total debt instruments	2,757,308
Equity securities
Equity securities	384,682	Price-based	Price	n/a	n/a	n/a	n/a

Financial instrument	Fair value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
Other financial instruments
Other financial instruments	38,319	Internal valuation methodology	Internal valuation methodology	n/a	n/a	n/a	n/a
Derivative financial instruments
Forward	1,006,834	Discounted cash flow	Credit spread / Yield	0.00% to 50.58%	7.22%	1,004,399	1,009,283
Swaps	138,992	Discounted cash flow	Credit spread	0.00% to 63.39%	5.86%	139,451	138,577
Options	73,603	Discounted cash flow	Credit spread	0.13% to 33.77%	0.57%	73,048	73,870
Total derivative financial instruments	1,219,429
Investment in associates
P.A Viva Malls	1,661,679	Price-based	Price	n/a	n/a	n/a	n/a
P.A Distrito Vera	9,103	Price-based	Price	n/a	n/a	n/a	n/a
Total investment in associates	1,670,782

The following table sets forth information about valuation techniques used in the measurement of the fair value investment properties of the Bank, the significant unobservable inputs and the respective sensivity:

Methodology	Valuation technique	Significant unobservable input	Description of sensitivity

Sales Comparison Approach – SCA

The fair value assessment is based on the examination of prices at which similar properties in the same area recently sold. Since no two properties are identical the measurement valuation must take into account adjustments for the differences between the sold properties and those held by the Bank to earn rentals or for capital appreciation.

Comparable prices

The weighted average rates used in the capitalization methodology for revenues in the second quarter for 2024 are:

•   Direct capitalization: initial rate 8.19%.

•   Discounted cash flow: discount rate: 12.49%, terminal rate: 8.31%.

The same weighted rates for the last quarter of 2023 were:

•   Direct capitalization: initial rate 8.07%.

•   Discounted cash flow: discount rate: 12.44%, terminal rate: 8.25%.

The ratio between monthly gross income and real estate value directly administered by the FIC (rental rate) considering the differences in placements and individual factors between properties and in a weighted way in the second quarter of 2024 are 0.80% and for December 31, 2023 was 0.82%.

An increase (light, normal, considerable, significant) in the capitalization rate used would generate a decrease (significant, considerable, normal, light) in the fair value of the asset, and vice versa.

An increase (light, normal, considerable, significant) in the leases used in the valuation would generate a (significant, light, considerable) increase in the fair value of the asset, and vice versa.

Income Approach Used to estimate the fair value of the property by taking future net cash flows and discounting them at the capitalization rate.	Direct capitalization Discounted cash flows

Cost approach

Used to estimate the fair value of the property considering the cost to replace or build a property at the same or equal conditions of the asset to be measured, deducting the accumulated depreciation charge and adding-up the amount of the land.

Replacement cost

There has been no change to the valuation technique during the year 2024 for each asset.

NOTE 23. SUBSEQUENT EVENTS

Approval of Consolidated Financial Statements

These Condensed Consolidated Interim Financial Statements were approved by Chief Executive Financial for publication at August 09, 2024. The Financial Statements have been reviewed, not audited.

Repurchase Bonds maturing in 2025 and 2027 Bancolombia S.A.

On July 8, 2024, repurchase USD 2,013 of ordinary bonds maturing 2025 and USD 4,661 the subordinated bonds maturing 2027, issued by Bancolombia S.A., was carried out (the “Bonds”), whose public repurchase offer abroad was announced on June 3, 2024. These bonds were designated as hedging instruments in the net exposure of the investment in Banistmo, so the repurchase transaction originates a partial discontinuation of coverage in the amount of USD 6,674.

RISK MANAGEMENT

In the economic field, the months that have passed in 2024 have been characterized by positive results in terms of economic growth, while a gradual process of inflationary convergence that has slowed down the monetary normalization processes of most central banks in the world. In parallel, geopolitical conflicts, the global electoral super cycle and sociopolitical uncertainty at the local level have printed more volatility on assets during 2024.

In this context, a relevant event within the Bancolombia Group is the start of operations of Wenia Ltd. This new entity of the Group, incorporated in Bermuda and regulated by the Bermuda Monetary Authority (BMA), it has a Class F Digital Asset Business license, which can issue, sell and redeem digital assets, operate as a payment and digital asset exchange service provider, and offer wallet custody services. Wenia offers a stablecoin backed by the Colombian peso ("COPW"), digital asset exchange and custody, and transfers. Initially, its services are aimed only at Colombian citizens of legal age. Wenia's quarterly results may fluctuate significantly due to variations in cryptocurrency market trading volumes, affecting income, expenses and financial performance of the cryptoasset portfolio; and it's earnings depend on transaction fees, which vary depending on the payment method and transaction value, and these can have a high correlation with the market valuations of Bitcoin, Ethereum and other digital assets. Among other financial risks, there is market risks implied by the introduction of COPW, related to the loss of value of Colombian government bonds backing the stablecoin issuance.

Credit risk

Credit risk is the risk of an economic loss to the Bank due to a non-fulfillment of financial obligations by a customer or counterparty and arises principally from the decline on borrower´s creditworthiness or changes in the business climate. Credit risk is the single largest risk for the Bank's business; the Bank manages its exposure to credit risk.

The information below contains the maximum exposure to credit risk for the periods ending June 30, 2024 and December 2023:

June 30, 2024

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Loans and Advances	234,510,333	16,844,567	16,753,782	268,108,682
Commercial	131,486,672	5,756,755	9,057,801	146,301,228
Consumer	46,103,357	4,506,180	4,381,972	54,991,509
Mortgage	34,015,085	2,961,617	1,736,776	38,713,478
Small Business Loans	762,647	220,759	113,552	1,096,958
Financial Leases	22,142,572	3,399,256	1,463,681	27,005,509
Off-Balance Sheet Exposures	43,732,647	169,193	172,922	44,074,762
Financial Guarantees	12,070,332	16,738	141,815	12,228,885
Loan Commitments	31,662,315	152,455	31,107	31,845,877
Loss Allowance	3,373,602	2,695,075	10,857,784	16,926,461
Total	274,869,378	14,318,685	6,068,920	295,256,983

December 31, 2023

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Loans and Advances	222,372,889	16,042,661	15,536,097	253,951,647
Commercial	120,773,927	5,453,537	8,459,932	134,687,396
Consumer	46,060,615	4,407,067	4,124,087	54,591,769
Mortgage	32,210,648	2,628,654	1,411,106	36,250,408
Small Business Loans	774,571	260,303	110,143	1,145,017
Financial Leases	22,553,128	3,293,100	1,430,829	27,277,057

Off-Balance Sheet Exposures	39,266,370	154,567	157,801	39,578,738
Financial Guarantees	12,533,868	26,889	130,441	12,691,198
Loan Commitments	26,732,502	127,678	27,360	26,887,540
Loss Allowance	(3,854,240)	(2,581,460)	(10,042,022)	(16,477,722)
Total	257,785,019	13,615,768	5,651,876	277,052,663

Maximum exposure to credit risk of the loans and advances refers to the carrying amount at the end of the period. It does not take into account any collateral received or any other credit risk mitigants.

Maximum exposure to credit risk of financial guarantees and loan commitments corresponds to the total amount guaranteed at the end of the period. It does not take into account any collateral received or any other credit risk mitigants.

a.	Credit Risk Management - Loans and Advances

The first half of 2024 shows an economic performance with growth, despite a slow decline in inflation levels and interest rates, in addition to the geopolitical tensions that continue to exist globally. About that, proactive credit risk management was maintained through the monitoring and follow-up of customers and portfolios, the evaluation of the conditions and specific requirements of each one, as well as the development of methods, tools and models to optimize collection. Monitoring and reviewing the credit portfolio continues to be a key factor in identifying and applying proactive strategies at different stages of the credit cycle,

The risk management of the different types of operations throughout the stages of the credit cycle carried out by the Group is developed through compliance with the policies, procedures and methodologies established in the Risk Management System (in Colombia the Comprehensive Risk Management System - SIAR), which also includes the general criteria for assessing, qualifying, assuming, controlling and covering the aforementioned risk. In addition, the management has developed manuals of procedures and methodologies that specify the policies and procedures for the different products and segments served by the banks and that take into account the strategy approved by the Board of Directors for the monitoring and control of credit risk.

Country Risk

This risk refers to the possibility of an entity incurring losses as a result of financial operations abroad due to adverse economic and/or political conditions in the country receiving those operations, either because of restrictions on the transfer of foreign exchange or because of factors not attributable to the commercial and financial condition of the country receiving those operations. This definition includes, but is not limited to, sovereign risk (SR) and transfer risk (TR) associated with such factors.

The guidelines, policies and methodologies for country risks management are maintained in accordance with what was revealed as of December 31, 2023.

At the end of June 2024 compared to December 2023, no alerts were presented changes in the country ratings in any investment, nor were adjustments made for deterioration. Of the relevant movements, the transfer of the investment in Wenia Ltd. from other immaterial entities of the Group to Investment Banking is highlighted. The variation in the value of investments is mainly attributed to variation in the exchange rate, results of the period of foreign subsidiaries and distribution of dividends.

b.	Credit Quality Analysis - Loans and Financial Leases

At the end of June 2024, the Bank experienced positive dynamics in its portfolio compared to December 2023, with a 5.6% increase in the consolidated portfolio balance in local currency. Part of this increase is explained by the impact of the devaluation of the peso against the dollar during the analysis period of the foreign currency portfolio of the Group; additionally, during the period there was an increase in disbursements, especially in the Commercial portfolio, Corporate segment, across in all banks; the Mortgage portfolio remains stable with a slight upward trend in Colombia and Guatemala, while the Consumer and Microcredit modalities presented slight contractions in their balance in all regions except in Bancoagricola of Salvador.

The 30-day past due loan ratio (consolidated) at stood at 5.60% as of June 2024, showing an increase compared to 5.39% in December 2023. The level of the bank´s non-performing loans is mainly impacted by the deterioration of the commercial portfolio in the SME and business segments in Colombia and Panama, as well as the mortgage portfolio in all regions except El Salvador. Conversely, the consumer portfolio showed a general improvement, particularly in Colombia, Guatemala, and Panama. Macroeconomic factors, such as the downward trend in inflation and the gradual intervention of interest rates by central banks, have led to improved economic dynamics in the regions where the Group operates. However, an environment of economic uncertainty persists, continuing to affect consumption and significantly impacting the commerce, manufacturing, and construction sectors, which are fundamental pillars of the regional economy. All portfolios continue to be managed at different stages of the credit cycle in order to anticipate the materialization of risks and strategies for normalizing and containing the portfolio have been implemented.

Special Customer Administration (AEC)

The Bank implements proactive management in monitoring the credit risk of its clients, accompanied by extraordinary diagnostic spaces, early warning alert mechanisms, and general action strategies for client inclusion and follow-up.

As part of the monitoring strategies, the Bank has established a periodic committee to identify and manage risk situations arising from events that could potentially lead to a deterioration in the debtor's repayment capacity. This committee facilitates tailored solutions based on the circumstances of each client.

The amount and allowance of customer included in the described watch list, as of June 30, 2024 and December 2023 is shown below:

June 30, 2024

Watch List - June 2024
Million COP
Risk Level	Amount	%	Allowance
Level 1 – Low Risk	13,168,997	0.79%	103,623
Level 2 – Medium Risk	5,372,046	5.58%	299,932
Level 3 – High Risk	2,701,105	49.92%	1,348,405
Level 4 – High Risk	5,877,715	62.26%	3,659,681
Total	27,119,863	19.95%	5,411,641

December 31, 2023

Watch List - December 2023
Million COP
Risk Level	Amount	%	Allowance
Level 1 – Low Risk	14,358,838	1.02%	146,014
Level 2 – Medium Risk	4,744,341	7.38%	349,972
Level 3 – High Risk	2,886,649	53.31%	1,538,882
Level 4 – High Risk	5,239,356	73.24%	3,837,196
Total	27,229,184	21.57%	5,872,064

Risk Concentration – Loans and Advances

Concentration of loans by economic sector: The following table contains the detail of the portfolio of loans and financial leases by main economic activity of the borrower for the periods ending in June 2024 and December 2023:

June 30, 2024

Economic sector	Loans and advances
	Local	Foreign	Total
	In millions of COP
Agriculture	5,257,729	2,731,290	7,989,019
Petroleum and Mining Products	1,875,665	125,830	2,001,495
Food, Beverages and Tobacco	9,550,022	882,160	10,432,182
Chemical Production	4,615,911	26,920	4,642,831
Government	8,480,570	984,741	9,465,311
Construction	15,754,607	8,434,521	24,189,128
Commerce and Tourism	24,876,148	9,941,205	34,817,353
Transport and Communications	11,083,700	580,664	11,664,364
Public Services	12,269,579	1,876,043	14,145,622
Consumer Services	58,526,424	33,068,625	91,595,049
Commercial Services	29,238,621	11,723,041	40,961,662
Other Industries and Manufactured Products	9,758,675	6,445,991	16,204,666
Total	191,287,651	76,821,031	268,108,682

December 31, 2023

Economic sector	Loans and advances
	Local	Foreign	Total
	In millions of COP
Agriculture	5,162,973	2,488,789	7,651,762
Petroleum and Mining Products	1,846,238	234,523	2,080,761
Food, Beverages and Tobacco	9,147,936	888,429	10,036,365
Chemical Production	4,299,308	25,409	4,324,717
Government	8,369,707	887,448	9,257,155
Construction	16,202,035	5,561,782	21,763,817
Commerce and Tourism	23,803,830	11,068,049	34,871,879
Transport and Communications	9,574,318	351,176	9,925,494
Public Services	11,758,265	1,286,561	13,044,826

Consumer Services	59,032,642	32,965,565	91,998,207
Commercial Services	27,474,593	7,217,591	34,692,184
Other Industries and Manufactured Products	8,679,684	5,624,796	14,304,480
Total	185,351,529	68,600,118	253,951,647

Concentration of loan by maturity : The following table shows the ranges of maturity for the credit loans and financial leases, according for the remaining term for the completion of the contract of loans and financial leases for the periods ending in June 2024 and December 2023:

June 30, 2024

Maturity	Less Than 1 Year	Between 1 and 5 Years	Between 5 and 15 Years	Greater Than 15 Years	Total
In millions of COP
Commercial	42,442,926	63,513,671	39,564,051	780,580	146,301,228
Corporate	24,794,815	32,405,122	22,801,900	527,273	80,529,110
SME	4,600,917	7,354,754	2,386,587	70,356	14,412,614
Others	13,047,194	23,753,795	14,375,564	182,951	51,359,504
Consumer	1,266,588	26,596,091	26,413,082	715,748	54,991,509
Credit card	275,776	2,011,369	8,922,761	0	11,209,906
Vehicle	64,383	3,156,967	2,361,799	101	5,583,250
Order of payment	44,756	2,022,082	7,470,814	509,040	10,046,692
Others	881,673	19,405,673	7,657,708	206,607	28,151,661
Mortgage	70,360	1,088,582	10,048,018	27,506,518	38,713,478
VIS	11,311	274,730	2,331,847	11,958,960	14,576,848
Non-VIS	59,049	813,852	7,716,171	15,547,558	24,136,630
Finanacial Leases	1,438,673	8,990,233	13,008,796	3,567,807	27,005,509
Small business loans	245,292	613,837	187,129	50,700	1,096,958
Total gross loans and financial leases	45,463,839	100,802,414	89,221,076	32,621,353	268,108,682

December 31, 2023

Maturity	Less Than 1 Year	Between 1 and 5 Years	Between 5 and 15 Years	Greater Than 15 Years	Total
In millions of COP
Commercial	40,601,345	57,828,301	35,936,869	320,881	134,687,396
Corporate	22,360,108	27,329,312	19,970,727	183,507	69,843,654
SME	4,486,326	7,497,307	2,200,274	16,650	14,200,557
Others	13,754,911	23,001,682	13,765,868	120,724	50,643,185
Consumer	1,289,150	26,549,043	26,086,537	667,039	54,591,769
Credit card	417,390	1,755,518	9,034,823	0	11,207,731
Vehicle	55,295	2,982,439	2,371,163	329	5,409,226
Order of payment	57,211	1,872,546	7,061,605	470,527	9,461,889
Others	759,254	19,938,540	7,618,946	196,183	28,512,923
Mortgage	75,189	1,005,831	9,601,783	25,567,605	36,250,408
VIS	23,303	264,232	2,157,322	10,552,767	12,997,624
Non-VIS	51,886	741,599	7,444,461	15,014,838	23,252,784
Financial Leases	1,639,218	9,165,622	12,939,908	3,532,309	27,277,057
Small business loans	208,429	737,255	194,581	4,752	1,145,017
Total gross loans and financial leases	43,813,331	95,286,052	84,759,678	30,092,586	253,951,647

Concentration by past due days: The following table shows the loans and financial leases according to past due days. Loans or financial leases are considered past due if it is more than one month overdue (i.e. 31 days):

June 30, 2024

Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
In millions of COP
Commercial	140,669,531	698,537	309,082	1,375,480	3,248,598	146,301,228
Consumer	50,001,741	1,948,887	697,631	2,114,684	228,566	54,991,509
Mortgage	35,456,267	1,499,419	268,225	774,212	715,355	38,713,478
Financial Leases	25,997,218	361,533	54,129	213,705	378,924	27,005,509
Small Business Loan	968,322	43,730	15,864	52,379	16,663	1,096,958
Total	253,093,079	4,552,106	1,344,931	4,530,460	4,588,106	268,108,682

December 31, 2023

December 31, 2023
Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
In millions of COP
Commercial	129,866,971	500,794	205,141	1,777,620	2,336,870	134,687,396
Consumer	49,418,431	2,244,017	794,005	1,994,748	140,568	54,591,769
Mortgage	33,524,034	1,290,817	212,433	599,351	623,773	36,250,408
Financial Leases	26,436,493	247,124	56,434	196,578	340,428	27,277,057
Small Business Loans	1,005,725	50,138	14,859	58,244	16,051	1,145,017
Total	240,251,654	4,332,890	1,282,872	4,626,541	3,457,690	253,951,647

c.	Credit Risk Management – Other Financial Instruments

The portfolio is exposed to credit risks given the probability of incurring losses originated by the default in the payment of a coupon, principal and/or yields/dividends of a financial instrument by its issuer or counterparty. The probability of this type of events materializing may increase if there are scenarios of concentration in few issuers (counterparties) and whose credit performance is reflected by higher risk ratings; likewise, increases in credit risk may occur in scenarios in which the portfolio presents low levels of diversification at the level of type and sector of the counterparties with which financial asset transactions are carried out.

The Bank maintains the control and continuous monitoring of the assigned credit risk limits, as well as the consumption thereof. Additionally, the Bank follows up and manages alerts on counterparties and issuers of securities, based on public market information and news related to their performance; this allows mitigating the risks of default or reduction of value for the managed positions.

For credit risk management, each of the positions that make up the portfolio of the own position are adjusted to the policies and limits that have been defined and that seek to minimize the exposure to the same:

●	Term Limits
●	Credit Limits
●	Counterparty Limits
●	Master Agreement
●	Margin Agreements
●	Counterparty Alerts

d.	Credit Quality Analysis - Other Financial Instruments

In order to evaluate the credit quality of a counterparty or issuer (to determine a risk level or profile), the Bank relies on two rating systems: an external one and an internal one, both of which allow to identify a degree of risk differentiated by segment and country and to apply the policies that have been established for issuers or counterparties with different levels of risk, in order to limit the impact on liquidity and/or the income statement of the Bank.

External credit rating system is divided by the type of rating applied to each instrument or counterparty; in this way the geographic location, the term and the type of instrument allow the assignment of a rating according to the methodology that each examining agency uses.

Internal credit rating system: The “ratings or risk profiles” scale is created with a range of levels that go from low exposure to high exposure (this can be reported in numerical or alphanumerical scales), where the rating model is sustained by the implementation and analysis of qualitative and quantitative variables at sector level, which according to the relative analysis of each variable, determine credit quality; in this way the internal credit rating system aims to establish adequate margin in decision-making regarding the management of financial instruments.

In accordance with the criteria and considerations specified in the internal rating allocation and external credit rating systems methodologies, the following schemes of relation can be established, according to credit quality given to each one of the qualification scales:

Low Risk: All investment grade positions (from AAA to BBB-), as well as those issuers that according to the information available (financial statements, relevant information, external ratings, CDS, among others) reflect adequate credit quality.

Medium Risk: All speculative grade positions (from BB+ to BB-), as well as those issuers that according to the available information (Financial statements, relevant information, external qualifications, CDS, among others) reflect weaknesses that could affect their financial situation in the medium term.

High Risk: All positions of speculative grade (from B+ to D), as well as those issuers that according to the information available (Financial statements, relevant information, external qualifications, CDS, among others) reflect a high probability of default of financial obligations or that already have failed to fulfill them.

●	Credit Quality Analysis of the Bank

	Debt Instruments		Equity		Other financial instruments(1)		Derivatives(2)
	jun-24	dic-23	jun-24	dic-23	jun-24	dic-23	jun-24	dic-23
In Millions of COP
Maximum Exposure to Credit Risk
Low Risk	22,771,391	21,078,496	354,697	220,967	3,059	21,976	1,032,547	1,711,788
Medium Risk	4,527,110	827,469	0	17,354	12,444	-	111	316
Hihg Risk	2,629,896	3,242,504	2,384	587	2,967	2966	2,749	17,327
Without Rating	26,102	-	275,651	304,302	12,444	13,377	77,983	95319
Total	29,954,499	25,148,469	632,732	543,210	30,914	38,319	1,113,390	1,824,750

1) Corresponds to SAFE "Simple Agreement for Future Equity", in Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios, S.A. and Banagrícola S.A (For 2023). For the year 2022 were revealed as debt securities and equity.

(2) For derivatives transactions counterparty risk is disclosed as long as the valuation is positive.

●	Risk exposure by credit rating

	Other financial instruments
	June 2024	December 2023
In Millions of COP
Maximum Exposure to Credit Risk
Sovereign Risk	9,576,229	7,520,002
AAA	11,632,443	9,613,353

AA+	2,545,827	2,934,561
AA	722,808	761,139
AA-	169,967	285,253
A+	622,674	763,754
A	631,813	465,025
A-	257,097	396,755
BBB+	546,032	604,672
BBB	302,694	243,820
BBB-	185,921	1,808,396
Other	4,145,850	1,745,020
No rated	392,180	412,998
Total	31,731,535	27,554,748

●	Financial credit quality of other financial instruments that are not in default nor impaired in value

Debt instruments: 100% of the debt instruments are not in default.

Equity: The positions do not represent significant risks.

Derivatives: 99.9% of the credit exposure does not present incidences of material default. The remaining percentage corresponds to default events at the end of the period.

●	Maximum exposure level to the credit risk given:

	Maximum Exposure		Collateral		Net Exposure
	jun-24	dic-23	jun-24	dic-23	jun-24	dic-23
In Millions of COP
Maximum Exposure to Credit Risk
Debt Instruments	29,954,499	25,148,469	(1,247,240)	(1,407,484)	28,707,259	23,740,985
Derivatives	1,113,390	1,824,750	(411,405)	(698,662)	701,985	1,126,088
Equity	632,732	543,210	0	0	632,732	543,210
Other financial instruments	30,914	38,319	0	-	30,914	38,319
Total	31,731,535	27,554,748	(1,658,645)	(2,106,146)	30,072,890	25,448,602
Collateral Held (-) and Collateral Pledged (+)
●	Collateral - other financial instruments

Level of collateral: Respect to the type of asset or operation, a collateral level is determined according to the policies defined for each product and the market where the operation is carried out.

Assets held as collateral in organized markets: The only assets that can be received as collateral are those defined by the central counterparties, the stock market where the operation is negotiated, those assets that are settled separately in different contracts or documents, which can be managed by each organization and must comply with the investment policies defined by the Bank, taking into account the credit limit for each type of asset or operation received or delivered, which collateral received are the best credit quality and liquidity.

Assets received as bilateral collateral between counterparties: The collateral accepted in international OTC derivative operations is agreed on bilaterally in the Credit Support Annex (CSA)1 and with fulfillment in cash in dollars and managed by ClearStream. This company acts on behalf of Bancolombia for making international margin calls and providing a better management of the collateral.

Collateral adjustments for margin agreements: The adjustments will be determined by the criteria applied by both the external and internal regulations in effect, and at the same time, mitigation standards are maintained so that the operation fulfills the liquidity and solidity criteria for settlement.

Credit risk concentration - other financial instruments

1 A Credit Support Annex (CSA) provides credit protection by setting forth the rules governing the mutual posting of collateral. CSAs are used in documenting collateral arrangements between two parties that trade privately negotiated (over the counter) derivative securities. The trade is documented under a standard contract called a master agreement, developed by the International Swaps and Derivatives Association (ISDA).

According to the regulations, the Bank must control daily the risk of positions of the Bank’s companies where the same issuer or counterparty stands, below the legal limits. By the same way, the positions of the Bank are verified in respect of the authorized risk levels in each country to guarantee the alerts and positions limits, that are considered outside of the Bank risk appetite.

Currently, the Bank's positions do not exceed the concentration limit.

MARKET RISK

Bancolombia’s Bank currently measure the treasury book exposure to market risk (including OTC derivatives positions) as well as the currency risk exposure of the banking book, which is provided to the Treasury Division, using a VaR methodology established in accordance with “Chapter XXXI of the Basic Accounting Circular”, issued by the Financial Superintendence of Colombia.

The VaR methodology established by “Chapter XXXI of the Basic Accounting Circular” is based on the model recommended by the Amendment to the Capital Accord to Incorporate Market Risks of Basel Committee, which focuses on the treasury book and excludes investments classified as amortized cost which are not being given as collateral and any other investment that comprises the banking book. In addition, the methodology aggregates all risks by the use of correlations, through an allocation system based on defined zones and bands, affected by given sensitivity factors.

Bancolombia use different models with the purpose of measure risk exposure and the portfolio diversification effect, the main metrics are: i) the standard methodology required by the Financial Superintendence of Colombia, is established by “Chapter XXXI of the Basic Accounting Circular”, and ii) the internal methodology of historical weighted simulation, which use a confidence level of 99%, a holding period of 10 days, a time frame of 250 business days and hierarchical VaR limits.

The guidelines and principles of the Bank´s Market Risk Management have been keeping in accordance with disclose of December 31, 2023.

The total market risk VaR had an increase of 37.2%, from COP 1,096,000 on December 31, 2023 to COP 1,503,210 in June 30, 2024, this increase is explained by the exposure to different market risk factors. The risk factor leading the increment is the exchange rate, which registered a greater exposure to the US dollar; followed by the interest rate factor driven mainly by the increase in the portfolio in investments in United States government bonds and local public debt. The collective investment funds factor registered an increase mainly due a greater exposure of the Colombia Inmobiliario Fund, followed by the share price factor due to valuations in investments.

Factor	June 30, 2024 In millions of Colombian pesos
	End of Period	Average	Maximum June, 2024	Minimum January, 2024
Interest rate	492,287	477,874	492,287	453,240
Exchange rate	642,237	457,877	642,237	364,421
Stock price	347,947	347,135	347,947	346,694
Collective investment funds	20,739	23,074	20,739	18,005
VaR Total	1,503,210	1,305,960	1,503,210	1,182,360

Factor	December 31, 2023 In millions of Colombian pesos
	End of Period	Average	Maximum August, 2023	Minimum January, 2023
Interest rate	405,467	418,472	542,464	383,914
Exchange rate	332,662	185,624	295,572	95,115
Stock price	342,024	332,443	338,540	312,136
Collective investment funds	15,847	23,292	27,923	24,207
VaR Total	1,096,000	959,832	1,204,500	815,373

On the other hand, regarding the VaR measured with the internal, no relevant variations were identified in the VaR metrics at the end of the quarter, nor were any exceedances of the approved limits.

This exposure has been permanently monitored by the Board of Directors and is an input for the decision-making process to preserve the stability in the Bank.

Non-trading instruments market risk measurement

Interest Risk Exposure (Banking Book)

The Bancolombia Group performs a sensitivity analysis of interest rate risk, estimating the impact on the net interest margin of each position in the banking book using a repricing model and assuming a positive parallel change of 100 basis points (bps) in the rates.

Table 1 provides information about the interest rate risk sensitivity of the Bancolombia Group's banking book positions.

Table 1. Sensitivity to Interest Rate Risk of the Banking Book

The chart below provides information about interest rate risk sensitivity in local currency (COP) at June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
In millions of COP
Assets sensitivity 100 bps	1,142,621	1,152,782
Liabilities sensitivity 100 bps	579,089	595,749
Net interest income sensitivity 100 bps	563,532	557,033

The chart below provides information about interest rate risk sensitivity in foreign currency (US dollars) at June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
In thousand of USD
Assets sensitivity 100 bps	75,189	75,052
Liabilities sensitivity 100 bps	74,471	74,800
Net interest income sensitivity 100 bps	718	252

A positive net sensitivity denotes a higher sensitivity of assets than of liabilities and implies that a rise in interest rates will positively affect the Bank´s net interest income. A negative sensitivity denotes a higher sensitivity of liabilities than of assets and implies that a rise in interest rates will negatively affect the Bank´s net interest income. In the event of a decrease in interest rates, the impacts on net interest income would be opposite to those described above.

Total Exposure

As of June 30, 2024, the net sensitivity of the banking book in legal currency to positive and parallel variations in interest rates of 100 basis points was COP 563,532. The variation in the sensitivity of the net interest margin between December 2023 and June 2024 is presented by the decrease in liability sensitivity due to the reduction in the balance and an extension in repricing terms for CDTs, passive loans, and bonds indexed to floating rates.

On the other hand, the sensitivity to the net interest margin in foreign currency, assuming the same parallel displacement of 100 basis points presented an increase between December 31, 2023 and June 30, 2024, due to a rise in fixed-rate sensitive loans and a decline in passive loans at Bancolombia, Banistmo and BAM, which was partly offset by higher deposit accounts and CDTs at Banistmo and Bancolombia Panamá.

Liquidity risk

During the first quarter, Bancolombia presented a comfortable liquidity level, accomplishing with internal and mandatory ratios. Likewise, the alerts established for monitoring liquidity did not present breaches that could materialize any risk.  Additionally, liquid assets fullfilled the limits and comfortably covered the liquidity requirements of the Bank companies.

Liquidity risk exposure:

In order to estimate liquidity risk, the Bank measures a liquidity coverage ratio to ensure holding liquid assets sufficient to cover potential net cash outflows over 30 days. This indicator allows the Bank to meet liquidity coverage for the next month. The liquidity coverage ratio is presented as follows:

Liquidity Coverage Ratio	June 30, 2024	December 31, 2023
In millions of COP
Net cash outflows into 30 days	16,196,929	13,752,496
Liquid Assets	50,703,906	50,680,823
Liquidity coverage ratio*	313.05%	368.52%

The coverage indicator presented a reduction from 368.5% in December 2023 to 313.05% in June 2024, mainly explained by the increase in Bancolombia's liquidity requirement, due to the reduction in the projection of income in active liquidity operations and loans.

Liquid Assets

One of the main guidelines of the Bank is to maintain a solid liquidity position, therefore, the ALCO Committee, has established a minimum level of liquid assets, based on the funding needs of each subsidiary, to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Bank’s reputation.

The following table shows the liquid assets held by Bank:

Liquid Assets(1)	June 30, 2024	December 31, 2023
In millions of COP
High quality liquid assets
Cash	22,728,761	25,273,317
High quality liquid securities(2)	20,546,711	19,951,771
Other Liquid Assets
Other securities(3)	7,428,434	5,455,735
Total Liquid Assets	50,703,906	50,680,823

(1) Liquid assets: Liquid assets will be considered those that are easily realized and are part of the entity's portfolio or those that have been received as collateral in active operations in the money market and have not been subsequently used in passive operations in the money market. and do not have any mobility restrictions. The following are considered liquid assets: available assets, shares in open collective investment funds without a permanence agreement, shares registered on a stock exchange in Colombia that are eligible to be subject to repo or repo operations, and negotiable investments available for sale. sale of fixed income securities.

(2)  High quality securities are considered to be those available and the shares that are eligible to be subject to repo or repo operations, additionally for those entities that are in the group of OMAS Placement Agents (ACO) those liquid assets that receive the Banco de la República for its monetary expansion and contraction operations described in section 3.1.1 of the External Regulatory Circular DODM-142 of the Banco de la República or otherwise (if it is not ACO) only those securities that are mandatory listing in the market maker program. This applies to all securities that are accepted as collateral by the central banks of the geographies where the Bancolombia Group is located. The characteristic of high liquidity is possessed by the available, in all cases, and those liquid assets that central banks use for their monetary expansion and contraction operations. Liquid assets are adjusted for market liquidity and currency risk.

(3)  Other liquid assets: liquid assets that do not meet the quality characteristic are those included in this item.

Interest Rate Benchmark Reform

As part of the LIBOR benchmark reform that is being implemented since 2017 by the Financial Conduct Authority of the UK, in March of the present year, it was announced that the publication of LIBOR on a representative basis will cease for the one-week and two-month USD LIBOR settings immediately after December 31, 2021, and the remaining USD LIBOR settings immediately after June 30, 2023.

Grupo Bancolombia has taken the necessary measures to identify and implement the action plans required to address the discontinuation process of the LIBOR rate, among them, the approval of SOFR rate as the replacement rate of LIBOR in USD, which was approved by the Asset and Liability Management (ALM) Committee and the Risk Committee of the Board of Directors, to commenced with the development of products indexed to the new reference rate (SOFR).

The following tables provide a breakdown by currency and nature of financial instruments exposed to the LIBOR rate for the periods ending in June 2024 and December 2023:

June 30, 2024
millones COP
USD LIBOR[1]
Assets
Loans	26,867
Bonds
Derivatives
Total Assets	26,867
Liabilities
Loans	52
Term deposits	9,886
Total Liabilities	9,938

1Cessation date: USD LIBOR 06/30/23. Portfolio balances and market value of derivative transactions outstanding at June 30, 2024.

December 31, 2023
millones COP
USD LIBOR[1]
Assets
Loans	66,351
Bonds	-
Derivatives	-
Total Assets	66,351
Liabilities
Loans	323

Term deposits	6,750
Total Liabilities	7,073

1 Cessation date: USD LIBOR 06/30/23. Portfolio balances and market value of derivative transactions outstanding at December 31, 2023. These correspond to transactions conducted before June 30, 2023, whose maturity will occur according to the agreed contractual terms.

Risk

Any failure by market participants, such as the Bank, and regulators to successfully introduce benchmark rates to replace LIBOR and implement effective transitional arrangements to address the discontinuation of LIBOR could result in disruption of the financial and capital markets. In addition, the transition process to an alternative reference rate could impact the Bank’s business, financial condition or result of operations, as a result of:

●	An adverse impact in pricing, liquidity, value, return and trading for a broad array of financial products, loans and derivatives that are included in the Bank’s financial assets and liabilities.
●	Extensive changes to internal processes and documentation that contain references to LIBOR or use formulas that depend on LIBOR.
●	Disputes, litigation or other actions with counterparties regarding the interpretation and enforceability of provisions in LIBOR -based products such as fallback language or other related provisions.
●	The transition and development of appropriate systems and models to effectively transition the Bank’s risk management processes from LIBOR -based products to those based on one or more alternative reference rates in a timely manner; and
●	An increase in prepayments of LIBOR -linked loans by the Bank’s clients.

From January 2022, products indexed to the SOFR rate began to be offered, additionally it was defined not to carry new operations indexed to the LIBOR rate. In turn, as an organization, we will continue, during 2024, on the transition process of operations that are indexed to LIBOR.